   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 10, 2000


                           Registration No. 333-75749

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 6

                       ON FORM S-1 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  VIRAGEN, INC.
             (Exact name of registrant as specified in its charter)

                       Delaware                                  2836                            59-2101668
          ------------------------------------     ---------------------------------    -----------------------------
            (State or other jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
             Incorporation or organization           Classification Code Number)            Identification No.)


                              865 S.W. 78th Avenue
                                    Suite 100
                              Plantation, FL 33324
                            Telephone (954) 233-8746
               --------------------------------------------------
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                                   Copies to:

          Gerald Smith                         James M. Schneider, Esq.
      Chairman of the Board             Atlas, Pearlman, Trop & Borkson, P.A.
          Viragen, Inc.                      200 East Las Olas Boulevard
  865 SW 78th Avenue, Suite 100                      Suite 1900
    Plantation, Florida 33324              Fort Lauderdale, Florida 33301
         (954) 233-8746                            (954) 763-1200

-------------------------------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Approximate date of commencement of proposed
                 sale to the public: From time to time after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

         If this Form is a post-effective amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF SECURITIES TO     AMOUNT TO BE         OFFERING PRICE           AGGREGATE            AMOUNT OF
       BE REGISTERED                            REGISTERED           PER UNIT (1)         OFFERING PRICE(1)     REGISTRATION FEE
       ------------------------------------     ------------         ------------         -----------------     ----------------

       Common stock, $.01 par value per
       share, issuable upon the conversion of
       8% redeemable convertible promissory
       notes                                  9,912,622 (2)          $      0.52         $   5,155,000            $      1,562

       Common stock, $.01 par value per
       share, issuable upon exercise of
       common stock purchase warrants            932,039(3)                 0.52               485,000                     147

       Common stock, $.01 par value per
       share, issuable upon exercise of
       common stock purchase warrants            155,339(4)                 0.52                81,000                      25
                                           -------------                                 -------------            ------------

       Total                                  11,000,000                                 $   5,721,000            $      1,734
                                           =============                                 =============            ============


(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sale price for our common stock, $.01 par value per share, as reported on the NASDAQ National Market System at March 31, 1999.

(2) Includes up to an aggregate of 9,912,622 shares of our common stock issuable upon the conversion of our 8% redeemable convertible notes convertible at the lesser of $.644 or the lowest closing bid price of our common stock during the 10 consecutive trading days immediately preceding each conversion date of the notes.

(3) Includes up to an aggregate of 932,039 shares of our common stock issuable upon the exercise of warrants exercisable at the lower of $.773 or the lowest closing bid price of our common stock during the 10 consecutive trading days immediately preceding each conversion date of the notes.

(4) Includes an aggregate of up to 155,339 shares of our common stock issuable upon the exercise of warrants exercisable at $.773. Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered an additional number of shares as may be issuable as a result of the anti-dilution provisions of the notes and warrants, but not as a result of pure adjustments attributable to changes in market price.

         Viragen, Inc. hereby amends this registration statement on those date or dates as may be necessary to delay its effective date until Viragen shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on the date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              Subject to Completion

                            Dated February 10, 2000

                   Selling Security Holder Offering Prospectus

                                  Viragen, Inc.

                        6,220,121 shares of common stock


                         OTC Bulletin Board symbol: VRGN
                    Recent price: $1.40 at January 25, 2000.

The selling security holders will receive the proceeds from the re-sale of the shares. They may be considered underwriters within the meaning of the Securities Act of 1933 in connection with the sale of the shares offered.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is____________, 2000.

                                TABLE OF CONTENTS

                                                                 PAGE

Prospectus Summary                                                 3
Risk Factors                                                       6
Use of Proceeds                                                   11
Price Range of Common Stock and Dividend Policy                   12
Capitalization                                                    13
Selected Consolidated Financial Data                              14
Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                       15
Business                                                          22
Management                                                        33
Certain Transactions                                              40
Principal Stockholders                                            41
Selling Security Holders                                          42
Plan of Distribution                                              46
Description of Securities                                         46
Shares Eligible for Future Sale                                   48
Legal Matters                                                     48
Experts                                                           49
Additional Information                                            49
List of Financial Statements                                     F-1


         You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information contained in this document may only be accurate on the date of this document.

                               PROSPECTUS SUMMARY

         This summary highlights information included elsewhere in our prospectus. This summary does not include all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors."

OUR COMPANY

         Viragen, Inc. is in the business of researching and developing products which help the human immune system resist viral infections. We were organized in 1980. Our primary product is a natural interferon product named Omniferon(TM), which we produce using human white blood cells. Natural interferon stimulates and controls the human immune system. In addition, interferon may stem the growth of various viruses including those involved with diseases like hepatitis, multiple sclerosis, cancer and HIV/AIDS.

          Neither the United States Food and Drug Administration nor the European Union regulatory authorities has approved our product. When we refer to "product" later in this prospectus, we do not intend to imply that our product has regulatory approvals that will allow it to be marketed currently. Viragen will seek Food and Drug Administration and European Union regulatory authority approval for various uses of its Omniferon product in the future. This approval requires several years of clinical trials and substantial additional funds. We are concentrating our efforts in obtaining approval for our Omniferon product. This will be initially in the European Union and eventually from the Food and Drug Administration for the United States.

         Our affiliate, Viragen (Scotland) Ltd., has entered into a license and manufacturing agreement with the Common Services Agency of Scotland, and the Scottish National Blood Transfusion Service. As a result of this agreement, the Scottish National Blood Transfusion Service will help in the manufacture of our natural interferon product for exclusive distribution in the European Union and on a non-exclusive basis worldwide. The Scottish National Blood Transfusion Service will receive royalties and special access to our Omniferon product. We have also entered into agreements with the American Red Cross, America's Blood Centers and the German Red Cross for supplies of white blood cells. These sources of white blood cells will enable us to manufacture Omniferon in sufficient quantities to conduct planned European Union and United States clinical trials. Subject to regulatory approvals, these sources will also provide sufficient quantities of white blood cells for commercial manufacturing in the future.

         Our executive offices are located at 865 S.W. 78th Avenue, Suite 100, Plantation, FL 33324. Our telephone number is (954) 233-8746; our facsimile number is (954) 233-1414.

THE OFFERING

Common stock offered
  by selling security holders:             6,220,121 shares

Common stock to be outstanding
 after the offering:                       79,023,997 shares

                                           This number excludes 10,120,339
                                           shares of common stock reserved for
                                           issuance upon the conversion of
                                           preferred stock and exercise of
                                           outstanding options and warrants held
                                           by officers, directors, employees and
                                           consultants.

Use of proceeds:                           We will not receive any of the
                                           proceeds from re-sale of common stock
                                           offered by selling security holders.

OTC Bulletin Board symbol:                 VRGN

Risk factors:                              For a discussion of risks that you
                                           should consider before buying shares
                                           of our common stock from selling
                                           security holders, see "Risk Factors."

Summary financial data:

                    CONSOLIDATED STATEMENT OF OPERATIONS DATA
                      (in thousands, except per share data)


                                                                                                 Three Months Ended
                                                          Year Ended June 30,                       September 30,
                                     --------------------------------------------------------   ----------------------
                                        1999       1998        1997        1996        1995         1999      1998
                                     ---------- ---------- -----------   -------     --------   ---------- -----------
                                                                                                     (Unaudited)
Revenues ..........................   $    374    $  1,143    $  1,404    $    739    $    722    $     20    $    107
Net Loss ..........................    (10,651)     (7,856)     (4,775)     (4,672)     (3,952)     (2,863)     (2,398)
Loss attributable to common stock .    (11,653)    (10,354)    (14,674)     (5,570)     (3,955)     (2,865)     (3,036)
Loss per average common share .....      (0.19)      (0.21)      (0.37)      (0.15)      (0.12)      (0.04)      (0.06)
Weighted average shares outstanding     60,109      50,503      39,135      36,198      32,138      72,876      53,299


                         CONSOLIDATED BALANCE SHEET DATA
                                 (in thousands)


                                                                    June 30,                                  September 30,
                                      --------------------------------------------------------------------- -------------------
                                          1999          1998          1997           1996         1995             1999
                                      ------------- ------------- -------------- ------------- ------------ -------------------
                                                                                                               (Unaudited)
Working capital (deficit)                $  (2,290)     $  7,842       $ 29,331       $18,266      $ 1,614         $    (2,156)
Total assets                                 8,529        15,895         37,462        20,617        3,330               7,721
Long-term debt                                 352         7,466            239           116          857                 336
Stockholders' equity                         3,836         5,887         32,144        17,275        1,698               4,044


                                  RISK FACTORS

         An investment in our common stock is very risky. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and consider the following risk factors.

WE HAVE A HISTORY OF LOSSES DUE TO LACK OF SALES AND REGULATORY APPROVAL. IF WE DO NOT RECEIVE NECESSARY REGULATORY APPROVALS AND DEVELOP PROFITABLE OPERATIONS, WE WILL NEED TO TERMINATE OUR OPERATIONS. AS A RESULT, INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

         Since the organization of Viragen, we have incurred operating losses. Losses have totaled:

     o $2,862,529 for the three month period ended September 30, 1999,
     o $10,650,832 for the fiscal year ended June 30, 1999,
     o $7,856,136 for the fiscal year ended June 30, 1998, and
     o $4,775,245 for the fiscal year ended June 30, 1997.

At September 30, 1999, we had a total deficit since organization of $53,386,436 and a working capital deficit of $2,156,091.

         We presently produce a single product known as Omniferon(TM), a natural human leukocyte derived alpha interferon. However, because the United States Food and Drug Administration and the European Union regulatory authorities have not yet approved our natural interferon product, we cannot sell this product. As a result, we have no current source of income from operations.

         We will not be able to reduce our losses or operate profitably, until we obtain the necessary approvals to sell natural interferon. While we currently have a 10% interest in a company that is developing a product for the treatment of rheumatoid arthritis, we expect sales of natural interferon to be our primary source of income. Investors must understand that our natural interferon product may never receive the necessary approvals from regulatory authorities. In addition, even if the product is approved, we may not be able to recover sufficient profit from the sale of natural interferon. If we do not obtain the required approvals or we do not profit from the sale of natural interferon or other products, Viragen most likely will terminate its operations. In that case, those who have invested in Viragen will likely lose their entire investment.

         As a result of these conditions, our independent certified public accountants included an explanatory paragraph in their report dated September 17, 1999. Their report indicated that these conditions raised substantial doubt about our ability to continue as a going concern. As of January 25, 2000, our financial condition has not improved.


VIRAGEN HAS BEEN DELISTED FROM NASDAQ. IF THE PENNY STOCK RULES BECOME APPLICABLE TO OUR STOCK, IT MAY BECOME MORE DIFFICULT TO SELL OUR STOCK.

         On June 28, 1999, the NASDAQ Stock Market delisted our common stock. The hearing review panel was concerned that we would not be able to maintain a closing bid price for our common stock of at least $1.00, as well as continue to meet NASDAQ's minimum $4 million net worth requirement. Our common stock is now traded on the OTC Bulletin Board, which is a more limited market than the NASDAQ Stock Market. Stocks quoted in this market generally do not have the same following as stocks traded on the NASDAQ Stock Market. In general, local and national newspapers do not quote OTC Bulletin Board stocks in the stock market tables. In addition, our common stock could become subject to the penny stock rules under the Securities Exchange Act of 1934, if we do not maintain a minimum tangible net worth of at least $2 million. As of September 30, 1999, our tangible net worth totaled $4,044,026.

         The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, prior to a transaction in a penny stock. This document provides information about penny stocks and the risks in the penny stock market. The broker-dealers must also provide the customer the following:

     o   current bid and offer quotations for the penny stock,
     o the compensation of the broker-dealer and its salesperson in the transaction, and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

         The broker-dealers must give the quotations and compensation information to the customer, orally or in writing, prior to completing the transaction. They must give this information to the customer, in writing, before or with the customer's confirmation.

         In addition, the penny stock rules require that, prior to a transaction in a penny stock, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser. The broker and/or dealer must receive the purchaser's written agreement to the transaction. These disclosure requirements may reduce the level of purchases in our common stock and trading activity in the secondary market for Viragen's common stock. If our common stock becomes subject to the penny stock rules, it will be more difficult for you to sell the common stock. This may reduce the value of your investment.

COMPETITIVE CONDITIONS IN THE PHARMACEUTICAL INDUSTRY MAY FORCE US TO TERMINATE OPERATIONS.

         Competition for investment capital and market share in the immunological and pharmaceutical products industry is very strong. Our competitors, which include major pharmaceutical companies, have more experience in research, development and clinical testing of pharmaceutical and biomedical products. We do not have, as yet, an immunological product that can be marketed. Our competitors also have greater financial, marketing and human resources than Viragen. Some of our competitors, including Hoffman-La Roche, Inc., Shering-Plough Corporation, Biogen, Inc., Chiron Corp., and Baxter Laboratories, already have approvals for their synthetic interferons. They have been marketing their products, since 1986. These companies have received wide acceptance from the medical community and the patient population for their products. This will make it more difficult for us to introduce our product, if and when we receive regulatory approval. We only expect competition to increase in the future. In addition, technological advances made by our competitors may make synthetic products more effective, less costly and with less harmful side effects. Viragen may not be able to keep pace with technological advances by others, either because we do not have sufficient resources or because we cannot achieve greater improvements in our technology. If we are unable to compete with our larger, more experienced competitors, we may terminate operations.

         Competition for funding in the pharmaceutical industry is also intense. As explained above, we have no source of income, as yet. We may not have sufficient sources of income or investment capital for a significant period of time, if ever. We need additional funds to conduct clinical trials so we can receive regulatory approvals. We must obtain additional funding from outside sources to conduct these trials. If we are unable to locate funding or obtain funding on reasonable terms, we will most likely terminate operations. In that case, any investment in Viragen could be lost.

GOVERNMENT REGULATION MAY AFFECT VIRAGEN'S ABILITY TO DEVELOP AND DISTRIBUTE NATURAL INTERFERON.

         All pharmaceutical manufacturers are subject to state and federal rules and regulations. In particular, we must comply with the United States Food and Drug Administration guidelines governing production, testing and marketing. European Union regulatory authorities also impose similar regulations. These rules and regulations are constantly changing. These changes could extend the period of clinical trials, involve costly compliance measures and may restrict our ability to produce and distribute our natural interferon product based on the results of testing. It is possible that we may never receive these regulatory approvals for any specific illness or range of illnesses that we are attempting to treat with our natural interferon product.

IF PATIENTS HAVE PROBLEMS RECEIVING THIRD PARTY REIMBURSEMENTS OF OUR PRODUCT, IT WILL BE MORE DIFFICULT TO MARKET OUR PRODUCT. IN ADDITION, OUR MARKETING COSTS WOULD INCREASE.

         Our ability to successfully market our products depends in part on the receipt of reimbursements from government health administration authorities, private health coverage insurers and other organizations. The pricing of products similar to ours or the amount of reimbursement available to patients may affect our ability to market our product at a profit. Third party reimbursement limitations could restrict the patient population that will make use of our product. If we have difficulty in getting third party payors to allow reimbursement for our product, this could also require us to increase our marketing efforts. This will involve greater expenses.

OUR PROPRIETARY TECHNOLOGY AND ANY FUTURE PATENTS THAT WE RECEIVE MAY NOT PROVIDE SUFFICIENT PROTECTION TO US.

         We intend to rely, in part, on technology developed by Viragen's scientists for the efficient and safe production of natural interferon. We believe that this technology allows us to produce our natural interferon more efficiently and with less possible contaminants. Viragen recently filed two patent applications relating to our Omniferon production technology. If we are not successful in obtaining patents or demonstrating that our production process is proprietary under trade secret law, we will have limited protection against those who might copy our technology. In addition, we may be damaged if we are accused of misappropriating a competitor's proprietary technology, even if these claims are untrue. We cannot assure you that our patent applications will be approved. Even if granted, we cannot assure you that these patents or our other proprietary rights will provide necessary protection to us.

TECHNOLOGY TRANSFERS BY VIRAGEN TO THIRD PARTIES MAY NOT RESULT IN REVENUE TO
US.

         One of our proposed marketing strategies is to license our manufacturing technology to third parties. They, in turn, will use it to produce natural human leukocyte alpha interferon outside the United States. We cannot guarantee that these third parties will be able to successfully market the product or that we will receive revenue from their efforts.

WE MAY BE EXPOSED TO PRODUCT LIABILITY CLAIMS, AND OUR PRODUCT LIABILITY INSURANCE MAY NOT BE SUFFICIENT TO COVER ALL CLAIMS OR CONTINUE TO BE AVAILABLE TO US.

         Persons, who claim to be injured from use of our natural interferon, may file claims for personal injuries or other damages against us. In order to protect Viragen against these claims, we maintain product liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in total. We cannot be sure that this insurance will be adequate to cover any liabilities that may result from the use of our natural interferon. Also, we may not be able to afford this form of insurance in the future.

OUR RELIANCE ON FOREIGN THIRD PARTY MANUFACTURER MAY DISRUPT OPERATIONS.

         Viragen (Scotland) Ltd., a wholly-owned subsidiary of Viragen (Europe) Ltd., our majority-owned subsidiary, entered into a manufacturing agreement with the Common Services Agency of Scotland for the production of Omniferon. Under this agreement, Viragen (Scotland) and the Common Services Agency will jointly manufacture Omniferon. Our decision to use an offshore manufacturer could expose us to risks involved with fluctuations in exchange rates of foreign currencies. In addition, relying on the Common Services Agency exposes us to all the risks of dealing with a foreign manufacturing source. These risks include:

     o         local governmental regulations,
     o         tariffs,
     o         import and export restrictions,
     o         transportation,
     o         taxes, and
     o         foreign health and safety regulations.

         Foreign manufacturing arrangements will limit our control. For instance, the Common Services Agency has limited our access to portions of their facility, when introducing stimulating agents during production. This may lead to the disruption of our operations. This could negatively affect our operations and your investment in us.

WE ARE DEPENDENT ON KEY EXECUTIVES AND THEIR LOSS WOULD BE DAMAGING TO VIRAGEN.

         Mr. Gerald Smith, our chairman of the board and president, Mr. Dennis
W. Healey, our executive vice president, treasurer and chief financial officer, and Dr. D. Magnus Nicolson, the managing director of Viragen (Scotland) Ltd., manage our day-to-day operations. We have employment agreements with Messrs. Smith, Healey and Nicolson which restrict competitive activities by them. However, the loss of their services would have a negative effect on our ability to conduct business. Our future success will greatly depend on our ability to attract and retain additional skilled personnel in various phases of our operations.

WE WILL REQUIRE ADDITIONAL FUNDING TO CONDUCT OPERATIONS. THE FUNDING MAY NOT BE AVAILABLE AND CAUSE US TO TERMINATE OUR OPERATIONS.

         Viragen will continue to require significant funding in the future to continue its operations. We estimate that we will require funding of approximately $30 million over the next three years. These funds would be used to fund operations and clinical trials. We cannot assume that any additional financing will be available. If financing is not available, we may have to sell, suspend, or terminate our operations.

OUR TRANSACTION WITH SELLING SECURITY HOLDERS AND OTHER FINANCINGS MAY CAUSE SUBSTANTIAL DILUTION TO OUR STOCKHOLDERS.

         We expect to issue up to 6,220,121 shares of our common stock, or 8.0% of the outstanding common stock as of January 25, 2000, to the selling security holders in connection with the notes and warrants described in this prospectus. Sales of our shares by the selling security holders may depress the price of our stock in the market.

         As described in the preceeding risk factor, we will need additional funding to continue to conduct operations. We will likely raise these funds through additional equity transactions in the near future. In order to raise the amount of funding needed, we may have to issue millions of additional shares. Future transactions with other investors could further depress the price of our stock because of additional stockholder dilution.

         In November 1999, we entered into an agreement to issue a total of 4,600,000 shares of our common stock and 375,000 warrants to purchase common stock in exchange for $2.5 million.

PAYMENT OF PENALTY FEES AND REDEMPTION OF COMMON SHARES HELD BY SELLING SECURITY HOLDERS COULD NEGATIVELY AFFECT OUR OPERATIONS.

         Events of default, on our obligations to the selling security holders, include:

     o         default under the promissory notes,
     o failure to maintain effectiveness of our registration under the Securities Act of 1933,
     o         delisting our stock from NASDAQ (which has occurred), and
     o failure to have our registration statement become effective by July 7, 1999 (which has occurred).

         Penalties on default involve payments of many thousands of dollars. The sum of the penalties depends on the period that we are in non-compliance. To date, we have incurred approximately $320,000 in penalty fees. The penalty amount will continue to increase $40,000 per month, until this registration becomes effective.

         The selling security holders have the right to force redemption of their common shares, because this registration statement is not yet effective. As described in the "Selling Security Holders" section of this prospectus, the redemption value, if elected by the selling security holders, would exceed the initial investment of $2 million. The redemption value is the greater of:

          o         $2 million and related interest plus a premium of 15%; or
          o market value of the shares to be redeemed, on the date the selling security holders elect redemption.

         Payment of the penalty fees and redemption of common shares held by selling security holders will negatively affect our ability to finance our current and future operations.

WE MAY HAVE VIOLATED SECTION 5 OF THE SECURITIES ACT OF 1933 AND MAY HAVE A CONTINGENT LIABILITY TO INVESTORS.

         In March 1999, we issued 8% convertible promissory notes in the amount of $2,000,000 to the selling security holders. In June 1999, we modified our agreements with the selling security holders to lower the conversion price of their promissory notes. We did this in order to obtain a waiver from the selling security holders for an interim financing. We did the interim financing in May 1999 when we received $1,375,000 from three investors through the sale of our common stock. Since we had a pending registration statement at the time of the June 1999 modification and the May 1999 interim financing, the Securities and Exchange Commission has informed us that we may have violated Section 5 of the Securities Act of 1933. If this is so, we may have a contingent liability to the selling security holders and the three investors in the interim financing, since they may have the right to rescind their transactions.

OUR OPERATIONS MAY SUFFER FROM COMPUTER PROBLEMS RELATING TO THE YEAR 2000.

         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the year 2000. Some older computer systems store dates with only a two-digit year with an assumed prefix of "19." Consequently, this limits those systems to dates between 1900 and 1999. If not corrected, many computer systems and applications could fail or create erroneous results by or at the year 2000.

         Because we rely heavily on computers to conduct our business, we are subject to all the risks associated with the year 2000 condition. We have assessed the scope of our risks related to problems these computer systems may have experienced upon the arrival of the year 2000. We believe that we have adequately addressed these risks. In addition, we questioned our vendors and business partners about their progress in identifying and addressing problems related to the year 2000. However, we cannot assure you that all of these third party systems or our computer systems are year 2000 compliant.


WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock any time in the near future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. For the foreseeable future, we will use any earnings from operations, if any, to finance our growth, and we will not pay dividends to our common stockholders. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase in the market value of Viragen's common stock.

POSSIBLE SALES OF SECURITIES BY CURRENT STOCKHOLDERS AND DEPRESSIVE EFFECT ON MARKET VALUE OF OUR STOCK.

         As of January 25, 2000, we had 14,621,707 shares of common stock outstanding, which were "restricted securities," as defined by Rule 144 under the Securities Act of 1933. Also, as of that date, we had convertible preferred stock, options and warrants outstanding, which if exercised, would result in 10,120,339 additional shares of our common stock outstanding. Under Rule 144, a person who holds restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 and sales of common stock covered by registration statements filed by us, including shares covered by this prospectus, may reduce the market price of our common stock and will increase the number of our publicly-held securities.

WE COULD USE PREFERRED STOCK TO RESIST TAKEOVERS AND MAY ALSO CAUSE POTENTIAL ADDITIONAL DILUTION.

         Our Certificate of Incorporation authorizes 1,000,000 shares of preferred stock, of which at January 25, 2000, 2,650 shares of series A preferred stock were issued and outstanding. Our Certificate of Incorporation gives our board of directors the authority to issue preferred stock without approval of our stockholders. We may issue additional shares of preferred stock to raise money to finance our operations. We may authorize the issuance of the preferred stock in one or more series. In addition, we may set the following terms:

     o         dividend and liquidation preferences,
     o         voting rights,
     o         conversion privileges,
     o         redemption terms, and
     o other privileges and rights of the shares of each authorized series.

The issuance of large blocks of preferred stock could possibly have a dilutive effect to our existing stockholders. It can also negatively impact our existing stockholders' liquidation preferences. In addition, while we include preferred stock in our capitalization to improve our financial flexibility, we could possibly issue our preferred stock to friendly third parties to preserve control by present management. This could occur if we become subject to a hostile takeover that could ultimately benefit Viragen and Viragen's stockholders.

                                 USE OF PROCEEDS

         Viragen received $1,861,820, net of finders' fees, from the sale of the convertible notes with detachable warrants. We may receive additional proceeds upon the exercise of the warrants. We will not, however, receive any proceeds from the re-sale of shares of common stock acquired by the selling security holders.

         Viragen used these proceeds to fund operations.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     Viragen's common stock traded on the NASDAQ National Market between December 29, 1996 and June 28, 1999, under the symbol "VRGN". Our common stock began trading on the over-the-counter bulletin board on June 29, 1999. The stock symbol continues to be "VRGN". The following table lists the high and low bid quotations for our common stock since July 1, 1997.

                                                                                                   HIGH              LOW
                1999 - 2000
                First quarter ended 9/30/99                                                        $    1.05      $   0.48
                Second quarter ended 12/31/99                                                           1.59           .55

                1998-1999
                First quarter ended 09/30/98                                                       $    2.19      $   1.06
                Second quarter ended 12/31/98                                                           1.44           .63
                Third quarter ended 03/31/99                                                             .97           .38
                Fourth quarter ended 06/30/99                                                           1.22           .38

                1997-1998
                First quarter ended 09/30/97                                                       $    3.00      $   2.16
                Second quarter ended 12/31/97                                                           2.25          1.09
                Third quarter ended 03/31/98                                                            2.86           .97
                Fourth quarter ended 06/30/98                                                           2.81          1.75



     These quotations represent prices between dealers, and do not include retail mark-ups, markdowns or commissions. These quotations may not necessarily represent actual transactions.

     As of January 25, 2000, we had approximately 2,700 stockholders of record. As of January 25, 2000, the closing price of the common stock was $1.40 per share.

     We have never paid any dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future because:

     o         we have experienced losses since inception,
     o         we have significant capital requirements in the future, and
     o we presently intend to retain future earnings, if any, to finance the expansion of our business.

Future dividend policy will depend on:

     o         our earnings, if any,
     o         capital requirements,
     o         expansion plans,
     o         financial condition, and
     o         other relevant factors.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 1999:

          o    on an actual basis; and

          o reflects the issuance of 4,112,219 shares of common stock issued upon conversion of the 8% convertible promissory notes, including related interest, at the rate of $0.50 per common share. The re-set shares totaling 1,098,193 shares are also included


                                                                                                      September 30, 1999
                                                                                                    ------------------------
                                                                                                            Actual
                                                                                                    ------------------------


       Long-term debt, less current portion                                                                $  213,018

       Convertible series I cumulative preferred stock, $1.00 par value. Authorized 200
          shares; issued and outstanding 11 shares                                                            123,137

       Stockholders' Equity
         Convertible 10% series A cumulative preferred stock, $1.00 par value.
            Authorized 375,000 shares; issued and outstanding 2,650 shares.
         Liquidation preference value: $10 per share, aggregating $26,500                                       2,650

         Common stock, $0.01 par value. Authorized  125,000,000 shares;
            issued 75,400,430 shares, of which 845,277 shares are held as treasury stock                      754,002

         Capital in excess of par value                                                                    58,229,493

         Treasury stock, at cost                                                                           (1,277,613)

         Retained deficit                                                                                 (53,386,436)

         Accumulated other comprehensive income                                                               192,381

         Notes due from directors                                                                            (470,451)

             Total stockholders' equity                                                                     4,044,026
                                                                                                           ----------
             Total capitalization                                                                          $4,380,181
                                                                                                           ==========




The table does not reflect the possible issuance of 1,009,709 common shares, which are issuable upon exercise of the selling security holders' warrants. Also the table does not reflect 2,600,000 common shares issued through December 1999 and an additional 2,000,000 common shares that we expect to issue to investors in our November 1999 Regulation S offering upon effectiveness of that registration statement.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         In the table below, we provide you with selected historical consolidated financial data of Viragen, Inc. We have prepared this information using Viragen Inc.'s audited consolidated financial statements for the five years ended June 30, 1999 and the unaudited consolidated condensed financial statements for the three months ended September 30, 1999 and 1998.

         When you read this selected historical consolidated financial data, it is important that you read along with it the historical consolidated financial statements and related notes included in our annual reports, as well as the section of our annual reports titled "Management's Discussion and Analysis of Financial Condition and Results of Operations." Our annual reports are filed with the Securities and Exchange Commission.


                    CONSOLIDATED STATEMENT OF OPERATIONS DATA
                      (in thousands, except per share data)

                                                                                                          Three Months Ended
                                                            Year Ended June 30,                              September 30,
                                       --------------------------------------------------------------- --------------------------
                                          1999         1998         1997         1996        1995         1999          1998
                                       ------------ ------------ ------------ ----------- ------------ ------------ -------------
                                                                                                              (Unaudited)
Revenues                                   $  374      $ 1,143      $ 1,404      $  739       $  722       $   20        $  107
Net Loss                                  (10,651)      (7,856)      (4,775)     (4,672)      (3,952)      (2,863)       (2,398)
Loss attributable to common stock         (11,653)     (10,354)     (14,674)     (5,570)      (3,955)      (2,865)       (3,036)
Loss per average common share               (0.19)       (0.21)       (0.37)      (0.15)       (0.12)       (0.04)        (0.06)
Weighted average shares outstanding        60,109       50,503       39,135      36,198       32,138       72,876        53,299



                         CONSOLIDATED BALANCE SHEET DATA
                                 (in thousands)

                                                                  June 30,                                      September 30,
                                 ---------------------------------------------------------------------------- ------------------
                                      1999           1998            1997           1996           1995             1999
                                 --------------- -------------- --------------- -------------- -------------- ------------------
                                                                                                                 (Unaudited)
Working capital (deficit)             $  (2,290)      $  7,842        $ 29,331       $ 18,266       $  1,614           $ (2,156)
Total assets                              8,529         15,895          37,462         20,617          3,330              7,721
Long-term debt                              352          7,466             239            116            857                336
Stockholders' equity                      3,836          5,887          32,144         17,275          1,698              4,044


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The statements contained in this report on Form S-1 that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These include statements regarding Viragen's expectations, hopes, intentions, beliefs, or strategies regarding the future. Forward looking statements include our statements regarding liquidity, anticipated cash needs and availability, and anticipated expense levels in "Management's Discussion and Analysis of Financial Condition and Results of Operations" including expected product clinical trial commencement dates, product introductions, expected research and development expenditures and related anticipated costs. All forward-looking statements included in this document are based on information available on this date, and we assume no obligation to update any of our forward-looking statements. You should note that actual results could differ materially from those contained in forward-looking statements. Among the factors that may cause our actual results to differ materially are the risks discussed in the "Risk Factors" section included in this prospectus.

     Viragen has incurred operational losses and operated with negative cash flows since its inception in December 1980. Losses have totaled $2,862,529, $10,650,832, $7,856,136, and $4,775,245 for the three month period ended
September 30, 1999, and fiscal years ended June 30, 1999, 1998 and 1997, respectively.

LIQUIDITY AND CAPITAL RESOURCES

     As of January 25, 2000, Viragen has limited capital to sustain its operations. The fiscal 1999 report of independent certified public accountants, included in our annual report on Form 10-K/A, noted our financial condition raises substantial doubt as to our ability to continue as a going concern. Our financial condition has not improved since this report was issued. We are actively seeking new investment capital. However, we cannot assure you as to the timing of any new investment, if at all. If we are unable to attract new investment capital in the near-term, we will need to significantly reduce or completely suspend all operations.

     Our working capital deficit totaled approximately $2,156,000 on September 30, 1999, an increase in working capital of $134,000 from the previous year end balance. This increase was attributed to the conversion of $2,000,000 in convertible notes plus related interest into 5,210,412 shares of common stock. This increase was reduced by operational losses of approximately $2,863,000 and additions to property, plant and equipment of $219,000.

     While subject to significant limitation, Viragen, at September 30, 1999, has available approximately $33 million in net tax operating loss carry-forwards expiring between 2000 and 2019. We can use these carry-forwards to offset taxable income, if any, during those periods. Our ability to generate revenues during future periods is dependent upon obtaining regulatory approvals of our Omniferon and/or LeukoVAX products. As we cannot determine that we will be successful in obtaining the necessary regulatory approvals, we are unable to conclude that realization of benefits from our deferred tax assets is more likely than not, as prescribed by SFAS 109. As a result, we have recognized a valuation allowance to offset 100% of the deferred tax assets related to these carry-forwards.

     We believe that our Omniferon product, which is currently under development, can be manufactured in sufficient quantity and be priced at a level to offer patients an attractive alternative treatment to the synthetic interferons currently being marketed. We began our clinical trials in the European Union during the forth calendar quarter of 1999 and intend to eventually submit an Investigational New Drug Application to the U.S. Food and Drug Administration. Approvals of these projects cannot be assured and require the successful completion of lengthy and costly clinical trials. The completion of the projects also depends on our ability to raise significant additional investment capital.

     We need additional funding to conduct the clinical trial process relating to Omniferon both in the European Union and domestically, prior to receiving regulatory approval to market Omniferon. Management estimates our funding requirements related to approval of Omniferon for hepatitis C, the first approval we are seeking in the European Union, are as follows:

     o    Phase I and Phase II trials -- $3.2 million, and
     o    Phase III studies -- $9.1 million.

We estimate that we will require funding of approximately $30 million, over the next three years. These funds would be used to fund operations and clinical trials.

     In addition, anticipated funding requirements for U.S. operations include:

     o    the establishment of domestic manufacturing capacity  --  $6 million,
     o    joint research and development projects  --  $4 million, and
     o    commencement of domestic preclinical Phase I and Phase II studies
          --  $1.5 - $2.0 million.

We will also use future fundings, if any, for continued product development, general working capital purposes, including administrative support functions, and possible equity investments in businesses complementary to our operations.

     In August 1998, Viragen entered into a strategic alliance concurrent with the purchase of a 10% equity interest in Inflammatics, Inc., a private drug development company, headquartered in Philadelphia, PA. Inflammatics has focussed on the development of LeukoVAX, an immunomodulating white blood cell (leukocyte) preparation. LeukoVAX is currently in U.S. Food and Drug Administration Phase I/II clinical trials for rheumatoid arthritis. Under the terms of this agreement, we have options to acquire an additional 70% equity position in Inflammatics through two additional fundings.

     We will make the additional funding, if any, at our sole option, based upon our evaluation of LeukoVAX clinical trial data. This funding will be used to underwrite a Phase III clinical trial. The agreement also provides for us to issue up to 3 million shares of our common stock and warrants to acquire 300,000 shares of common stock, in exchange for additional series A convertible shares of Inflammatics, if all funding phases are completed. Preliminary estimates for the funding of Phase III clinical trials of LEUKOVAX range between $6.0 million and $10.0 million.

     On August 10, 1999, Viragen mortgaged its Florida-based research facility for $600,000. We must pay interest on the promissory note in eleven monthly installments, which began on September 10, 1999. Interest is calculated at the rate of 1% over the prime rate per annum, as quoted by the Wall Street Journal, and the rate is adjusted on a daily basis. The principal balance of $600,000 plus any unpaid interest is due on July 10, 2000.

     On November 3, 1999, Viragen secured a $400,000 short-term loan by pledging its domestic scientific equipment and a second mortgage on our Florida-based research facility as collateral. We must pay interest on the promissory note in 6 monthly installments, which began on December 3, 1999. Interest is calculated at the rate of 12% per annum. The principal balance of $400,000 plus any unpaid interest is due on May 3, 2000.

     On November 24, 1999, Viragen entered into a common stock and warrants purchase agreement with:

     o     AMRO International, S.A.,
     o     Markham Holdings, Limited, and
     o     Tashdale Ltd.

The agreement was for gross proceeds of $2.5 million. Viragen contracted to issue, in three tranches, 4,600,000 shares of common stock and warrants to purchase 375,000 shares of common stock. We entered into this financing under Regulation S of the Securities Act of 1933. Gross proceeds from the first tranche totaled $650,000, in exchange for:

     o the sale of 1,000,000 shares and warrants to purchase 50,000 shares to AMRO International, and
     o the sale of 300,000 shares and warrants to purchase 15,000 shares to Markham Holdings Limited.

The warrants are exercisable at $1.15 per share and expire at November 30, 2002.

     When Viragen filed the related registration statement on Form S-1 (File No. 333-93425) for this financing, Viragen received an additional $650,000. In this tranche:

     o AMRO International acquired an additional 1,000,000 shares of common stock and warrants to purchase 50,000 shares, and
     o Markham Holdings acquired, at the same time, 300,000 additional shares and warrants to purchase 15,000 shares.

The warrants are also exercisable at $1.15 per share and expire on November 30, 2002.

     Viragen will issue 2,000,000 shares and warrants to purchase 120,000 shares to Tashdale, in the third tranche, for consideration of $1,200,000. The warrants are exercisable at $1.15 per share and will expire at November 30, 2002. This tranche will occur when the Securities and Exchange Commission declares the related registration statement effective.

     In connection with this transaction, Viragen will pay a fee of 7% of the amount invested to AMRO International in consideration of locating the other two investors. They have received warrants to purchase 65,000 shares of common stock and will receive warrants to purchase an additional 60,000 shares of common stock when the related registration statement becomes effective. The warrants are exercisable at $1.15 per share through November 30, 2002.

     On March 17, 1999, we entered into a purchase agreement with the Isosceles Fund Limited and Cefeo Investments Limited, which was amended on June 16, 1999. Under the purchase agreement, we issued Isosceles and Cefeo 8% convertible promissory notes in the aggregate principal amount of $2,000,000 and warrants to purchase our common stock.

     To date, Viragen has incurred approximately $320,000 in penalties payable to the selling security holders. We continue to incur $40,000 in penalties per month, until this registration statement becomes effective, at which time the accrued penalty will be paid. Also, the selling security holders have the right to force redemption of their common shares, because this registration statement is not yet effective. As described in the "Selling Security Holders" section of this prospectus, the redemption value, if elected by the selling security holders, would exceed the initial investment of $2 million. The redemption value is the greater of:

     o    $2 million and related interest plus a premium of 15%; or
     o market value of the shares to be redeemed, on the date the selling security holders elect redemption.

The selling security holders have not requested a cash redemption.

     In May 1999, Viragen completed a private placement for the sale of 2,750,000 shares of common stock. The common shares were sold to three accredited investors at $0.50 per share. Viragen received proceeds of $1,375,000 from the sale of these shares.

     As we indicated, in June 1999, we modified our agreements with the selling security holders to lower the conversion price of the promissory notes. We did this in order to obtain a waiver from the selling security holders to permit the interim financing in May 1999. Since we had a pending registration statement at the time of the May 1999 interim financing and June 1999 modification, the Securities and Exchange Commission has informed us that we may have violated
Section 5 of the Securities Act of 1933. Accordingly, we may have a contingent liability to the selling security holders and the three investors in the interim financing since they may have a right to rescind their transactions. We have, however, obtained waivers from both the selling security holders and May 1999 investors of their rescission rights under Section 5 of the Securities Act of 1933. In the case of the selling security holders, they still have the right to rescind their investments by the terms of their agreement with us, because we are no longer NASDAQ-listed and were not able to process our registration statement on a timely basis.

     In December 1999, we retained the investment banking firm of Ladenburg Thalmann & Co., Inc. to aid us in identifying and developing financing sources. We cannot assure you that any financing will result from this relationship.

 RESULTS OF OPERATIONS

     As the discussion of Liquidity and Capital Resources noted, our fiscal 1999 report of independent certified public accountants noted our financial condition raises substantial doubts as to our ability to continue as a going concern.

     Viragen recognized no sales revenue or related costs for the three months ended September 30, 1999 or the fiscal years ended June 30, 1999, 1998, or 1997. We have limited potential for sales prior to receiving the necessary regulatory approvals from the U.S. Food and Drug Administration and/or comparable European authorities. We could begin generating sales revenue through export sales of Omniferon prior to the end of fiscal 2000 under an agreement with the AGC group of companies. These sales, however, are contingent upon AGC's receipt of the required regulatory approvals for product commercialization in the designated territories, and our receipt of required regulatory approvals.

     We did receive approval of our Clinical Trial Exemption Application from the European Union regulatory authorities to begin clinical trials of Omniferon, our multi-species natural human leukocyte-derived alpha interferon. We began clinical trials in the European Union during the fourth calendar quarter of 1999. Eventually, we will submit an Investigational New Drug Application to the Food and Drug Administration. We cannot assure you that we will receive these approvals. These approvals require the successful completion of clinical trials and our ability to raise significant additional investment capital to fund the completion of these trials.

Fiscal 1999 Compared to Fiscal 1998

     The significant decline in interest and other income for 1999, compared to the previous year reflects the reduction in cash balance invested between periods. This reduction resulted primarily from operational losses, the cash investment in Inflammatics, Inc., and expenditures associated with expansion of our laboratory and manufacturing facility in Scotland.

     Research and development costs totaled approximately $5,153,000 for fiscal 1999 compared to $4,222,000 for the previous year. The increase of $931,000 (22%) included an increase in research related salaries and support fees of $468,030, and an increase in equipment maintenance costs of $127,988. We also recognized $136,021 in compensation expense on warrants issued to scientific consultants, under the guidelines of FAS 123. We did not incur this expense in the prior year. We are now performing the bulk of our development work in our Scottish facility.

     General and administrative expenses totaled approximately $5,528,000 for fiscal 1999, a decrease of approximately $52,000 from the preceding year.
During 1999, we waived a 90-day expiration provision on stock options held by three directors who were not re-elected to the board of directors. We recognized $171,875 in compensation expense, as a result of the modified grants. We also recognized $61,751 in compensation expense on warrants issued to consultants during the year. Overall, compensation expense from stock options and warrants increased by $176,000 compared to the prior year. These increased expenses were offset by a decrease in insurance costs of $93,689 from the prior year due to favorable rates obtained on policy renewals. Also, legal fees decreased by $222,600 between periods due to the settlement of litigation during the prior year, as well as the completion of contract negotiations.

     During the year, we recognized approximately $757,000 in losses related to our investment in Inflammatics, Inc. This loss reflects 100% of the losses incurred by Inflammatics associated with the clinical testing of LeukoVAX. The loss also includes the amortization of the capitalized finders fee and warrant costs. These costs are being amortized in proportion to the losses incurred by Inflammatics as compared to our initial cash capital contribution to Inflammatics.

Fiscal 1998 Compared to Fiscal 1997

     Interest and other income of $1,143,112 represented earnings on invested cash balances during fiscal 1998. This was a 19% decline from the previous fiscal year. This significant decline reflected the decline in cash balance from the previous year. This decline was due primarily to cash redemptions on convertible preferred stock issuances and operational losses.

     Research and development costs totaled $4,222,332, for fiscal 1998 compared to $2,360,416 for the previous year. This increase reflected the overall increase in research activities being conducted between the periods both in the U.S. and Scotland. These activities related primarily to the scale-up of our manufacturing technology in the Scottish manufacturing facility. Components of this increase included increases in laboratory supplies expense of $466,900, increases in research related salaries and support fees of $440,100, an increase in research related scientific professional fees paid to the Common Services Agency of Scotland of $200,100, increased consulting and outside laboratory testing of $208,400, and increased travel related expenses associated with the transfer of technology and process development between our Florida and Scottish facilities.

     Selling, general and administrative expenses totaled $5,580,213 for fiscal 1998, reflecting an increase of $1,531,127 (38%) over the preceding year. This increase included increases in administrative salaries and related taxes of $599,400. This increase was due primarily to the addition of administrative staff in our Florida facility and domestic salary increases. We also recognized increases in rent expense, commencing in August 1997, related to our new administrative facility in Plantation, Florida, as well as the expansion of leased space in our Scottish manufacturing facility. Total rent expense for our facilities increased by $393,600 over the prior year. Legal fees between the periods have increased by $559,000. Legal fees associated with research of technology patents increased by $111,300. We also expanded our efforts in collaborative agreements and general contractual transactions, both domestically and in Europe, for an increase of $211,200. Finally, costs associated with litigation increased by $222,900. During the year, we also recognized $109,900 in bad debt expense attributable to a director loan with related accrued interest. These increases were offset by compensation expense in the prior year of $396,500 attributable to the issuance of options, which was not incurred in fiscal 1998, and a decrease of $250,391 in losses on the settlement of litigation. During the prior year, we settled threatened litigation for $288,245. The potential litigation stemmed from allegations of a former Cytoferon Corp. shareholder. The shareholder claimed compensation due under a consulting agreement entered into with Cytoferon Corp. While Cytoferon Corp. and Viragen denied any wrong doing in this matter, it was believed that the settlement, through the issuance of treasury shares, would prove less costly to us. We also experienced increased travel costs attributable to administrative support functions related to the establishment of our Scottish facility.

     Interest expense totaled $590,867 for fiscal 1998, reflecting a significant increase over the preceding year. This increase was due primarily to interest expense attributable to the 10% $9,720,240 note payable issued in July 1997. This note was issued in exchange for the series B convertible stock then outstanding. This note was paid-in-full in April 1998.

Quarter Ended September 30, 1999 Compared to Quarter Ended September 30, 1998

     Research and development costs totaled approximately $1,062,000 for the first quarter of fiscal 2000 compared to $940,000 for the same period of the previous year. The increase of $122,000 included an increase in laboratory supplies expense of $26,200, and an increase in research related salaries and support fees of $130,100.

     The increase in research and development costs is net of the decreased development activity, related to OMNIFERON, being performed domestically, as the technology transfer to our Scottish facility was deemed completed. During the quarter, domestic lab supplies and research related support fees decreased by $77,100 and $84,900 respectively, when compared to the same period of the previous year. In November 1999, we ceased all research projects being conducted in our Florida laboratory facility. All research related projects, including research related to production scale-up, are now being conducted in our Edinburgh, Scotland facility. We believe that this consolidation step will improve and streamline our scientific development efforts as well as reduce operating costs by consolidating operations in one facility. Research and development costs, however, will continue to increase in the following periods as we commence our clinical trials of OMNIFERON.

     General and administrative expenses totaled approximately $1,013,000 for the quarter ended September 30, 1999, a decrease of approximately $590,000 from the same period of the preceding year. This decrease reflects a decrease in domestic administrative salaries and support fees of $182,200 due to the implementation of our cost reduction program. Also, Viragen waived a 90-day expiration provision on stock options held by three directors who were not re-elected to the Board of Directors during the first quarter of the previous year. Accordingly, last year we recognized $324,500 in compensation expense, in accordance with the provisions of FAS 123, during the first quarter of fiscal 1999. This expense was not incurred during the current fiscal year.

     We recognized approximately $146,000 in losses during the quarter related to our investment in Inflammatics, Inc. up from $116,000 in the prior year. This loss reflects 100% of the losses incurred by Inflammatics associated with the clinical testing of LEUKOVAX and the expensing of our excess investment costs.

     The significant increase in interest expense is related to debt instruments which were outstanding during the first quarter of fiscal 2000, but not outstanding during the same period of fiscal 1999. Specifically, Viragen had outstanding 8% convertible promissory notes with a principal balance of $2,000,000 and a short-term promissory note totaling $600,000. Also, Viragen incurred approximately $700,000 of interest expense on reset shares issued to investors upon the conversion of the promissory notes.

     Our management anticipates operational losses will continue increasing as we begin planned clinical trials of OMNIFERON. In January 1999, we began implementing a cost-reduction plan. Planned cost reductions implemented in calendar 1999 are expected to save approximately $2.4 million annually in operating expenses. The reductions include the elimination of administrative and research positions in the U.S. saving approximately $1.6 million. We also closed our Florida-based research facility, consolidating these operations in our Scottish facility and saving approximately an additional $800,000 annually. We intend to sell our Florida facility during the second fiscal quarter. These changes in operations reflect the shift from developing OMNIFERON in our domestic laboratories to scale-up development and conducting clinical research in the European Union. As a result, while significant savings will be realized in the U.S., particularly in general and administrative expenses, these savings will be more than offset by increasing expenses in our Scottish facilities related to scale-up process and the start of clinical trials scheduled to commence in the fourth calendar quarter of 1999.

YEAR 2000

     Viragen recognizes the potential problem posed to its operations by its dependence upon date sensitive computer systems and applications throughout its business and the operations of third parties upon whom we are dependent. We rely heavily on computerized laboratory equipment both for its ongoing research and production scale-up projects as well as computer controlled commercial scale manufacturing equipment. In addition, through strategic alliance and supply agreements currently in place, we are also dependent upon Year 2000 compliance by third parties for the supply of critical raw materials as well as certain manufacturing steps and storage of products produced for planned clinical trials and eventually for commercial scale production.

     We have been utilizing both internal and external resources to isolate and as necessary, reprogram, update or replace hardware or software found to be non-Year 2000 compliant. Due to the limited size of our administrative staff, most of this work has been performed by outside contractors retained specifically for this project. We believe that all of our significant computer dependent systems, both administrative and scientific, are now Year 2000 compliant. The total estimated costs to us to complete our internal Year 2000 project was approximately $50,000, including hardware replacements where indicated. Funding for the evaluation and corrective phases was provided from general working capital.

     We previously contacted external third parties, including raw material vendors and scientific equipment manufacturers considered critical to our current and planned future operations to discuss and evaluate their own compliance programs. We will continue to evaluate in the future additional third party responses and intend to mitigate third party Year 2000 issues, as necessary. For example, while we believe our current suppliers of white blood cells, a critical component to our manufacturing process, are year 2000 compliant, we have identified and confirmed alternate sources of this material, if needed.

     The ultimate success of our Year 2000 compliance program is dependent in large part upon compliance programs of external third parties or scientific equipment and software vendors over whom we have no direct control. Accordingly, the inability of critical vendors to meet Year 2000 compliance deadlines could have a material adverse impact on our operations from a product development, clinical trial or commercial manufacturing standpoint. This could negatively affect our financial condition, results of operations and cash flows.

     To date, we have not experienced any Year 2000 computer problems. Also, we are not aware of any Year 2000 computer problems experienced by our vendors. We will, however, continue to monitor the situation, in the event any problems occur during the year.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     On January 28, 1997, the Securities and Exchange Commission adopted Securities Act Release No. 7386. This release requires that we disclose our policies used to account for derivatives and quantitative and qualitative information about market risk exposures. Market risk generally represents the risk of loss that may result from the potential change in value of a financial instrument as a result of fluctuations in interest rates and market prices.



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     We have not traded or otherwise transacted in derivatives nor do we expect to do so in the future. We have established policies and internal processes related to the management of market risks which we use in the normal course of our business operations.

     Interest Rate Risk

     The fair value of long-term interest rate debt is subject to interest rate risk. As we had a minimal amount of long-term debt at June 30, 1999, a change in interest rates would not have a material impact on our future operating results or cash flows.

     Foreign Currency Exchange Risk

     We believe our foreign currency risk is not material. At the present time, we do not have sales revenues or related receivables. Also, we do not purchase foreign currencies on a regular basis. Transfers of funds to our foreign subsidiary in Scotland are infrequent and are transferred at the then current exchange rate.

     We were not impacted by the European Union's adoption of the "Euro" currency. Our foreign operations are located in Scotland, and the United Kingdom did not participate in the adoption of the Euro. The United Kingdom does not have a scheduled date for the eventual adoption of the Euro.




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                                    BUSINESS

INTRODUCTION

     Viragen, Inc., a Delaware corporation, was organized in 1980. We operate through:

     o    Viragen, Inc. - parent company
          o    Viragen U.S.A. - 94% owned by Viragen, Inc.
          o    Viragen (Europe) Ltd - 87% owned by Viragen, Inc.
               o    Viragen (Scotland) Ltd - 100% owned by Viragen (Europe)
               o    Viragen (Germany) GmbH - 100% owned by Viragen (Europe)

We are in the business of researching and developing products which help the human immune system resist viral infections. Our primary product will be a natural interferon product named Omniferon(TM). We produce Omniferon from human white blood cells. Natural interferon stimulates and controls the human immune system. In addition, interferon may stem the growth of various viruses including those involved with diseases like hepatitis, multiple sclerosis, cancer and HIV/AIDS.

     Neither the United States Food and Drug Administration nor the European Union regulatory authorities have approved Omniferon. Viragen is currently seeking European Union regulatory authority approval for its Omniferon product. We will seek U.S. Food and Drug Administration approval in the future. These approvals require several years of clinical trials and substantial additional funds.

     In August 1998, we acquired a 10% equity interest, with an option to acquire up to an 80% interest, in Inflammatics, Inc. Inflammatics has licensed the rights to LeukoVAX, also a human blood derived natural product, for the treatment of rheumatoid arthritis. LeukoVAX is currently in U.S. Food and Drug Administration Phase I/II clinical trials.

     We are concentrating our efforts on the clinical trials necessary to obtain approvals for Omniferon, currently within the European Union, and later in the United States. We began our preclinical studies with Omniferon in March 1998 and obtained approval of our Clinical Trial Exemption Application in July 1999. Next, we began our clinical trials of Omniferon, in Europe, during the fourth calendar quarter of 1999.

RECENT DEVELOPMENTS

     We have entered into a series of strategic alliance and supply agreements with major worldwide suppliers of blood products. These agreements secure reliable and safe sources of human white blood cells, also known as leukocytes, which are critical to the production of both Omniferon and LeukoVAX. During 1998, we entered into agreements with the American Red Cross and America's Blood Centers. Between them, they collect annually a substantial majority of the U.S. blood supply. We also entered into a series of agreements covering a majority of the blood supply in Germany, a major European supplier.

     In July 1998, we entered into a strategic alliance and supply agreement with America's Blood Centers for the supply of human white blood cells. America's Blood Centers is a national network of non-profit, independent community blood centers operating in 45 states. America's Blood Centers members annually collect over 45% of the U.S. blood supply through member blood donation centers and mobile collection facilities. Under the America's Blood Centers agreement, we have first and preferential access to all leukocytes produced by America's Blood Centers members who have elected to participate in the program. We pay a fixed cost per leukocyte provided during the first two years of the agreement. After the first two years, the price may vary based upon increased costs incurred by participating America's Blood Centers members.

     The America's Blood Centers agreement also provides for a royalty payment to be paid for each leukocyte provided under this agreement. The royalty is based on the higher of:

     o    a percentage of net revenues realized by Viragen,


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


     o the estimated net revenues that could have been realized, based on the sale of Omniferon, using the America's Blood Centers leukocytes provided, or
     o    a fixed dollar amount per leukocyte.

No minimum order requirement exists under the agreement. However, we have agreed with them that, prior to the date that a New Drug Approval Application becomes approved by the Food and Drug Administration, we will negotiate in good faith to reach an agreement on a minimum leukocyte purchase commitment.

     In August 1998, we entered into a fifteen-year agreement with the American Red Cross for the supply of leukocytes. The American Red Cross collects approximately half of the U.S. blood supply. The American Red Cross agreement provides for us to purchase leukocytes, consistent with agreed upon specifications, based on quarterly forecasts. We may pay for the leukocytes in cash or our common stock at the option of the American Red Cross. The valuation of shares will be based on the average closing price of our shares for the five days prior to the payment due date less a discount. The American Red Cross agreement also contains an initial price per leukocyte modified by a volume discount pricing schedule and rebate program. This pricing schedule may change based on periodic renegotiations. Upon execution of the agreement, the American Red Cross received a warrant to purchase up to 500,000 shares of our common stock with exercise prices ranging from $5.50 to $11.00 per share. We also entered into a stockholder's agreement and registration rights agreement. These agreements relate to shares underlying the warrant and shares received in lieu of cash for leukocyte purchases.

     In August 1998, we entered into a strategic alliance with Inflammatics, Inc., a private drug development company, headquartered in Philadelphia, PA. At the same, time we purchased a 10% equity interest in Inflammatics, which is focused on the development of LeukoVAX, an immunomodulating therapy derived from leukocytes. LeukoVAX is currently in Food and Drug Administration Phase I/II clinical trials for rheumatoid arthritis.

     Under the Inflammatics agreement, we made an initial investment by purchasing series A convertible preferred stock of Inflammatics for $1 million and warrants to purchase 250,000 shares of our common stock. The warrants are exercisable at prices ranging between $1.00 and $1.78 per share. We also received two options to acquire up to an additional 70% equity position in Inflammatics through two additional fundings. These fundings would be made solely at our option.

     The first additional funding is subject to our evaluation of the Phase I/II clinical trial results. It would include:

     o    the issuance of 1,000,000 shares of common stock,
     o the issuance of 300,000 common stock purchase warrants exercisable at $1.00 through August 14, 2003, and
     o    the underwriting of Phase III clinical trials.

In exchange, we can acquire an additional 36.3% equity interest in Inflammatics. Preliminary estimates of the cost for Phase III clinical trials of LeukoVAX range between $6.0 million and $10.0 million.

     The second additional funding is subject to our further evaluation of the Phase III clinical trial results. It provides for the issuance of an additional 2,000,000 shares of common stock in exchange for an additional 33.3% equity interest in Inflammatics.

     In November 1998, Viragen signed an exclusive supply and distribution agreement with AGC, a Pakistan-based, multinational conglomerate. This agreement provides for the purchase and distribution of Omniferon. Under this agreement, AGC's designated territories include:

     o    India,
     o    Pakistan,
     o    Saudi Arabia,


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


     o    Kuwait,
     o    Yemen,
     o    Oman,
     o    UAE,
     o    Brunei, and
     o    other Middle Eastern countries.

AGC must purchase a minimum of $20 million of Omniferon over five years. The purchase minimums become binding on AGC if and when:

     o AGC receives the required regulatory approvals for product commercialization in all of the above territories, and
     o we receive the regulatory approvals to export Omniferon from our commercial manufacturing facility in Edinburgh, Scotland.

AGC has agreed to provide Viragen with its projected annual requirements to be updated quarterly. Projected requirements in excess of agreed purchase minimums are binding on AGC. The purchase minimums, if contractually triggered, will be secured by a $1 million irrevocable revolving letter of credit. AGC and Viragen have agreed that if and when we obtain regulatory approval for commercialization of Omniferon in the United States and/or Europe, both parties will negotiate in good faith an amendment to the agreement which could modify the purchase minimums and selling price.

     The AGC agreement has been approved by the boards of directors of AGC and Viragen.

     Under the AGC agreement, AGC is responsible for clinical and regulatory costs to obtain approvals for commercialization of Omniferon in their designated territories. AGC is also responsible for all subsequent sales, marketing and distribution activities. AGC is required to build, own and operate, at their expense, a pharmaceutical distribution facility in a mutually agreeable location within the territories. AGC has informed us that they initially intend to focus on distribution for hepatitis B and C. These diseases are at epidemic proportions in the designated territories.

     In July 1999, Viragen entered into a letter of intent with Drogsan Healthcare, a Turkish pharmaceutical company. The letter of intent outlines the terms of a supply and distribution agreement between Viragen and Drogsan for natural interferon. These terms are similar to the AGC agreement. The final terms of this agreement are still being negotiated.

OPERATIONS

     In July 1999, Viragen (Scotland) Ltd. received regulatory approval of its Clinical Trial Exemption Application, to begin Phase I/II human clinical trials of its Omniferon product, initially for the treatment of hepatitis C. We began our clinical trials in the fourth calendar quarter of 1999.

     Viragen will require significant additional financing to conduct and complete clinical trials for the purpose of obtaining European Union and/or Food and Drug Administration approvals for Omniferon or LeukoVAX. Clinical testing toward European Union and/or Food and Drug Administration approval is an expensive process. This is expected to take several years to accomplish with no assurance that regulatory approvals will eventually be obtained.

THE PRODUCTS

     Viragen derives its Omniferon from human white cells also known as leukocytes. Natural interferon is one of the body's natural defensive responses to foreign substances like viruses. It is so named because it "interferes" with viral growth. Natural interferon consists of protein molecules that induce antiviral, antitumor and immunomodulatory responses within the body. Medical studies indicate that interferons may inhibit malignant cell and tumor growth without affecting normal cell activity.

     There are two basic types of interferon. They are differentiated primarily by their method of manufacture and resulting composition. The first, as produced by Viragen, is a multi-species natural, human leukocyte-derived alpha interferon. This is produced by cultivated human white blood cells. The introduction of a harmless agent induces the cells to produce natural interferon. Natural interferon is then separated from other natural proteins and purified to produce a highly concentrated product for clinical use. The second type of interferon is recombinant or synthetic interferon (alpha or beta). This is a genetically engineered interferon. Generally, it is produced from a single human gene in bacterial cells by recombinant DNA techniques.

     Clinical studies indicate that there may be significant therapeutic differences between the use of natural interferon and synthetic interferon. We believe that treatment with synthetic interferon may cause an immunological response through the production by the human immune system of neutralizing and/or binding antibodies. These antibodies reduce the effectiveness of the treatment or may cause adverse side effects. We believe that the production of neutralizing and/or binding antibodies is fairly non-existent in patients treated with natural interferon. Furthermore, primarily due to biological differences, the side effects of treatment with natural interferon may be milder than with a recombinant or synthetic interferon.

THE INTERFERON INDUSTRY

     Prior to 1985, natural interferon was the only type of interferon available. Research institutions and other biomedical companies like Viragen were working to solve the problem of the high cost related to the industrial-scale production of natural interferon. In 1985, Hoffman-LaRoche, Inc. and Schering-Plough Corporation, two major pharmaceutical companies, successfully developed synthetic interferon using DNA technology. They subsequently received Food and Drug Administration approval to produce and market their recombinant alpha interferon products for the treatment of hairy-cell leukemia, hepatitis and Kaposi's Sarcoma, an AIDS-related skin cancer.

     After the emergence of recombinant or synthetic alpha interferon, the medical community's interest in natural interferon diminished. This was due primarily to the limited availability and its higher cost of production. Most clinical studies thereafter utilized a synthetic product.

     Hoffman-LaRoche, Inc. and Schering-Plough Corporation continue to actively market their products and promote the therapeutic benefits of their synthetic interferon products. In 1993, Chiron Corp. received Food and Drug Administration approval of BetaSeron(TM), its recombinant beta interferon, for the treatment of relapsing/remitting multiple sclerosis. In 1996, Biogen, Inc. received Food and Drug Administration approval for Avonex(TM), its recombinant beta interferon, for relapsing/remitting multiple sclerosis. In 1997, Teva Pharmaceuticals received Food and Drug Administration approval of its peptide chemical compound, Copaxone(TM), for relapsing/remitting multiple sclerosis. In addition to the manufacturers of synthetic interferons, Interferon Sciences, Inc. received Food and Drug Administration approval in 1989 to sell, in injectable form, Alferon(TM), a natural interferon product, for genital warts.

APPLICATIONS OF INTERFERON

     Human leukocyte interferon is a naturally occurring protein which serves to enhance the body's immune response to viral infections. Viragen believes interferons can arrest the progress of viral based infections, reducing symptoms and disease related complications with a minimum of side effects.

Hepatitis C

     The hepatitis C virus is a major worldwide cause of acute and chronic hepatitis. Hepatitis C, previously known as "non-A, non-B hepatitis", affects an estimated 4 million Americans. Approximately 30,000 new cases are diagnosed each year. It is responsible for an estimated 8,000 deaths annually. Hepatitis C is currently the leading cause of liver transplantation in the United States. Based on a review of published literature and evaluation by our scientific staff and advisors, we believe that our Omniferon product may prove effective in the treatment of this indication. Currently, the Food and Drug Administration has approved interferons for the treatment of Hepatitis C including:

     o    Hoffman-LaRoche's Roferon(TM),
     o    Schering-Plough's Intron A(TM), and
     o    Amgen's Infergen(TM).

  Hepatitis B

     Approximately 45% of the world population live in areas with a high prevalence of hepatitis B infection. In these areas, the lifetime risk of infection can exceed 60%. Most infections in these areas are acquired at birth or during early childhood, when the risk of developing chronic infection is highest. The United States is not in a high prevalence area. Here approximately 300,000 cases of acute hepatitis B are diagnosed annually. Between 2% and 10% of these patients develop chronic infections. These infections put the patients at risk of progressive liver disease possibly leading to cirrhosis and/or hepatocellar carcinoma.

     Synthetic interferon alpha is the only U.S. Food and Drug Administration approved drug for hepatitis B. It has proven to be effective in the treatment of some cases. Viragen believes that Omniferon may also prove effective in the treatment of hepatitis B.

  Multiple Sclerosis

     In 1988, we conducted a patient funded, multi-phase clinical trial for the treatment of multiple sclerosis with Alpha Leukoferon, our first-generation natural interferon product. We conducted this study on a double-blind basis. Certain patients received different dosage levels of that product and other patients received a placebo. The study terminated in mid-1992. Published information on these trials indicates that, in many cases, our Alpha Leukoferon product provides favorable results in the treatment of patients afflicted with relapsing/remitting, relapsing progressive and chronic progressive multiple sclerosis.

     The principal investigator for this study authored, together with other investigators, an abstract of the favorable results achieved in many cases with the use of our Alpha Leukoferon product in the treatment of various types of multiple sclerosis. In 1994, the abstract, titled "Stabilization of Relapsing-Remitting and Progressive Multiple Sclerosis with Natural Interferon
Alpha: A Preliminary Trial," was published in the Annals of Neurology. This is the official journal of the American Neurological Association. The investigators and Viragen published an additional article, titled "Natural Alpha Interferon in Multiple Sclerosis: Results of Three Preliminary Series." It appeared in the Journal of International Medical Research in 1996.

  Chronic Myelogenous Leukemia

     Chronic myelogenous leukemia is one of a group of diseases called myeloproliferative disorders. It is usually recognized by a distinctive cytogenetic abnormality, known as the Philadelphia chromosome. The current treatment for chronic myelogenous leukemia is high dose chemotherapy with bone marrow transplantation. Interferon therapy has emerged as a possible effective initial treatment in this disease. This kind of therapy affects both the presence of leukemia cells as well as the number of bone marrow cells having the Philadelphia chromosome.

  HIV/AIDS

     In March 1996, Viragen, in collaboration with Biodoron, a Hollywood, Florida based clinic, received approval from Health and Rehabilitative Services under Florida's Investigational Drug Program to conduct an investigational study in Florida of our Alpha Leukoferon product. This approval was for the treatment of HIV/AIDS in hemophiliacs. Viragen entered into an agreement with Quantum Health Resources, Inc., which contributed $330,000 toward to the cost of the study. Quantum, a subsidiary of Olsten Services Corp., is a national provider of alternate site therapies and support services for people affected by chronic disorders, including hemophilia. The study began in March 1996. A total of 35 patients enrolled to receive Alpha Leukoferon for a minimum of six months in combination with a comprehensive HIV/AIDS treatment program. While the study suggested that Alpha Leukoferon was safe or well tolerated, the overall study results proved to be inconclusive due to the smaller than anticipated number of patients that finished the study.

MANUFACTURE OF INTERFERON

     Human white blood cells, also known as leukocytes, and a stimulating agent are needed to produce human interferon. These raw materials are readily available to us. A Food and Drug Administration approved stimulating agent, which is harmless to humans, will be introduced into the white blood cell, which induces the cell to produce interferon. The interferon is then separated from other proteins, extracted and purified. Viragen's Omniferon product is currently being manufactured in our Scottish facility for use in the human clinical trials, which began in the fourth quarter of calendar 1999.

     Production methods that we have developed, as well as enhanced methods currently under development, we believe will reduce our costs of production and, ultimately, the market price of Omniferon to patients. However, we cannot assure you that this new manufacturing technology will achieve the level of manufacturing proficiency and product improvement hoped for.

RESEARCH AND DEVELOPMENT

The entire process of research, development and European Union and/or Food and Drug Administration approvals of a new bio-pharmaceutical drug takes several years. It also requires substantial funding. In July 1999, Viragen received approval of its European Clinical Trial Exemption Application to begin clinical trials of Omniferon. Through our equity investment in Inflammatics, we are currently involved n Food and Drug Administration Phase I/II clinical trials of LeukoVAX. Our present focus is the continued research and development of Omniferon for the treatment of hepatitis B and C, multiple sclerosis, chronic myelogenous leukemia, herpes and HIV/AIDS.

     We have spent a substantial amount of time and resources on the research and development of improved cell stimulation and purification techniques for our Omniferon product. We believe improving these processes will improve the purity of the product while increasing production yields. We believe that focusing research efforts on increased production yields, if successful, will significantly lower costs of production. This will result in a lower more competitive sales price of Omniferon.

     Research and development costs totaled $1,062,034, $5,152,748, $4,222,332 and $2,360,416, for the three months ended September 30, 1999, and the fiscal years ended June 30, 1999, 1998 and 1997, respectively .

ROYALTY AGREEMENT

     Viragen and Medicore, Inc., a former affiliate, have a royalty agreement. It provides for a maximum cap on royalties to be paid to Medicore of $2,400,000. It includes a schedule of royalty payments of:

     o 5% of the first $7,000,000 of sales of interferon and related products,
     o    4% of the next $10,000,000, and
     o    3% of the next $55,000,000

until the total of $2,400,000 royalty is paid. The agreement also states that royalties of approximately $108,000 previously accrued as payable to Medicore will be the final payment. As we have had no interferon sales, no royalty expense has been recognized for the three months ended September 30, 1999 or the three fiscal years ended June 30, 1999.

PATENTS

     Viragen believes its production techniques are unique and are capable of yielding a superior quality product. We believe that our production techniques will allow us to offer Omniferon at a price competitive with the recombinant interferons.

     Viragen has filed two patent applications covering Omniferon production techniques. We have also submitted several foreign patent applications relating to natural interferon for topical use. Several of these patents have been granted. During fiscal 1999, our patent issued in Japan for the topical use of interferon was challenged by a Japanese company. We successfully defended our patent position.

     Under a license agreement between Viragen and Viragen (Europe) Ltd. dated July 12, 1995, Viragen (Europe) has exclusive rights to Viragen's technologies. These include technologies covered by patent, for all countries in the European Union. In addition, we granted Viragen (Europe) the non-exclusive rights to Viragen's technology throughout the world, excluding the United States and its territories. Viragen (Europe) will pay Viragen a royalty ranging from 10% to 5% of sales, with a minimum of $2 million per year, subsequently modified to $167,000 per month. Viragen deferred the minimum royalty payment until Viragen (Europe) has the necessary cash flow to meet this payment. The initial term of this agreement is 15 years and automatically renews for two successive 15-year periods.

     United States patents have been issued to others for genetically engineered and human-derived interferon. In the event of valid claims, Viragen may have to negotiate license agreements with patent holders to use some processes and products. We believe that we do not infringe upon any current patent. Also, no one has alleged patent infringement by Viragen.

     Someone can challenge the validity and enforceability of a patent by litigation after its issuance. If the outcome is against the owner of the patent, other parties may be free to use the subject matter of the patent. Protection provided by foreign patents may be different than in the United States. We cannot assure you that any future patents will offer substantial protection or commercial benefit to us.

REGULATION

United States and European Union

     Viragen's activities and its products and processes are subject to substantial government regulation in the United States and within the European Union. The European Union, Food and Drug Administration, state and local agencies regulate the manufacturing, advertising and sale of biologic substances and pharmaceutical products. The Food and Drug Administration has mandatory procedures and standards, which apply to the clinical testing, marketing and manufacture of any biologic product, including ours. European Union and/or Food and Drug Administration approvals for commercialization of any new product can take significant time and capital, since it involves extensive testing procedures and lengthy clinical trials. These trials involve the measurement of product safety, toxicity, and efficacy under specific protocols. The process of obtaining European Union and/or Food and Drug Administration approvals requires extensive animal testing to demonstrate product safety and preferred dosages. Human tests are then performed to show and to document findings as to safety, effectiveness, toxicity and side effects. Data is then gathered and evaluated, followed by the submission of all information and data to the regulatory authorities.

     Viragen, through Viragen (Scotland), has completed the preclinical studies of its Omniferon product in the European Union. In July 1999, we received approval of our Clinical Trial Exemption application to begin clinical trials on humans. We began the clinical trials in the European Union during the fourth calendar quarter of 1999. Eventually, we expect to submit an Investigative New Drug Application to the Food and Drug Administration for use of Omniferon in the U.S. To help us during the approval process, we assembled a clinical advisory committee. It consists of scientists, medical researchers and clinicians. They are acting in an advisory capacity to assist us in developing the medical, scientific and clinical aspects in support of our clinical trials. This is initially with the European Union and eventually in the United States.

     In Europe and the United States, human clinical trial programs generally involve a three phase process. Typically, Phase I trials are conducted in healthy volunteers to determine any early side effects and the pattern of drug distribution and metabolism. Phase II trials are conducted in groups of patients afflicted with the target disease to provide sufficient data for the statistical proof of effectiveness and safety required by regulatory agencies. If Phase II evaluations indicate potential effectiveness with an acceptable safety profile, Phase III trials are performed. Phase III is performed to conclusively demonstrate clinical effectiveness and safety within an expanded patient population from multiple clinical study sites. Regulatory authorities may also require Phase IV studies to track patients after a product is approved for commercial sale.

     Regulatory approvals depend on a number of factors, including. These include the severity of the disease in question, the availability of alternative treatments, and the risks and benefits demonstrated in clinical trials.

     American pharmaceutical manufacturers who sell outside of the United States are also subject to Food and Drug Administration jurisdiction. Semi-finished drugs may be shipped, under controlled circumstances, for further processing, packaging, labeling and distribution to third parties in approved foreign countries. This controlled distribution is subject to the laws that apply in those countries. For Viragen to conduct this type of sale, we must comply with all Food and Drug Administration rules and regulations.

License and Manufacturing Agreement

     European Union regulations require less stringent preclinical studies for naturally occurring substances like our Omniferon product, than for genetically engineered products. While we provide you with no assurances, we expect to possibly receive an accelerated review of the various European Union processes and clinical trials prior to market approval in the European Union.

     In July 1995, Viragen (Scotland) entered into a license and manufacturing agreement with the Common Services Agency of Scotland to secure a sufficient source of needed raw materials. We also wanted their expertise in the area of blood-derived products and the regulatory approval process. The agency is an adjunct of the Scottish Government which acts on behalf of the National Health Service in Scotland and the Scottish National Blood Transfusion Service. The agency owns and operates a blood fractionation facility in Edinburgh, Scotland. It has the physical and technical capacity to supply leukocytes and manufacture alpha interferon from human leukocytes using our processes. We believe that securing a sufficient qualified long-term source of blood-derived raw materials within the European Union is critical for us to conduct European Union clinical trials as well as providing a sufficient source of raw materials for future subsequent commercial manufacturing.

     During fiscal 1998, we were notified that, due to concerns over the possible presence of Mad Cow disease in the UK blood supply, human leukocytes collected in Scotland would not be approved for use in our clinical trials or potential commercial production. This would remain until the European regulatory authorities were satisfied that the risk of contamination had been minimized. Due to their situation, we intend to use leukocytes collected in Germany under our German Red Cross contractual arrangements, as well as other approved sources.

     Under the terms of the agreement with the German Red Cross, our subsidiary, Viragen (Germany) GmbH, has the right to receive on a preferential basis leukocytes produced by the German Red Cross. Viragen (Germany) has a right to receive 1,000,000 leukocytes per year with deliveries to be ordered on a quarterly basis. During the initial two-year period of the agreement, Viragen (Germany) may determine its annual order quantity up to 1,000,000 leukocytes. After the initial two-year period, the annual order quantity will be 1,000,000 leukocytes plus or minus 15%. Under this agreement, we will pay the German Red Cross on a percentage of sales of Omniferon attributable to Viragen (Germany) leukocytes. The German Red Cross will also be entitled to receive priority distributions of Omniferon from German sourced leukocytes. Leukocytes provided by the German Red Cross have been approved for use in our Scottish facility.

     We engaged professionally recognized consultants familiar with the European Union regulatory process to assist in the manufacturing and product approval submissions. In addition, the Scottish Blood Transfusion Service has a full-time regulatory department that has obtained approval in the European Union of numerous European Union blood-derived products. The Scottish Blood Transfusion Service will also work with us to obtain a manufacturing license and later product approvals at the conclusion of the European Union clinical studies. After obtaining a manufacturing license for Omniferon, we intend to seek Food and Drug Administration manufacturing approval of our Scottish manufacturing facility. However, we can give you no assurances that the Food and Drug Administration will license or approve the Scottish manufacturing facility or Omniferon for clinical trials and distribution in the United States.

     Viragen (Scotland) was organized to manufacture and distribute Omniferon and related products in the European Union and other countries outside the United States. Viragen has transferred patent and proprietary rights to Viragen (Scotland) under a grant of license. Viragen (Scotland) has provided the Transfusion Service with an exclusive license to use the proprietary rights covered by the license and manufacturing agreement for the manufacture and distribution of Omniferon within the European Union. The Transfusion Service has committed to participate with us in the manufacture of Omniferon in sufficient scale to accommodate the European Union clinical trials. They also agreed to conduct studies relevant to our product and cooperate with us in complying with the laws and regulations of the European Union.

     We are providing the Transfusion Service with full access to our proprietary technology and specialized equipment under the license and manufacturing agreement. We are also absorbing all costs of securing permits and regulatory approvals, and expanding the Transfusion Service facilities, if necessary, to participate in the manufacture of Omniferon. In addition, we are bearing the costs of obtaining documentation showing compliance with European Union regulatory requirements.

     We have agreed to pay the Transfusion Service for product manufactured:

     o    for use in clinical trials in the European Union,
     o    for sales prior to obtaining new drug application approval, and
     o    for sales following regulatory approval.

     Under this arrangement, payments will be made at varying percentages in relation to costs, as follows:

     o for products manufactured for clinical trials, they are entitled to cost plus 25%,
     o for sales prior to obtaining new drug application approval, cost plus 40%, and
     o    for sales following approval, cost plus 50%.

     Products manufactured and used for humanitarian purposes or for medical use by patients of the Scottish National Health Services or the United Kingdom National Health Services will involve either no payments to the agency or payments at substantially discounted prices.

     We also have agreed to pay the Transfusion Service for providing process documentation for any additional manufacturing facilities we might establish.

     The term of the license and manufacturing agreement is for a five-year period. There are also two additional five-year extension terms at our option. The agreement also contains provisions protecting our proprietary rights and limits various competitive activities by the Transfusion Service.

COMPETITION

     Competition in the research, development and production of interferon, and other immunological products is intense. It involves major, well-established and well-financed pharmaceutical and commercial entities, as well as major educational and scientific institutions. Many researchers, some of whom have substantial private and government funding, are involved with interferon production, including production of interferon through synthetic DNA technology. A number of large companies, including Hoffman-LaRoche, Inc., Schering-Plough Corporation, Biogen, Inc., Chiron Corp., Berlex Laboratories and Ares-Serono are producing, selling and conducting clinical trials with these recombinant interferons (alpha and beta) and other immunological products. These relate to the treatment of cancer and viral infections, including hepatitis C, our first targeted use of Omniferon.

     In addition to the manufacturers of synthetic interferons, Interferon Sciences, Inc., a domestic manufacturer of natural interferon, received Food and Drug Administration approval in 1989 to sell, in injectable form, their natural interferon product for genital warts.

     We believe that competition is also based on production ability, technological superiority and administrative and regulatory expertise in obtaining governmental approvals for testing, manufacturing and marketing of the product.

     The timing of the entry of a new pharmaceutical product into the market is an important factor in determining that product's eventual success. Early marketing has advantages in gaining product acceptance and market share. Our ability to develop products, complete clinical studies and obtain governmental approvals in the past had been hampered by a lack of adequate capital. Viragen is not presently competitive in the biopharmaceutical industry, because it does not have a product, which can be distributed, at this time.

EMPLOYEES

     As of January 25, 2000, we have 40 employees. Of these, 31 are research and development and quality assurance/quality control personnel. The remaining 9 employees are management, regulatory and/or administrative personnel.

PROPERTIES

     In November 1996, Viragen entered into a ten year lease for 14,800 square feet in Plantation, Florida. This location contains our domestic administrative and executive offices. The lease contains an option for up to two additional five-year terms. Base lease payments on the facility total $15,700 per month. Our administrative offices are located at 865 SW. 78th Avenue, Suite 100, Plantation, Florida 33324; phone (954) 233-8746.

     Viragen owns a 14,000 square foot building in Hialeah, Florida. This facility includes a laboratory for biomedical research and development activities. In August 1999, we obtained a $600,000 mortgage on our Florida laboratory facility. The facility is also pledged against a $400,000 promissory note obtained in November 1999. We intend to sell our Florida laboratory facility during fiscal 2000, and consolidated our research and production assets in our Edinburgh, Scotland facility.

     In November 1996, through Viragen (Scotland), we entered into a five year lease agreement in a biotechnology park in the Edinburgh area of Scotland. This facility, consisting of approximately 12,000 sq. ft., contains our European laboratory and production facilities. This location augments other productive assets available to us within the Transfusion Service facility under the Scottish agreement. The annual base lease rate for the facility is 71,700 UK pounds or approximately US$119,700 plus adjustment for common area maintenance charges. Viragen (Scotland) has the right to renew the lease for four additional five-year terms.

     We believe our properties are in good condition, well-maintained and generally suitable and adequate to carry on our business. We also believe that we maintain sufficient insurance coverage on all of our real and personal property.

LEGAL PROCEEDINGS

     In October 1997, Viragen, the company's president and Cytoferon Corp., a former affiliate of the president, were named as defendants in a civil action brought in the United States District Court for the Southern District of Florida (Walter L Smith v Cytoferon Corp. et al; Case No: 97-3187-CIV-MARCUS). The plaintiff is a former Viragen stockholder and investor in Cytoferon Corp. The suit alleged the defendants violated federal and state securities laws, federal and state RICO statutes, fraud, conspiracy, breach of fiduciary duties and breach of contract. The plaintiff was seeking an unspecified monetary judgement and the delivery of 441,368 shares of common stock. Viragen filed a motion to dismiss denying the allegations and requesting reimbursement of its costs.

     In November 1997, the plaintiff filed a notice of voluntary dismissal with the federal court concurrently notifying Viragen of his intent to refile a complaint in circuit court in the state of Florida.

     In December 1998, the U.S. District court awarded us reimbursement of attorneys' fees and expenses under Rule 11 of the Federal Rules of Civil Procedure and the Private Securities Litigation Reform Act. We have submitted to the Court a request for reimbursement of litigation related costs of approximately $75,000, but we are uncertain what we can recover.

     The plaintiff filed a complaint in the Circuit Court of the 11th Judicial Circuit for Miami-Dade County, Florida (Case No: 97-25587 CA30) naming the same defendants. The suit alleges breach of contract, fraud, violation of Florida's RICO statute and breach of fiduciary duties. It seeks an unspecified monetary judgment and specific performance delivery of 441,368 shares of common stock. The plaintiff is claiming that he is entitled to additional shares of common stock under a consulting agreement. He also says that Viragen's president breached his fiduciary duty to Cytoferon Corp. by not achieving sufficient financing for Viragen which would have entitled Cytoferon Corp. to additional shares. He is also claiming misrepresentations in connection with the previous Cytoferon financings.

     In March 1998 the Circuit Court granted Viragen's Motion to Dismiss the complaint. Subsequently, the plaintiff filed an Amended Complaint alleging breach of contract, fraud, violation of Florida's RICO ACT and breach of fiduciary duties and seeking an unspecified monetary judgement and specific performance delivery of 441,368 shares of common stock. In April 1998, Viragen filed a Motion to Dismiss plaintiff's amended complaint which was denied by the Court. Viragen denies the allegations of the complaint and intends to continue to vigorously defend the claims.. We cannot determine at this point, the ultimate liability, if any, resulting from this litigation. No accrual for loss has been recorded.

                                   MANAGEMENT

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

                                                                                       SERVED AS OFFICER AND/OR
    NAME                            AGE               POSITION WITH THE COMPANY              DIRECTOR SINCE            CLASS
    ----                            ---               -------------------------        -------------------------       -----
    Gerald Smith                   69      Chairman of the Board                    1994
                                           Chief Executive Officer                  1998                                 C
                                           President                                1993

    Robert Zeiger                  55      Vice Chairman of the Board               1998                                 B

    Dennis W. Healey               51      Chief Financial Officer                  1980
                                           Treasurer                                1980                                 B
                                           Director                                 1984
                                           Executive Vice President                 1993
                                           Secretary                                1994

    Dr. Magnus Nicolson            39      Chief Operating Officer                  1999

    Melvin Rothberg                52      Executive Vice President                 1999

    Carl N. Singer                 81      Director                                 1997                                 C

    Peter D. Fischbein             59      Director                                 1981                                 B

    Sidney Dworkin, Ph.D.          78      Director                                 1994                                 A

    Robert Salisbury               54      Director                                 1998                                 A

    Charlie Simons                 81      Director                                 1998                                 A

    Jose I. Ortega                 27      Controller                               1996



On February 28, 1997, we amended our Certificate of Incorporation and set up a classified board of directors with the 1997 annual meeting. Following that meeting, we divided directors into three subclasses consisting of class A, class B and class C.. The initial term of the class A directors expired after the 1998 annual meeting of stockholders; the term of the class B directors initially expires after the 1999 annual meeting; and the term of the class C directors initially expires after the 2000 annual meeting. At each annual meeting, stockholders will elect directors of the class whose term expired. Directors will be elected to hold office for a term to expire at the third ensuing annual meeting.

     Gerald Smith became president of Viragen in May 1993. Since 1982, Mr. Smith was a principal stockholder, president, chief executive officer and a director of Business Development Corp. Business Development has served as a managing entity and consultant to several high technology ventures including Compupix Technology Joint Venture. From August 1991 to December 1991, Mr. Smith was the chief executive officer of Electronic Imagery, Inc., a company engaged in the development of imaging software. Mr. Smith was also the president, chief executive officer and a director of Cinescopic Corporation and International Database Service, Inc. These are computer-oriented companies which developed database technology using the personal computer for audio, video, animation and real time communication. Mr. Smith discontinued the operations of Business Development Corp. in order to devote all of his time to Viragen. Mr. Smith is also chairman of the board and president of Viragen (Europe) Ltd.

     Robert H. Zeiger was appointed chief executive officer and chief operating officer of Viragen, during May 1995. At that time, he was also elected as a director. Mr. Zeiger has served as a pharmaceutical executive since 1971. From 1985 to 1994, Mr. Zeiger was employed by Glaxo, Inc., Research Triangle Park, North Carolina. He served as vice president and general manager of their Dermatological Division from 1985 to 1988. He then served as vice president and general manager of Glaxo Pharmaceuticals from 1991 to 1994. Previously, Mr. Zeiger served as vice president marketing and sales with Stiefel Laboratories, Inc., Coral Gables, Florida, from 1979 to 1985. He was national sales manager to Knoll Pharmaceutical Company, Whipping, New Jersey from 1971 to 1979. Mr. Zeiger has also served as chief executive officer and a director of Viragen (Europe). On July 31, 1998 Mr. Zeiger resigned his positions of chief executive officer of Viragen and Viragen (Europe) and director of Viragen (Europe) for health reasons. His resignations were effective September 30, 1998. Mr. Zeiger continues to serve as vice chairman and senior pharmaceutical advisor to the Viragen board. He is a member of the executive committee of the board of directors.

     Dennis W. Healey is a certified public accountant. He was appointed chairman of the board and chief executive officer on April 13, 1993. In June 1994, Mr. Healey relinquished his position as chairman of the board to Mr. Smith. In July 1994, he relinquished the position of chief executive officer. Upon Gerald Smith becoming president in May 1993, Mr. Healey became executive vice president. He has served as chief financial officer and treasurer since 1980. Mr. Healey was appointed secretary in 1994. Until his resignation in July 1996, Mr. Healy served as senior vice president, principal financial officer and treasurer of Medicore, Inc. This is a public company engaged primarily in electronics assembly and ownership of dialysis centers. He was also executive vice president of its Techdyne affiliate. He served as treasurer of most of Medicore's subsidiaries. He was also vice president of Dialysis Corporation of America, a subsidiary of Medicore, and as secretary, treasurer and director of other Dialysis Corporation of America subsidiaries. Mr. Healey joined Medicore in 1976 as its controller. Mr. Healey is also executive vice president, treasurer, secretary and a director of Viragen (Europe) and Viragen U.S.A.

     D. Magnus Nicolson, Ph.D. was appointed chief operating officer of Viragen and Viragen (Europe) upon the resignation of Dr. Jay Sawardeker in July 1999 and August 1999, respectively. Dr. Nicolson was elected a director of Viragen (Europe) in 1997. He has served as the managing director of Viragen (Scotland) since April 1996. From 1992 to 1995, Dr. Nicolson was employed by Scottish Enterprise, an agency of the Scottish government responsible for generating economic development in Scotland. During his time at Scottish Enterprise, he served as:

     o    technology manager for Locate in Scotland (1995),
     o    senior executive (1993 to 1995), and
     o contractor, healthcare liaison office of Dunbartonshire Enterprise (1992 to 1993).

From 1990 to 1992, Dr. Nicolson conducted various market research projects for a variety of public and private enterprises as an independent marketing consultant. In 1988, Dr. Nicolson was awarded a Doctorate in Immunology from the University of Strathclyde. He earned a Masters Degrees in both Immunology and Business in 1985 and 1992, respectively. Dr. Nicolson is a Fellow of the Royal Society of Medicine, a Member of the Royal Society of Chemistry, and a Member of the Chartered Institute of Marketing.

     Melvin Rothberg joined Viragen as chief executive officer of Viragen U.S.A. in April 1998. In April 1999, Mr. Rothberg assumed the position of an executive vice president of Viragen. Prior to joining Viragen, Mr. Rothberg served as a vice president of Althin Medical, Inc., a U.S. subsidiary of a Swedish medical company, from 1990 to 1998. Mr. Rothberg served as a director and manager of a number of divisions of C.D. Medical, a division of the Dow Chemical Company, from 1983 to 1990. He was an engineer with Cordis Dow Corporation from 1974 to 1983.

     Carl N. Singer was elected a director in August 1997. He currently serves as chairman of the executive committee of the board of directors. Since 1981, Mr. Singer has served as chairman of Fundamental Management Corporation, a Florida-based institutional investment fund. Mr. Singer has also served as a director, president and CEO of Sealy, Inc., Scripto, Inc. and the BVD Company.

     Peter D. Fischbein is an attorney who has been practicing law for approximately 34 years. Mr. Fischbein served as Viragen's secretary between May and December 1994. His former law firm on occasion represented Viragen, Medicore and the Viragen Research Associates Limited Partnership, which has contracts with Viragen, Inc. Mr. Fischbein is also a director of Medicore since 1984 and a director of Techdyne since 1985. Mr. Fischbein has been general partner of several limited partnerships engaged in oil exploration and real estate development.

     Sidney Dworkin, Ph.D. was elected a director in August 1994. He was a founder, former president, chief executive officer and chairman of Revco, Inc. Between 1987 and the present, Dr. Dworkin has also served as chairman of Stonegate Trading, Inc., an importer and exporter of various health, beauty aids, groceries and sundries. Between 1988 and the present, Dr. Dworkin has served as chairman of the board of Advanced Modular Systems, which is engaged in the sale of modular buildings. Between June 1993 and the present, Dr. Dworkin has also served as chairman of Comtrex Systems, Inc., which is engaged in development and sale of programmable cash registers. Dr. Dworkin also serves on the board of directors of CCA Industries, Inc., Interactive Technologies, Inc., Northern Technologies International Corporation and Crager Industries, Inc. All are publicly-traded companies.

     Charles J. Simons was elected to the board of directors in July 1998. He currently serves as chairman of the audit, finance and compensation committee of the board of directors. Mr. Simons has been a director of Renex Corp. since its inception in July 1993. Mr. Simons is the chairman of the board of G.W. Plastics, Inc., a plastic manufacturer. Also, he is an independent management and financial consultant. From 1940 to 1981, he was employed by Eastern Airlines, last serving as vice chairman, executive vice president and as a director. Mr. Simons is a director of Arrow Air, Inc., a cargo air carrier; Veridian, Inc., an aerospace company; and a number of private companies. He was also a director of Home Intensive Care, Inc. from 1988 until July 1993. Mr. Simons is also a director of MedWaste, Inc.

     Robert C. Salisbury was appointed a director of Viragen in December 1998. From 1974 to 1995, Mr. Salisbury was employed by the Upjohn Company serving in several financial related positions. These positions included manager of cash management, internal control and corporate finance from 1975 to 1981. He was vice president from 1985 to 1990, senior vice president from 1991 to 1994, and executive vice president for finance and chief financial officer from 1994 to 1995. Following the merger of Pharmacia and Upjohn, Inc. in 1995, Mr. Salisbury served as executive vice president and chief financial officer until 1998.

     Jose I. Ortega is a certified public accountant and joined Viragen as its controller in June 1996. From 1993 until joining Viragen, Mr. Ortega was a member of the audit staff of Ernst & Young LLP, Viragen's independent audit firm.

     There is no family relationship between any of the officers and directors.

     During fiscal 1999, Viragen's board of directors met on four occasions. Viragen has an executive committee and an audit, finance and compensation committee. The executive committee consists of Messrs. Singer (chairperson), Smith and Zeiger. The audit, finance and compensation committee includes Messrs. Simons (chairperson), Dworkin, Salisbury and Healey.

     The executive committee acts for the full board during intervals between board meetings, except on matters which by law may not be delegated. The executive committee will meet as necessary. All actions by the committee are to be reported at the next board of directors meeting. During fiscal 1999, the executive committee met on four occasions.

     The audit, finance and compensation committee oversees Viragen's audit activities to protect against improper and unsound practices and to furnish adequate protection to all assets and records. The audit, finance and compensation committee also communicates with Viragen's independent certified public accountants, on behalf of the board of directors. This committee receives written reports, supplemented by oral reports, from the audit firm. The audit, finance and compensation committee also provides overall guidance for officer compensation programs, including salaries and other forms of compensation. The committee is responsible for supervising the implementation of Viragen's budget process. Prior to fiscal 1998, our board of directors acted, as a whole, as the audit, finance and compensation committee. During fiscal 1999, the audit, finance and compensation committee met four times with all committee members present.

AUDIT, FINANCE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Currently, there are four members of the audit, finance and compensation committee. Three members are outside directors and one is an inside director. The one inside director is Dennis W. Healey, an executive vice president, treasurer, chief financial officer, and secretary of Viragen. Mr. Healey also serves in a similar capacity for one or more of Viragen's subsidiaries. Mr. Healey abstains from any discussions or votes concerning his salary and other forms of compensation.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

     The following table includes information concerning the compensation and employment agreements of the chief executive officers of Viragen and the four other most highly compensated executive officers as of June 30, 1999.


NAME AND                                                      OTHER ANNUAL      RESTRICTED     OPTIONS/       LTIP     ALL OTHER
PRINCIPAL POSITION           YEAR     SALARY       BONUS      COMPENSATION     STOCK AWARDS    SARS (#)     PAYOUTS   COMPENSATION
------------------           ----     ------       -----      ------------     ------------    --------     -------   ------------
Gerald Smith                1999       $282,000
  Chairman of Board         1998        263,000
  and President             1997        175,885                                                 1,050,000

Robert H. Zeiger            1999         22,582
   CEO, Director            1998        111,347
                            1997         65,250     12,500        5,000                            50,000

Dennis W. Healey            1999        252,000
   Exec. V.P.,              1998        240,000
   Treasurer, CFO           1997        163,345                                                   350,000
   and Director

Charles F. Fistel           1999        151,846
   Exec. V.P.,              1998        150,000
   Director                 1997        138,886                                                   300,000

Jay Sawardeker              1999        174,039
   Exec. V.P., and          1998        148,470
   Director                 1997        113,462                                                   200,000



Employment Agreements

     On March 1, 1997 Mr. Smith entered into a two-year employment agreement. This agreement provided for:

     o a salary of $190,000 and $200,000 for the first and second years, respectively,
     o options to purchase 1,000,000 shares of common stock at $3.22 per share exercisable over five years,
     o    health and life insurance,
     o    similar employee benefits generally available to other employees,
     o    use of an automobile and related maintenance, and
     o    reimbursement of business related expenses.

         On March 1, 1997, Mr. Smith also entered into a two year employment agreement with Viragen (Europe) Ltd. under terms similar to those of his Viragen employment agreement. The agreement provided for an annual salary of $10,000 and $20,000 for the first and second years. We amended the agreement on July 3, 1997, to provide for an annual salary of $72,000 for the year July 1, 1997 through June 30, 1998, and $82,000 per annum for the period from July 1, 1998 through February 28, 1999. Mr. Smith's employment agreements with both Viragen and Viragen (Europe) expired on March 1, 1999. On that date, he entered into a single employment agreement with Viragen under terms similar to his previous agreement. This agreement provides for a total annual salary of $282,000. Mr. Smith continues to serve as the president and chairman of Viragen (Europe).

         On May 9, 1995, Viragen entered into a two-year employment agreement with Robert H. Zeiger. Under the agreement, he was to serve as chief executive officer and chief operating officer through May 1, 1997. The agreement provided for:

     o    an annual salary of $120,000,
     o the issuance of options to purchase 1,000,000 shares of common stock at an exercise price of $.96 per share, with 500,000 shares being exercisable commencing May 8, 1996 through May 8, 2001 and the remaining 500,000 shares being exercisable commencing May 8, 1997 through May 8, 2002,
     o    health and life insurance,
     o    similar employee benefits generally made available to other employees,
     o    use of an automobile and related maintenance expenses, and
     o    reimbursement of business related expenses.

On August 1, 1997, Mr. Zeiger entered into a one year employment agreement under terms similar to his previous agreement except for certain notice of termination provisions. This agreement provided for a salary of $120,000 per year with an additional $5,000 per month, during the first six months of the contract term. In July 1998, Mr. Zeiger resigned for health reasons his positions as chief executive officer of Viragen and Viragen (Europe) and director of Viragen (Europe), effective September 30, 1998. Mr. Zeiger continues to serve as vice chairman and as senior pharmaceutical advisor to the Viragen board. He is a member of the executive committee of the board of directors.

     On March 1, 1997 Mr. Healey entered into a two-year employment agreement. The agreement, which was amended on July 1, 1997, provided for:

     o    a salary $190,000 and $195,000 for the first and second years,
     o options to purchase 300,000 shares of common stock at $3.22 per share, exercisable over five years,
     o    health and life insurance,
     o    similar employee benefits generally available to other employees, and
     o    reimbursement of automobile and business related expenses.


     On July 30, 1996, Viragen (Europe) entered into a two-year employment agreement with Mr. Healey under terms similar to his employment agreement with Viragen. It provided for a salary of $14,200 for the two month period ending September 30, 1996, and $85,000 for the year ended September 30, 1997. On March 1, 1997, Mr. Healey entered into a new two-year employment agreement, subsequently amended on July 3, 1997. This agreement was to run concurrent with Mr. Smith's Viragen (Europe) agreement and superceded all previous agreements. This agreement provided for a salary of $31,700 for the four month period ending June 30, 1997, $52,000 for the year ended June 30, 1998, and $38,000 for the eight month period ending February 28, 1998. Upon the expiration of Mr. Healey's employment agreements with Viragen and Viragen (Europe), on March 1, 1999, he entered into a single employment agreement with Viragen under terms similar to his previous agreements. The agreement provides for a total annual salary of $252,000. Mr. Healey continues to serve as executive vice president, chief financial officer, secretary and director of Viragen (Europe).

     On July 1, 1996, Viragen entered into a two-year employment agreement with Charles Fistel to serve as executive vice president. This agreement provided for:

     o an annual salary of $140,000 and $150,000 for the first and second years,
     o    health and life insurance,
     o similar employee benefits generally made available to other employees, and
     o    use of an automobile and related expenses.

In February 1997, Viragen issued to Mr. Fistel five-year options to purchase 250,000 shares at $2.75 per share. Viragen recognized $218,750 in compensation expenses as a result of the issuance of these options. On July 1, 1998, upon the expiration of Mr. Fistel's 1996 agreement, Viragen entered into a two year employment agreement with Mr. Fistel. The terms of this agreement are similar to his previous agreement, modified to increase his annual salary to $172,500 during the two year term. Mr. Fistel resigned on May 14, 1999.

     From March 1996 to May 1996, Dr. Sawardeker served as an consultant to Viragen in scientific affairs. On May 6, 1996, Dr. Sawardeker entered into two year employment agreement effective July 1, 1996. This agreement provided for:

     o    a salary of $100,000 per year,
     o a five year option to acquire 250,000 shares of common stock, exercisable at $1.80 per share, vesting one third on the effective date of the employment agreement and an additional one third vesting on the first and second anniversary dates,
     o    similar employee benefits generally available to executive employees,
     o    $400 per month auto allowance, and
     o    reimbursement of business related expenses.

Dr. Sawardeker's employment agreement was subsequently amended and extended through June 30, 1999. It provided for an annual salary of $150,000 for the period from February 10, 1997 to February 9, 1998 and $160,000 for the period from February 10, 1998 to June 30, 1999. Dr. Sawardeker's amended employment agreement also provided for the grant of an option to acquire 200,000 shares of common stock, exercisable at $1.59 per share with all options vesting June 30, 1999. Upon the expiration on Dr. Sawardeker's contract, he resigned as chief operating officer of Viragen and a director of Viragen (Europe).

     On July 1, 1999, Dr. Nicolson entered into a two year employment agreement with Viragen. This agreement supercedes all previous agreements. The agreement provided for:

     o    an annual salary of $170,000,
     o the grant of an option to acquire 200,000 shares of common stock at $.625, vesting one-half on the first anniversary of the grant date and one-half on the second anniversary,
     o    similar employee benefits generally available to executive officers,
     o    use of an automobile, and
     o    reimbursement of business related expenses.

     On July 1, 1999, Mr. Rothberg entered into a two year employment agreement with Viragen. This agreement supercedes all previous agreements. The agreement provided for:

     o an annual salary of $160,000 and $172,500 for the first and second years,
     o the grant of an option to acquire 250,000 shares of common stock at $.625 per share, vesting one-half on the date of grant and one-half on the first year anniversary,
     o    health insurance,
     o    similar employee benefits generally available to executive employees,
     o    $400 per month auto allowance, and
     o    reimbursement of business related expenses.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table includes information as to the grant of options to purchase shares of common stock during the fiscal year ended June 30, 1999 to each person named in the summary compensation table.


                             NUMBER OF SECURITIES           # OF TOTAL OPTIONS/SARS
                           UNDERLYING OPTIONS/SARS      GRANTED TO EMPLOYEES IN FISCAL   EXERCISE OR BASE PRICE
NAME                             GRANTED (#)                         YEAR                      ($/SHARES)           EXPIRATION DATE
----------------------     -----------------------      ------------------------------    ---------------------     ---------------
Gerald Smith                          --                              --                           --                     --
Robert H. Zeiger                      --                              --                           --                     --
Dennis W. Healey                      --                              --                           --                     --
Charles F. Fistel                     --                              --                           --                     --
Jay Sawardeker                        --                              --                           --                     --

OPTION EXERCISES AND HOLDINGS

     The following table includes information as to the exercise of options to purchase shares of common stock during the fiscal year ended June 30, 1999 to each person named in the summary compensation table and the unexercised options held as of the end of the 1999 fiscal year.



                 AGGREGATED OPTION EXERCISED IN LAST FISCAL YEAR
                     AND 1999 FISCAL YEAR END OPTION VALUES

                                                                                                  VALUE OF UNEXERCISED IN THE MONEY
                                                                                                          OPTIONS AT FY-END
                              SHARES       VALUE REALIZED     NUMBER OF UNEXERCISED OPTIONS            (BASED ON FY-END/SHARE)
                              SHARES      MARKET PRICE AT               AT FY END                           PRICE OF $0.75
                           ACQUIRED ON     EXERCISE LESS      -----------------------------       ---------------------------------
NAME                         EXERCISE    PRICE EXERCISABLE     EXERCISABLE   UNEXERCISABLE          EXERCISABLE     UNEXERCISABLE
-------------------        -----------   -----------------    ------------- ---------------       --------------- -----------------
Gerald Smith                    250,000             139,000     2,450,000         --                 $  350,000      $       --
Robert H. Zeiger                     --                  --     1,050,000         --                         --              --
Dennis W. Healey                250,000             139,000       650,000         --                     75,000              --
Charles F. Fistel               410,000              41,250       300,000         --                         --              --
Jay Sawardeker                       --                  --       450,000         --                         --              --



1997 AMENDED STOCK OPTION PLAN AND 1995 AMENDED STOCK OPTION PLAN

     On May 15, 1995 the board of directors adopted, subject to approval by the stockholders, a stock option plan, called the 1995 stock option plan. On September 22, 1995, the board of directors amended the 1995 stock option plan to define certain terms and clarify the minimum exercise price of the non-qualified options. The minimum exercise price of non-qualified options cannot be less than 55% of the fair market value. Viragen stockholders ratified the 1995 stock option plan at the annual meeting held on December 15, 1995.

     On January 27, 1997 the board of directors adopted, subject to approval by the stockholders, a stock option plan called the 1997 stock option plan. The 1997 stock option plan contains terms and provisions similar to the 1995 stock option plan. Viragen stockholders ratified the 1997 stock option plan at the annual meeting held on February 28, 1997. On April 24, 1998 the board of directors adopted, subject to ratification by the stockholders, an amendment to the 1997 stock option plan. This amendment reserved an additional 1,000,000 shares of common stock for issuance under that plan. This amendment brought the total shares reserved under the 1997 stock option plan to 4,000,000 shares. On July 31, 1998, the stockholders ratified this amendment to the 1997 stock option plan.

     The audit, finance and compensation committee of the board of directors and the board of directors currently administer the plans. Administration of the plan includes determining:

     o    the persons who will be granted plan options,
     o    the type of plan options to be granted,
     o    the number of shares subject to each plan options, and
     o    the plan options price.

Options granted under either the 1995 or the 1997 stock option plans may qualify as incentive stock options, under Section 422 of the Internal Revenue Code of 1986, as amended. In addition, the plans also include a reload option provision. This provision permits an eligible person to pay the exercise price of the plan option with shares of common stock owned by the eligible person. The person then receives a new plan option to purchase shares of common stock equal in number to the tendered shares. Any incentive option, which is granted under a plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares, on the date of such grant. The exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of the fair market value, as determined on the date of the grant. The board of directors or the audit, finance and compensation committee determine the term of each plan option and the manner in which it may be exercised. No plan option may be exercisable more than 10 years after the date of its grant. In the case of an incentive option granted to an eligible employee owning more than 10% of Viragen's common stock, no plan option may be exercisable more than five years after the date of the grant.

     Officers, directors, key employees and consultants of Viragen and its subsidiaries are eligible to receive non-qualified options under the stock option plans. Only officers, directors and employees who are employed by Viragen or by any of its subsidiaries are eligible to receive incentive options.

     Incentive options are non-assignable and nontransferable, except by will or by the laws of descent and distribution during the lifetime of the optionee. Only the optionee may exercise incentive options. Under a recent amendment to the 1997 stock option plan, non-qualified options may be transferable under limited circumstances for estate planning, if authorized by the board of directors or the committee. If an optionee's employment is terminated for any reason, other than his death or disability, or if an optionee is not an employee but is a member of Viragen's board of directors and his service as a director is terminated for any reason, other then death or disability, the plan option granted to him will lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the plan option granted to him will lapse to the extent unexercised on the earlier of the expiration date of the plan option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled, the plan option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of the disability.

     The board of directors or the audit, finance and compensation committee may amend, suspend or terminate the stock option plans at any time. However, no amendment can be made which changes the minimum purchase price, except in the event of adjustments due to changes in Viragen's capitalization. Unless the plans have been suspended or terminated by the board of directors, the 1995 stock option plan will terminate on May 15, 2005, and the 1997 stock option plan will terminate on January 27, 2007. The termination of either plan will not affect the validity of any plan options previously granted.

     As of January 25, 2000, we have issued 3,965,000 options under the 1995 stock option plan and 3,729,500 options under the 1997 stock option plan.

OTHER OPTION GRANTS

     During fiscal 1999, Viragen issued options to purchase 25,000 shares of common stock to each of the two directors who joined the board of directors during the year. In addition, we issued 35,000 options to Dr. Ray Ziai our vice president of research and development in connection with an amendment and extension of his employment agreement. All options were issued with a five year term, exercisable at the market price on the date of grant.

                              CERTAIN TRANSACTIONS

     Gerald Smith and Dennis W. Healey, who are principal officers of Viragen, also serve as the principal officers of Viragen (Europe). Messrs. Smith and Healey also serve as principal officers of our majority-owned subsidiary, Viragen U.S.A., Inc.

     On April 25, 1997, Viragen loaned William Saeger, a former director, $100,000. In exchange, Viragen received a one year promissory note bearing interest at 8 1/2%. In April 1998, Mr. Saeger defaulted on this note. Due to a subsequent deterioration in Mr. Saeger's health and financial condition, we were unable to determine the amounts which could ultimately be realized on the promissory note. Accordingly, we wrote-off the entire amount due under the note with related accrued interest of approximately $10,000 as uncollectible by fiscal 1998 year end. We intend to pursue collection efforts relative to this transaction.

     On September 1, 1998, Gerald Smith and Dennis W. Healey each exercised 250,000 options to purchase common stock. Both exercised their options through the issuance of promissory notes payable to Viragen totaling $300,000. Smith and Healey also entered into related pledge and escrow agreements. The promissory notes bear interest at 5.47%, payable semi-annually, and are secured by the underlying common stock purchased. The purchased shares are being held in escrow, pending payment of the related notes pursuant to the provisions of the pledge and escrow agreements.

     Mr. Carl Singer, a director, also exercised options for 50,000 shares on October 1, 1998. Mr. Peter Fischbein, a director, exercised options for 200,000 shares on October 8, 1998. Mr. Charles F. Fistel, a former officer, exercised options totaling 410,000 shares on May 3, 1999 and May 11, 1999 These options were all exercised through the issuance of promissory notes payable Viragen totaling $302,000, and related pledge and escrow agreements. The promissory notes bear interest at rates ranging between 5.06% and 5.15%, payable semi-annually, and are secured by the underlying common stock purchased. The purchased shares are being held in escrow, pending payment of the related notes pursuant to the provisions of the pledge and escrow agreements.


                             PRINCIPAL STOCKHOLDERS

The following table shows certain information regarding Viragen's common stock beneficially owned at January 25, 2000, by:

     o each person who is known by us to own beneficially or exercise voting or dispositive control over 5% or more of Viragen's common stock,
     o    each of Viragen's directors, and
     o    all officers and directors as a group.

A person is considered a beneficial owner of any securities that the person has the right to acquire beneficial ownership of within 60 days. At January 25, 2000, there were 78,043,414 shares of common stock outstanding. Other than indicated in the notes, we have been informed that these persons have sole voting and dispositive power with respect to their shares.

                                                                                                          COMMON SHARES
                                                                                                        BENEFICIALLY OWNED
                                                                                                    ---------------------------
                                                                                                                  AQUIREABLE
NAME AND ADDRESS OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP    PERCENT OF CLASS    CURRENTLY    WITHIN 60 DAYS
------------------------------------                    --------------------    ----------------    ---------    --------------

Gerald Smith                                                  2,700,000               3.4 %           250,000       2,450,000
Robert H. Zeiger                                                965,000               1.2                  --         965,000
Carl N. Singer                                                1,915,541               2.5           1,915,541              --
Dennis W. Healey                                              1,005,000               1.3             555,000         450,000
Peter D. Fischbein                                              400,000               0.5             325,000          75,000
Sidney Dworkin, Ph.D.                                           325,244               0.4             175,244         150,000
Charles J. Simons                                                35,000               0.0              10,000          25,000
Robert C. Salisbury                                              30,000               0.0              30,000              --
Officers & Directors (as a Group of 12 persons)               8,228,435               9.9           3,278,935       4,449,500

The Isosceles Fund                                            4,606,838               5.9           3,907,809         699,029


                            SELLING SECURITY HOLDERS

TRANSACTION OVERVIEW

     On March 17, 1999, we entered into a purchase agreement with the Isosceles Fund Limited and Cefeo Investments Limited. We signed an amended agreement to the purchase agreement on June 16, 1999. This amendment reduced the conversion price, waived first refusal rights for an interim financing and extended the date for Viragen to complete the processing of its registration statement. The purchase agreement:

     o describes the terms pursuant to which we issued Isosceles and Cefeo 8% redeemable promissory notes in the aggregate principal amount of $2,000,000 and warrants to purchase shares of our common stock;

     o requires us to indemnify Isosceles, Cefeo and their respective officers, directors and affiliates from any damages they incur if we breach the purchase agreement; and
     o gives Isosceles a right of first refusal to participate in private equity financings we undertake prior to March 17, 2000.

     At the same time we executed the purchase agreement, we entered into a memorandum of agreement with Isosceles which gave us the option to sell Isosceles an aggregate of up to $7,000,000 of additional notes and warrants in two tranches. Neither Viragen nor the selling security holders have an obligation to complete the subsequent tranches.

     NOTES. We issued Isosceles and Cefeo promissory notes in the principal amount of $2,000,000 under the purchase agreement. The principal amount of the notes accrued interest at a rate of 8% annually.

     CONVERSION. One-half of the principal balance and accrued interest on the related principal converted automatically into 2,049,534 shares of our common stock on July 7, 1999. In addition, the remaining one-half of the principal balance and accrued interest on the notes converted automatically into 2,062,685 shares of our common stock on August 6, 1999. The conversion price was $0.50 per common share.

     In addition to the shares issued on conversion of the notes, the note holders were entitled to receive additional shares of our common stock 30 days after each one-half of the notes converted into shares of our common stock, as required by a re-set provision. The purpose of this arrangement was to make sure that the selling security holders had a return of at least 20% on the shares received on the conversion of the first half of the notes and at least 22% return on the conversion on the remaining half of the notes.

     The number of additional shares to which the note holders were entitled was calculated by dividing $0.644 by the lowest closing bid price of our common stock during the ten consecutive trading days preceding each re-set date. The quotient obtained was multiplied by 1.2 on the first re-set date and 1.22 on the second re-set date. The resulting product was reduced by 1. The resulting number was then multiplied by the shares issued on the first or second conversion dates, as appropriate. The formula is as follows:

     (applicable rate X $0.644/future price) -1) x (shares issued)

     On August 6, 1999, Isosceles and Cefeo received a total of 546,990 additional common shares, based on the first re-set calculation. These shares were issued using a future price of $0.61 per share. On September 5, 1999, Isosceles and Cefeo received a total of 551,203 additional common shares, based on the second re-set calculation. These shares were issued using a future price of $0.62 per share.

     DEFAULT. The purchase agreement, notes and registration rights agreement defined several events of default including:

     o    failure to continue trading on the NASDAQ stock market;
     o failure to have this registration statement effective by July 7, 1999, the initial deadline;
     o failure to have this registration statement effective by September 13, 1999, the final deadline;
     o failure to maintain this registration as effective for 30 consecutive days.

     As Viragen was delisted from the NASDAQ Stock Market on June 28, 1999, and has failed to meet the two registration deadline requirements, we are in default of these terms if declared by the selling shareholders. To date, we have incurred approximately $320,000 in penalties. Accordingly, we continue to accrue a penalty of $40,000 per month, until the date this registration statement is declared effective, at which time the accrued penalty will be paid. Also, Isosceles and Cefeo holders have the right to request a cash redemption of the common shares issued upon conversion of the notes. The redemption value, if requested, would be the greater of:

     o    $2 million and related interest plus a premium of 15% , or
     o market value of the shares to be redeemed, on the date the selling security holders elect redemption.

To date, the selling security holders have not requested a cash redemption.

THE WARRANTS

     The warrants entitle Isosceles and Cefeo to purchase a total of 932,039 shares of our common stock. The warrants are exercisable until March 17, 2004 with the exercise price of $0.50 per share. The warrants also contain a cashless exercise provision which allows the selling security holders to use the difference between the closing price of the common stock, at the time of exercise, minus the exercise price as a currency to acquire the shares without paying cash. By way of example, if 1,000 shares are being exercised when the closing price is $1.00 and the exercise price is $0.50, the selling shareholders could use 500 shares with a market value of $500 to pay for the exercise of the warrants. The holder would receive 500 shares net, as a result of the cashless exercise.

     We must, however, reduce the exercise price of the warrants if we sell shares of our common stock, grant options or adjust the exercise prices of options or issue other securities convertible into our common stock at prices less than $.50. Any adjustment to the exercise price of the warrants would be to match the price of a new offering, if it occurs below $0.50 per share. We must pay the warrant holders a fee of up to $2,500 per day if we do not deliver the shares issuable upon exercise of the warrants within three trading days after the warrants are exercised.

ADDITIONAL WARRANTS

     We also issued warrants to purchase an aggregate of up to 155,339 shares of our common stock at $.774 per share to Ballsbridge Finance Limited, Elliot Layne & Associates, Inc. and Ven-Gua Capital Markets, Ltd. in consideration for introducing Viragen to Isosceles and Cefeo. The warrants we issued to Ballsbridge, Elliot Layne and Ven-Gua are exercisable currently until March 17, 2004. As we did not pre-pay the notes issued to Isosceles and Cefeo, before July 7, 1999, one-half of the warrants issued to Ballsbridge, Elliot Layne and Ven-Gua were returned to Viragen. We entered into a registration rights agreement with Ballsbridge, Elliot Layne & Associates and Ven-Gua similar to the one we entered into with Isosceles and Cefeo.

     The following table sets forth as of January 25, 2000:

     o    the name of the selling security holders,
     o the amount of common stock held directly or indirectly or underlying the notes and the warrants to be offered by the selling security holders, and
     o the amount to be owned by the selling security holders following the sale of these shares.

As of January 25, 2000, there were outstanding 78,043,414 shares of Viragen's common stock.

         The total of 6,220,121 potential shares allocated to the selling security holders was derived as follows:

     o 4,112,219 shares issued upon conversion of the promissory notes and related interest at $0.50 per share;
     o    1,098,193 shares issued under the re-set provision of the notes; and
     o    1,009,709 shares issuable upon exercise of related warrants.



      NAME OF SELLING                                NUMBER OF SHARES        PERCENTAGE OF SHARES OWNED     SHARES TO BE OWNED AFTER
      SECURITY HOLDERS                                     OWNED                  PRIOR TO OFFERING                 OFFERING
      ---------------                                ----------------        --------------------------     ------------------------

      The Isosceles Fund Limited                         4,606,838                  5.9 %                           0
      Cefeo Investments Limited                          1,535,619                  2.0 %                           0

      Ballsbridge Finance, Limited                          19,418                    *                             0
      Elliott Layne & Associated, Inc.                      29,126                    *                             0
      Ven-Gua Capital Markets Ltd.                          29,126                    *                             0


* Is less than 1%

     Isosceles Fund's ownership includes 3,907,809 shares acquired upon conversion of notes and related re-set shares, and 699,029 shares which may be acquired upon the exercise of warrants. The Isosceles Fund is controlled by Linford Asset Management Ltd.

     Cefeo Investments' ownership includes 1,302,603 shares acquired upon conversion of notes and related re-set shares, and 233,010 shares which may be acquired upon the exercise of warrants. Cefeo Investments Limited is beneficially owned by Banca, Privata, Solari and Blum, S.A.

     Placement agent ownership represents shares issuable upon exercise of warrants exercisable at $.773 until March 17, 2004.

     Viragen agreed to pay for all costs and expenses in the issuance, offer, sale and delivery of the shares of our common stock. These include, all expenses and fees of preparing, filing and printing the registration statement and mailing of these items. Viragen will not pay selling commissions and expenses for any sales by the selling security holders. Viragen will indemnify the selling security holders against civil liabilities including liabilities under the Securities Act of 1933.

POTENTIAL CONTINGENT LIABILITY

     As discussed above, in June 1999, we amended the purchase agreement with the selling security holders. This was done to provide a waiver of the selling security holders' first refusal rights for an interim financing in which Viragen received $1,375,000 from three investors through sale of our common stock. Since we had a pending registration statement on behalf of the selling security holders at the time of the May 1999 interim financing and June 1999 modification, the Securities and Exchange Commission has informed us that we may have violated Section 5 of the Securities Act of 1933. If this is so, we may have a contingent liability to the selling security holders and the three investors in the interim financing since they may have a right to rescind their transactions.

                              PLAN OF DISTRIBUTION

     These shares of our common stock may be sold by the selling security holders or by other successors in interest. The sales may be made on one or more exchanges or in the over-the-counter market, at prices related to the then current market price, or in negotiated transactions. The shares of our common stock may be sold by one or more of the following methods, including:

     o a block trade in which the broker-dealer will attempt to sell the shares of our common stock as agent, but may position and resell a portion of the block as principal;
     o purchases by a broker or dealer as principal and resale by the broker or dealer;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o face-to-face or other direct transactions between the selling security holders and purchasers without a broker-dealer or other intermediary.



     In addition, the selling security holders may, subject to the restrictions described below and previously under "Selling Security Holders", sell short the common stock of Viragen. In these instances, this prospectus may be delivered in the connection with the short sale, and the shares offered may be used to cover the short sale. The selling security holders may be considered underwriters, within the meaning of the Securities Act of 1933, in connection with the sale of the shares offered. In making sales, broker-dealers or agents engaged by the selling security holders may arrange for other broker-dealers or agents to participate. Broker-dealers may receive commissions or discounts from the selling security holders in amounts to be negotiated immediately prior to the sale. These broker-dealers, agents and any other participating broker-dealers or agents, as well as the selling security holders and the placement agent may be considered "underwriters" within the meaning of the Securities Act of 1933. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 may be sold under Rule 144 rather than by this prospectus.

     We informed the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, will apply to their sales in the market. We have furnished the selling security holders with a copy of these rules. We have also informed the selling security holders that they must deliver a copy of this prospectus with any sale of their shares.


                            DESCRIPTION OF SECURITIES

     Viragen is currently authorized to issue up to 125,000,000 shares of common stock, par value $.01 per share. There were 78,043,414 shares outstanding as of January 25, 2000. Viragen is also authorized to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share. There were 2,650 shares of series A preferred stock were outstanding as of January 25, 2000.

COMMON STOCK

     Subject to the dividend rights of preferred stockholders, common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon liquidation, dissolution or winding up of Viragen, after payment to creditors and holders of our outstanding preferred stock, Viragen's assets will be divided proportionately on a per share basis among the holders of our common stock.

     Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Viragen's By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

PREFERRED STOCK

     Viragen is authorized to issue a total of 1,000,000 shares of preferred stock, par value $1.00 per share. Viragen's board of directors may issue preferred stock by resolutions, without any action of the stockholders. These resolutions may authorize issuance of preferred stock in one or more series. In addition, the board of directors may fix and determine all privileges and rights of the authorized preferred stock series including:

     o    dividend and liquidation preferences,
     o    voting rights,
     o    conversion privileges, and
     o    redemption terms.

     Viragen includes preferred stock in its capitalization to improve its financial flexibility. However, Viragen could use preferred stock to preserve control by present management, in the event of a potential hostile takeover of Viragen. In addition, the issuance of large blocks of preferred stock could have a dilutive effect to existing holders of Viragen's common stock.

SERIES A PREFERRED STOCK

     Viragen established the series A preferred stock in November 1986. Each share of series A preferred stock is immediately convertible into 4.26 shares of our common stock. Dividends on the series A preferred stock are cumulative and have priority to our common stock. These dividends are payable in either cash or common stock, at Viragen's option.

     The series A preferred stock has voting rights only if dividends are in arrears for five annual dividends. Upon this occurrence, the voting is limited to the election of two directors. Voting rights terminate upon payment of the cumulative dividends. Viragen may redeem the series A preferred stock at any time after expiration of ten consecutive business days during which the bid or last sale price for our common stock is $6.00 per share or higher. There is no mandatory redemption or sinking fund obligation for the series A preferred stock.

     Owners of the series A preferred stock are entitled to receive $10.00 per share, plus accrued and unpaid dividends, upon liquidation, dissolution or winding up of Viragen. This must be satisfied before any distribution or payment is made to holders of the common stock or other stock of Viragen junior to the series A preferred stock.

SERIES I PREFERRED STOCK

     The remaining 11 shares of the series I preferred stock were converted into common stock on October 20, 1999. There are no outstanding shares of the series I preferred stock.

     The series I preferred stock had no dividends, although an 8% accretion factor was included for purposes of determining the liquidation and conversion amounts. The series I preferred stock carried no voting rights and had a stated value of $10,000 per share.

     The series I preferred stock and the 8% accretion factor were convertible into shares of our common stock at the lower of:

         (1)  $1.59; or
         (2) the variable conversion price which was equal to 82% of the market price on the date of conversion.

The amount of the shares of our common stock a holder of the series I preferred stock could have converted into a limited to a maximum of 15% of the aggregate principal amount of the series I preferred stock issued to a holder for each monthly period. This was subject to a maximum of 25% per monthly period if the holder had not elected to convert the permitted 15% amount for the series during any previous monthly conversion period. This conversion quota became void when Viragen completed private offerings of its debt and equity securities.


TRANSFER AGENT

     The transfer agent for the shares of our common stock is Chase Mellon Shareholders Services, Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660-2108.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of common stock in the public market following this offering could negatively affect the market price of our common stock. They could also impair our future ability to raise capital through the sale of our equity securities.

     Upon the completion of the re-sale of common stock by the selling security holders, we will have outstanding 79,023,997 shares of common stock. Of these shares, approximately:

     o 69,626,877 shares will be freely tradable by persons, other than "affiliates," without restriction under the Securities Act of 1933; and
     o 9,397,120 shares will be "restricted" securities, within the meaning of Rule 144 under the Securities Act of 1933, and may not be sold in the absence of registration under the Securities Act of 1933 unless an exemption from registration is available, including the exemption provided by Rule 144.

     In general, under Rule 144, a person or persons whose shares are aggregated, including any affiliate of Viragen who has beneficially owned restricted securities for at least one year, would be entitled to sell within any three-month period, a number of shares that does not exceed 1% of the number of common stock then outstanding. This would be approximately 790,240 shares immediately after the completion of this offering.

     Sales under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about Viragen. Under Rule 144(k), a person who is not considered to have been an affiliate of Viragen at any time during the 90 days preceding a sale, and who has beneficially owned restricted securities for at least two years, including the holding period of any prior owner except an affiliate of Viragen, may sell these shares without following the terms of Rule 144.

                                  LEGAL MATTERS

     Atlas, Pearlman, Trop & Borkson, P.A. will review the validity of the issuance of the shares of our common stock being offered. They are located at 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301. Members of that firm or members of their family own a total of 37,000 shares of our common stock.

                                     EXPERTS

     Ernst & Young LLP, independent certified public accountants, have audited our consolidated financial statements at June 30, 1999 and 1998, and for each of the three years ended June 30, 1999, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1. This prospectus is a part of the registration statement. It does not contain all of the information set forth in the registration statement. For further information about Viragen, Inc. and its common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete. Where a contract or other document is an exhibit to the registration statement each of you should review the provisions of the exhibit, to which reference is made. You may obtain these exhibits from the Securities and Exchange Commission, as discussed below.

     We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may review the registration statement, as well as reports and other information we have filed, without charge at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may also be obtained from:

     o the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or
     o    the Commission's web site at HTTP://WWW.SEC.GOV.

These materials may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on the operation of the public reference rooms, please call 1-800-SEC-0330. You may also review these statements at the regional offices of the Securities and Exchange Commission at:

     o    7 World Trade Center, Suite 1300, New York, New York 10048, and
     o Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

                          LIST OF FINANCIAL STATEMENTS

     The following consolidated financial statements of Viragen, Inc. and subsidiaries are included:

Report of Independent Certified Public Accountants                                                          F-2

Consolidated balance sheets -- June 30, 1999 and 1998 (audited) and September 30, 1999 (unaudited)          F-3

Consolidated statements of operations -- Years ended June 30, 1999, 1998 and 1997
(audited) and three months ended September 30, 1999 and 1998 (unaudited)                                    F-4

Consolidated statements of stockholders' equity - Years ended June 30, 1999, 1998 and 1997
(audited) and three months ended September 30, 1999 (unaudited)                                             F-5

Consolidated statements of cash flows -- Years ended June 30, 1999, 1998 and 1997 (audited) and
three months ended September 30, 1999 and 1998 (unaudited)                                                  F-9

Notes to consolidated financial statements                                                                  F-11

     All schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the elated instructions or are inapplicable and therefore have been omitted.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholders and Board of Directors
Viragen, Inc.

     We have audited the accompanying consolidated balance sheets of Viragen, Inc. and subsidiaries as of June 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Viragen, Inc. and subsidiaries at June 30, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that Viragen Inc. and subsidiaries will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has incurred recurring operating losses and has an accumulated deficit of approximately $51 million at June 30, 1999. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           /s/ ERNST & YOUNG LLP

Miami, Florida
September 17, 1999

                         VIRAGEN, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                             June 30,
                                                                                   --------------------------      September 30,
                                                                                       1999          1998             1999
                                                                                   ------------  ------------   ------------------
                                                                                                                    (Unaudited)
                                  ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                        $  1,055,587   $  2,708,317    $    430,867
   Restricted cash                                                                            --             --          45,600
   Marketable securities, available-for-sale                                                  --      6,105,076              --
   Prepaid expenses                                                                      254,057        206,995         254,405
   Other current assets                                                                  306,433        530,950         203,443
                                                                                    ------------   ------------    ------------
       Total Current Assets                                                            1,616,077      9,551,338         934,315
PROPERTY, PLANT AND EQUIPMENT
   Land, building and improvements                                                     3,492,585      3,538,926       3,580,796
   Equipment and furniture                                                             5,556,106      5,311,327       6,023,464
   Construction in progress                                                              309,431         48,655              --
                                                                                    ------------   ------------    ------------
                                                                                       9,358,122      8,898,908       9,604,260
   Less accumulated depreciation                                                      (3,337,807)    (2,744,827)     (3,529,070)
                                                                                    ------------   ------------    ------------
                                                                                       6,020,315      6,154,081       6,075,190
INVESTMENT IN UNCONSOLIDATED COMPANY                                                     671,744             --         525,617
DEPOSITS AND OTHER ASSETS                                                                221,218        189,806         185,475
                                                                                    ------------   ------------    ------------
                                                                                    $  8,529,354   $ 15,895,225    $  7,720,597
                                                                                    ============   ============    ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                                 $  1,132,323   $    829,661    $  1,814,170
    Short-term promissory note                                                                --             --         600,000
     8% Convertible promissory notes                                                   1,929,877             --              --
     Accrued expenses and other liabilities                                              702,209        708,005         543,481
     Current portion of long-term debt                                                   142,109        171,277         132,755
                                                                                    ------------   ------------    ------------
      Total Current Liabilities                                                        3,906,518      1,708,943       3,090,406
ROYALTIES PAYABLE                                                                        107,866        107,866         107,866
DEFERRED INCOME                                                                               --        200,000              --
LONG-TERM DEBT, less current portion                                                     231,107        280,094         213,018
MINORITY INTEREST                                                                        326,684        525,936         142,144
CONVERTIBLE SERIES H cumulative preferred stock, $1.00 par value.
   Authorized 500 shares; issued and outstanding 500 shares at June 30,
   1998                                                                                       --      5,146,851              --
CONVERTIBLE SERIES I cumulative preferred stock, $1.00 par
   value.  Authorized 200 shares; issued and outstanding 11 shares at
   September 30, 1999 and June 30, 1999, and 200 shares at June 30, 1998                 120,920      2,039,014         123,137


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Convertible 10% Series A cumulative preferred stock, $1.00 par value. Authorized
   375,000 shares; issued and outstanding 2,650 shares.
   Liquidation preference value:  $10 per share, aggregating $26,500                       2,650          2,650           2,650
Common stock, $.01 par value.  Authorized 125,000,000 shares at
   September 30, 1999, and 75,000,000 shares at June 30, 1999 and 1998; issued
   75,400,430, 69,913,762 and 53,416,912 shares at September 30, 1999,
   June 30, 1999, and June 30, 1998, respectively, of which 845,277 shares are held as treasury stock at September 30, 1999, and June
   30, 1999 and 606,277 shares are held as treasury stock at June 30, 1998               699,135        534,168         754,002
Capital in excess of par value                                                        55,353,205     45,686,143      58,229,493
Treasury stock, at cost                                                               (1,277,613)      (996,541)     (1,277,613)
Retained deficit                                                                     (50,521,028)   (39,624,889)    (53,386,436)
Accumulated other comprehensive income                                                    46,752        284,990         192,381
Notes due from directors                                                                (466,842)            --        (470,451)
                                                                                    ------------   ------------    ------------
      Total Stockholders' Equity                                                       3,836,259      5,886,521       4,044,026
                                                                                    ------------   ------------    ------------
                                                                                    $  8,529,354   $ 15,895,225    $  7,720,597
                                                                                    ============   ============    ============


                 See notes to consolidated financial statements
                which are an integral part of these statements.

                         VIRAGEN, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                            YEAR ENDED JUNE 30,               THREE MONTHS ENDED SEPTEMBER 30,
                                              ---------------------------------------------   --------------------------------
                                                    1999            1998             1997           1999            1998
                                                ------------   -------------    ------------    ------------    ------------
                                                                                                       (Unaudited)
Income
   Interest and other income                    $    374,064    $  1,143,112    $  1,403,610    $     19,948    $    107,093
                                                ------------    ------------    ------------    ------------    ------------
                                                     374,064       1,143,112       1,403,610          19,948         107,093

Cost and Expenses
   Research and development costs                  5,152,748       4,222,332       2,360,416       1,062,034         940,414
   Selling, general and administrative
      expenses                                     5,528,410       5,580,213       4,049,086       1,012,734       1,602,980
   Equity in losses of unconsolidated
      company                                        757,256              --              --         146,127         115,665
   Interest expense                                  574,375         590,867          30,713         846,122          11,757
                                                ------------    ------------    ------------    ------------    ------------
                                                  12,012,789      10,393,412       6,440,215       3,067,017       2,670,816
                                                ------------    ------------    ------------    ------------    ------------
Loss before minority interest                    (11,638,725)     (9,250,300)     (5,036,605)     (3,047,069)     (2,563,723)
Minority interest in loss of consolidated
     subsidiaries                                    987,893       1,394,164         261,360         184,540         165,683
                                                ------------    ------------    ------------    ------------    ------------
      NET LOSS                                   (10,650,832)     (7,856,136)     (4,775,245)     (2,862,529)     (2,398,040)
Deduct required dividends on convertible
  preferred stock, Series A                            2,650           2,823          20,760             663             663
Deduct required dividends on convertible
  preferred stock, Series B                               --              --       4,441,676              --              --
Deduct required dividends on convertible
  preferred stock, Series C                               --              --         844,960              --              --
Deduct required dividends on convertible
  preferred stock, Series D                               --         169,221       3,619,407              --              --
Deduct required dividends on convertible
  preferred stock, Series E                               --         127,918         971,936              --              --
Deduct required dividends on convertible
  preferred stock, Series F                               --         524,416              --              --              --
Deduct required dividends on convertible
  preferred stock, Series G                               --         708,139              --              --              --
Deduct required dividends on convertible
  preferred stock, Series H                          676,498         733,681              --              --         432,224
Deduct required dividends on convertible
  preferred stock, Series I                          322,774         232,154              --           2,217         205,091
                                                ------------    ------------    ------------    ------------    ------------
LOSS ATTRIBUTABLE TO COMMON
     STOCK                                      $(11,652,754)   $(10,354,488)   $(14,673,984)   $ (2,865,409)   $ (3,036,018)
                                                ============    ============    ============    ============    ============

BASIC AND DILUTED LOSS PER COMMON SHARE,
    after deduction for required dividends
    on convertible preferred stock               $     (0.19)   $      (0.21)   $      (0.37)   $      (0.04)   $      (0.06)
                                                ============    ============    ============    ============    ============
BASIC AND DILUTED WEIGHTED
     AVERAGE COMMON SHARES                        60,109,133      50,502,503      39,134,631      72,875,763      53,299,268
                                                ============    ============    ============    ============    ============


           See notes to consolidated financial statements which are an integral part of these statements.

                         VIRAGEN, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY




                              Preferred   Preferred   Preferred  Preferred   Preferred   Preferred
                               Stock,      Stock,      Stock,      Stock,     Stock,       Stock,      Common
                              Series A    Series B    Series C    Series D    Series E    Series F      Stock
                              ---------- ----------- ----------- ----------- ----------- ----------- -----------
Balance at July 1, 1996         $ 2,650    $ 15,000  $           $           $           $            $ 378,959
Exercise of common stock
options & warrants                                                                                        5,183
Exercise of Viragen
(Europe) Ltd.. warrants
Exercise of Viragen USA
Inc. options
Compensation expense on
common stock options
Additional issuance costs
for series B preferred stock
Sale of series C preferred
stock, net of issuance costs                              5,000
Sale of series D preferred
stock, net of issuance costs                                         15,000
Sale of series E  preferred
stock, net of issuance costs                                                 5,000
Dividends on preferred
stock, paid in common stock                                                                                 235
Forgiveness of officer note
Loan to director
Interest income on director
loan
Cash dividends on preferred
stock
Conversion of series B
preferred stock                             (7,555)                                                      42,163
Conversion of series C
preferred stock                                         (4,026)                                          11,636
Conversion of series D
preferred stock                                                     (3,800)                              24,425
Exercise of cash-out option
on conversion of series D
preferred stock                                                     (1,000)
Purchase of treasury stock
Issuance of treasury stock
for settlement of litigation
Foreign currency
translation adjustment
Unrealized loss on
marketable securities,
available for sale
Net Loss
                              ---------- ----------- ----------- ----------- ----------- ----------- -----------
Balance at June 30, 1997        $ 2,650     $ 7,445     $   974    $ 10,200     $ 5,000     $    --   $ 462,601



















































                                                                          Accumulated
                                Capital In                                    Other        Notes Due
                                Excess of     Treasury      Retained      Comprehensive      from
                                Par Value       Stock        Deficit         Income        Directors
                               ------------- ------------ -------------- ---------------- ------------
Balance at July 1, 1996         $38,618,391   $            $(21,782,872)       $   43,057    $     --
Exercise of common stock
options & warrants                  378,654                                                   (12,500)
Exercise of Viragen
(Europe) Ltd.. warrants             697,464
Exercise of Viragen USA
Inc. options                         (4,128)
Compensation expense on
common stock options                450,300
Additional issuance costs
for series B preferred stock        (24,996)
Sale of series C preferred
stock, net of issuance costs      4,735,923
Sale of series D preferred
stock, net of issuance costs     14,035,349
Sale of series E  preferred
stock, net of issuance costs      4,676,744
Dividends on preferred
stock, paid in common stock          35,039                    (37,086)
Forgiveness of officer note                                                                    12,500
Loan to director                                                                             (100,000)
Interest income on director
loan                                                                                           (1,417)
Cash dividends on preferred
stock                                                       (1,095,257)
Conversion of series B
preferred stock                     (34,608)
Conversion of series C
preferred stock                  (2,548,739)
Conversion of series D
preferred stock                     (20,625)
Exercise of cash-out option
on conversion of series D
preferred stock                    (999,000)                  (112,164)
Purchase of treasury stock                      (987,395)
Issuance of treasury stock
for settlement of litigation                     288,245
Foreign currency
translation adjustment                                                           230,412
Unrealized loss on
marketable securities,                                                           (10,612)
available for sale
Net Loss                                                    (4,775,245)
                              ------------- ------------  -------------- ---------------- ------------
Balance at June 30, 1997        $59,995,768    $(699,150) $(27,802,624)      $   262,857   $(101,417)




           See notes to consolidated financial statements which are an integral part of these statements.

                         VIRAGEN, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -- (CONTINUED)


                                Preferred  Preferred   Preferred   Preferred  Preferred   Preferred
                                  Stock,     Stock,      Stock,      Stock,     Stock,      Stock,      Common
                                Series A    Series B    Series C   Series D    Series E   Series F      Stock
                                ---------- ----------- ----------- ---------- ----------- ---------- -----------
Balance at June 30, 1997          $ 2,650     $ 7,445     $   974   $ 10,200     $ 5,000  $           $ 462,601
Exercise of common stock
options and warrants                                                                                      2,305
Compensation expense on stock
options and warrants
Cost of issuance of series H
preferred stock, net
Cost of issuance of series I
preferred stock, net
Exchange of series B
preferred stock for a                         (7,445)
promissory note
Purchase of treasury stock
Conversion of series C
preferred stock                                             (974)                                         2,814
Conversion of series D
preferred stock                                                      (2,250)                             13,903
Conversion of series E
preferred stock                                                                  (1,000)                  5,060
Exchange of series D
preferred stock for series F                                         (7,950)                  7,950
preferred stock
Exchange of series E
preferred stock for series G                                                     (4,000)
preferred stock
Conversion of series F
preferred stock                                                                             (5,500)      43,377
Exercise of cash-out option
on conversion of series F
preferred stock                                                                             (2,450)
Conversion of series G
preferred stock                                                                                           3,511
Cash dividends on preferred
stock
Dividends on preferred stock,
paid in common stock                                                                                        597
Accretion of series H and
series I preferred stock
Redemption of series G
preferred stock
Interest income on director
loan
Bad debt expense on director
loan
Foreign currency translation
adjustment
Unrealized gain on marketable
securities, available for sale
Net Loss
                                ---------- ----------- ----------- ---------- ----------- ---------- -----------

Balance at June 30, 1998          $ 2,650     $    --     $    --    $    --     $    --    $    --   $ 534,168






























































                                                                            Accumulated
                                  Capital In                                   Other        Notes Due
                                  Excess of     Treasury      Retained     Comprehensive      from
                                  Par Value       Stock        Deficit         Income       Directors
                                 ------------- ------------ -------------- --------------- ------------
Balance at June 30, 1997          $59,995,768   $(699,150)  $(27,802,624)     $   262,857  $ (101,417)
Exercise of common stock
options and warrants                  115,583
Compensation expense on stock
options and warrants                   57,530
Cost of issuance of series H
preferred stock, net                 (374,520)
Cost of issuance of series I
preferred stock, net                 (159,689)
Exchange of series B
preferred stock for a              (7,437,555)                (2,247,748)
promissory note
Purchase of treasury stock                       (297,391)
Conversion of series C
preferred stock                      (554,881)
Conversion of series D
preferred stock                       (11,653)
Conversion of series E
preferred stock                        (4,060)
Exchange of series D
preferred stock for series F
preferred stock
Exchange of series E
preferred stock for series G       (3,996,000)
preferred stock
Conversion of series F
preferred stock                       (37,877)
Exercise of cash-out option
on conversion of series F
preferred stock                    (2,447,550)                  (294,000)
Conversion of series G
preferred stock                       454,489
Cash dividends on preferred                                     (521,725)
stock
Dividends on preferred stock,
paid in common stock                   86,558                    (91,732)
Accretion of series H and
series I preferred stock                                        (185,865)
Redemption of series G
preferred stock                                                 (625,059)
Interest income on director                                                                     (8,500)
loan
Bad debt expense on director                                                                   109,917
loan
Foreign currency translation
adjustment                                                                         13,612
Unrealized gain on marketable
securities, available for sale                                                      8,521
Net Loss                                                      (7,856,136)
                                 ------------- ------------ -------------- --------------- ------------

Balance at June 30, 1998          $45,686,143   $(996,541)  $(39,624,889)     $   284,990      $    --



            See notes to consolidated financial statements which are
                      an integral part of these statements

                                        .
                         VIRAGEN, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -- (CONTINUED)


                            Preferred   Preferred    Preferred   Preferred   Preferred   Preferred
                              Stock,      Stock,        Stock,     Stock,      Stock,      Stock,       Common
                             Series A    Series B    Series C     Series D    Series E    Series F       Stock
                            ----------- ----------- ------------ ----------- ----------- ----------- -----------
Balance at June 30, 1998       $ 2,650     $    --      $    --     $    --     $    --     $    --   $ 534,168
Consulting fees paid with
common stock                                                                                                250
Compensation expense on
stock options and warrants
Exercise of common stock
options and warrants                                                                                      3,285
Sale of detachable
warrants on 8%
convertible promissory
notes
Cost of warrants issued
to finders on 8%
convertible promissory
notes
Private placement of
common stock                                                                                             27,500
Purchase of treasury stock
Exercise of common stock
options                                                                                                  11,600
Accrued interest income
on directors' notes
Capitalized cost of
warrants issued for
investment in
unconsolidated company
Capital contribution to
Viragen (Europe) Ltd.
Common stock issued on
conversion of preferred
stock, series H                                                                                          82,556
Common stock issued on
conversion of preferred
stock, series I                                                                                          32,718
Dividend on preferred
stock, series A
Accretion of series H and
series I preferred stock
Accretion paid in common
stock                                                                                                     7,058
Foreign currency
translation adjustment
Unrealized gain on
marketable securities,
available for sale
Net Loss
                            ----------- ----------- ------------ ----------- ----------- ----------- -----------

Balance at June 30, 1999       $ 2,650     $    --      $    --     $    --     $    --     $    --   $ 699,135




























































                                                                       Accumulated
                             Capital In                                   Other        Notes Due
                             Excess of     Treasury      Retained     Comprehensive      from
                             Par Value       Stock        Deficit         Income       Directors
                            ------------- ------------ -------------- --------------- ------------
Balance at June 30, 1998     $45,686,143   $(996,541)  $(39,624,889)     $   284,990      $    --
Consulting fees paid with
common stock                      12,250
Compensation expense on
stock options and warrants       369,647
Exercise of common stock
options and warrants             250,204
Sale of detachable
warrants on 8%
convertible promissory           344,854
notes
Cost of warrants issued
to finders on 8%
convertible promissory            24,078
notes
Private placement of
common stock                   1,347,500
Purchase of treasury stock                  (281,072)
Exercise of common stock
options                          592,900                                                (459,500)
Accrued interest income
on directors' notes                                                                       (7,342)
Capitalized cost of
warrants issued for
investment in                    329,000
unconsolidated company
Capital contribution to
Viragen (Europe) Ltd.          (788,641)
Common stock issued on
conversion of preferred
stock, series H                4,917,444
Common stock issued on
conversion of preferred
stock, series I                1,857,282
Dividend on preferred
stock, series A                                              (2,650)
Accretion of series H and
series I preferred stock                                   (242,657)
Accretion paid in common
stock                            410,544
Foreign currency
translation adjustment                                                     (240,329)
Unrealized gain on
marketable securities,
available for sale                                                             2,091
Net Loss                                                (10,650,832)
                            ------------- ------------ -------------- --------------- ------------
Balance at June 30, 1999     $55,353,205  (1,277,613)  $(50,521,028)      $   46,752  $ (466,842)



            See notes to consolidated financial statements which are
                      an integral part of these statements
                                        .

                         VIRAGEN, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -- (CONTINUED)


                            Preferred   Preferred    Preferred   Preferred   Preferred   Preferred
                              Stock,      Stock,        Stock,     Stock,      Stock,      Stock,
                             Series A    Series B    Series C     Series D    Series E    Series F
                            ----------- ----------- ------------ ----------- ----------- -----------
Balance at June 30, 1999       $ 2,650     $    --      $    --     $    --     $    --     $    --
Transactions occurring
during the three months
ended September 30, 1999
(unaudited):
Conversion of 8%
convertible promissory
notes into common stock
Reset shares issued on 8%
convertible promissory
notes
Exercise of common stock
options and warrants
Compensation expense on
stock options and warrants
Dividend on preferred
stock, Series A
Accretion of Series I
preferred stock
Accrued interest income
on directors' notes
Foreign currency
translation adjustment
Net loss
                            ----------- ----------- ------------ ----------- ----------- -----------

Balance at
September 30, 1999
(Unaudited)                   $  2,650     $    --      $    --     $    --     $    --     $    --
                            =========== =========== ============ =========== =========== ===========




                                                                                  Accumulated
                                        Capital In                                   Other        Notes Due
                            Common      Excess of     Treasury      Retained     Comprehensive      from
                             Stock      Par Value       Stock        Deficit         Income       Directors
                           ----------- ------------- ------------ -------------- --------------- ------------
Balance at June 30, 1999    $ 699,135   $55,353,205  $(1,277,613) $(50,521,028)      $   46,752  $ (466,842)
Transactions occurring
during the three months
ended September 30, 1999
(unaudited):
Conversion of 8%
convertible promissory
notes into common stock        41,123     2,014,987
Reset shares issued on 8%
convertible promissory         10,981       686,265
notes
Exercise of common stock
options and warrants            2,763       140,892
Compensation expense on
stock options and warrants                   34,144
Dividend on preferred
stock, Series A                                                           (662)
Accretion of Series I
preferred stock                                                         (2,217)
Accrued interest income
on directors' notes                                                                                  (3,609)
Foreign currency
translation adjustment                                                                  145,629
Net loss                                                            (2,862,529)
                           ----------- ------------- ------------ -------------- --------------- ------------

Balance at
September 30, 1999
(Unaudited)                 $ 754,002  $ 58,229,493  $(1,277,613) $(53,386,436)    $    192,381  $ (470,451)
                           =========== ============= ============ ============== =============== ============




            See notes to consolidated financial statements which are
                      an integral part of these statements

                         VIRAGEN, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                         YEAR ENDED JUNE 30,
                                                             ---------------------------------------------
                                                                1999            1998            1997
                                                            --------------  -------------  ---------------

Net Loss                                                    $ (10,650,832)   $(7,856,136)     $(4,775,245)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation and amortization                                 635,692        506,934          281,920
    Amortization of discount on 8% convertible
     promissory notes                                             274,731             --               --
     Interest expense on reset shares                                  --             --               --
                                                                 --------     ----------         --------
    Issuance of treasury stock for expenses                            --             --          288,245
    Consulting fees paid with common stock                         12,500             --               --
    Compensation expense on stock options                         369,647         57,530          450,300
    Officers and directors notes forgiven on
     stock purchases                                                   --             --           12,500
    Minority interest in loss of subsidiary                      (987,893)    (1,394,164)        (261,360)
    Accrued interest income on notes due from directors            (7,342)        (8,500)          (1,417)
    Bad debt expense                                               24,630        109,917               --
  Increase (decrease) relating to operating activities from:
    Prepaid expenses                                              (37,566)        73,097         (149,804)
    Other current assets                                          344,887        198,022         (501,277)
    Investment in unconsolidated company                          757,256             --               --
    Deposits and other assets                                     215,977         19,705          (26,932)
    Accounts payable                                              302,662       (601,550)       1,121,172
    Accrued expenses and other liabilities                         (9,783)       133,663           49,053
    Deferred income                                              (200,000)       200,000               --
                                                            --------------  -------------  ---------------
         Net cash used in operating activities                 (8,955,434)    (8,561,482)      (3,512,845)

INVESTING ACTIVITIES
  Sale of marketable securities, available-for-sale             6,108,504     27,347,892        8,915,872
  Purchase of marketable securities, available-for-sale                --    (14,897,903)     (27,468,100)
  Investment in unconsolidated company                         (1,100,000)            --               --
  Additions to property, plant and equipment, net                (497,117)    (1,622,817)      (4,482,166)
                                                            --------------  -------------  ---------------
      Net cash provided by (used in) investing activities       4,511,387     10,827,172      (23,034,394)

FINANCING ACTIVITIES
  Proceeds from short-term borrowings, net                             --             --               --
                                                                 --------     ----------         --------
  Proceeds from sale of 8% convertible promissory
     notes, net                                                 1,516,966             --               --
 Proceeds from sale of detachable warrants with 8%
     convertible promissory notes                                 344,854             --               --
  Proceeds from private placement                               1,375,000             --               --
  Payments on long-term debt                                     (168,977)       (43,374)        (682,176)
  Proceeds from long-term debt                                         --             --          166,000
  Proceeds from sale of preferred stock series B, C, D and
     E, net                                                            --             --       23,448,020
  Proceeds from sale of preferred stock series H and I, net            --      6,465,791               --
  Proceeds from exercise of options and warrants                  253,489        117,888          371,337
  Preferred dividends paid to preferred stock
     series A, B, D, E, F and G                                        --       (664,702)        (914,764)
  Payments on promissory note                                          --     (9,720,241)              --
  Refund of capital investment to preferred stock
    series C investors                                                 --     (1,391,198)      (1,702,971)
  Exercise of cash-out option on conversion of
     preferred stock series D                                          --             --       (1,111,556)
  Exercise of cash-out option on conversion of
      preferred stock series F                                         --     (2,744,000)              --
  Redemption of redeemable preferred stock series G                    --     (4,167,059)              --
  Purchase of treasury stock                                     (281,072)      (297,391)        (987,395)
  Loan to director                                                     --             --         (100,000)
  Proceeds from exercise of subsidiaries' options
     and warrants                                                      --             --        1,254,574
                                                            --------------  -------------  ---------------
         Net cash provided by (used in) financing
          activities                                            3,040,260    (12,444,286)      19,741,069
         Effect of exchange rate fluctuations on
          cash                                                   (248,943)        13,612          230,412
                                                            --------------  -------------  ---------------
  Decrease in cash                                             (1,652,730)   (10,164,984)      (6,575,758)
  Cash and cash equivalents at beginning of period              2,708,317     12,873,301       19,449,059
                                                            --------------  -------------  ---------------
  Cash and cash equivalents at end of period                   $1,055,587     $2,708,317     $ 12,873,301
                                                            ==============  =============  ===============









































                                                            THREE MONTHS ENDED SEPTEMBER 30,
                                                           ---------------------------------
                                                                1999              1998
                                                           ---------------   ---------------
                                                                     (Unaudited)
Net Loss                                                      $(2,862,529)      $(2,398,040)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation and amortization                                 164,008           154,967
    Amortization of discount on 8% convertible
     promissory notes                                              70,123                --
     Interest expense on reset shares                             697,246                --
                                                                 --------          --------
    Issuance of treasury stock for expenses                            --                --
    Consulting fees paid with common stock                             --                --
    Compensation expense on stock options                          34,144           355,312
    Officers and directors notes forgiven on
     stock purchases                                                   --                --
    Minority interest in loss of subsidiary                      (184,540)         (165,683)
    Accrued interest income on notes due from directors            (3,609)           (4,371)
    Bad debt expense                                                   --                --
  Increase (decrease) relating to operating activities from:
    Prepaid expenses                                               20,238            (5,036)
    Other current assets                                          102,990           198,242
    Investment in unconsolidated company                          146,127           115,665
    Deposits and other assets                                      55,792           (15,188)
    Accounts payable                                              681,847          (144,974)
    Accrued expenses and other liabilities                       (103,279)         (362,537)
    Deferred income                                                    --                --
                                                           ---------------   ---------------
         Net cash used in operating activities                 (1,181,442)       (2,271,643)

INVESTING ACTIVITIES
  Sale of marketable securities, available-for-sale                    --         5,100,357
  Purchase of marketable securities, available-for-sale                --                --
  Investment in unconsolidated company                                 --        (1,100,000)
  Additions to property, plant and equipment, net                (218,883)         (257,220)
                                                           ---------------   ---------------
      Net cash provided by (used in) investing activities        (218,883)        3,743,137

FINANCING ACTIVITIES
  Proceeds from short-term borrowings, net                        534,351                --
                                                                 --------          --------
  Proceeds from sale of 8% convertible promissory
     notes, net                                                        --                --
 Proceeds from sale of detachable warrants with 8%
     convertible promissory notes                                      --                --
  Proceeds from private placement                                      --                --
  Payments on long-term debt                                      (48,997)          (40,843)
  Proceeds from long-term debt                                         --                --
  Proceeds from sale of preferred stock series B, C, D and
     E, net                                                            --                --
  Proceeds from sale of preferred stock series H and I, net            --                --
  Proceeds from exercise of options and warrants                  143,654            50,000
  Preferred dividends paid to preferred stock
     series A, B, D, E, F and G                                        --              (835)
  Payments on promissory note                                          --                --
  Refund of capital investment to preferred stock
    series C investors                                                 --                --
  Exercise of cash-out option on conversion of
     preferred stock series D                                          --                --
  Exercise of cash-out option on conversion of
      preferred stock series F                                         --                --
  Redemption of redeemable preferred stock series G                    --                --
  Purchase of treasury stock                                           --          (174,906)
  Loan to director                                                     --                --
  Proceeds from exercise of subsidiaries' options
     and warrants                                                      --                --
                                                           ---------------   ---------------
         Net cash provided by (used in) financing
          activities                                              629,008          (166,584)
         Effect of exchange rate fluctuations on
          cash                                                    146,597            74,031
                                                           ---------------   ---------------
  Decrease in cash                                               (624,720)        1,378,941
  Cash and cash equivalents at beginning of period              1,055,587         2,708,317
                                                           ---------------   ---------------
  Cash and cash equivalents at end of period                   $  430,867      $  4,087,258
                                                           ===============   ===============




          See notes to consolidated financial statements which are an integral part of these statements.

                         VIRAGEN, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)



                                                            YEAR RNDED JUNE 30,                THREE MONTHS ENDED SEPTEMBER 30,
                                               ----------------------------------------------  -------------------------------
                                                   1999            1998            1997             1999             1998
                                               --------------  -------------- ---------------  ----------------  -------------
                                                                                                        (Unaudited)
SUPPLEMENTAL CASH FLOW INFORMATION:
    Interest paid                                  $ 299,644       $ 580,271       $  31,172        $   78,753      $  11,757
    Income taxes paid                                     --              --          13,840                --             --





     During the years ended June 30, 1999, 1998 and 1997 and the three months ended September 30, 1999 and 1998, Viragen, Inc. had the following non-cash investing and financing activities:


                                                                                                           THREE MONTHS ENDED
                                                                 YEAR ENDED JUNE 30,                       SEPTEMBER 30,
                                                    -----------------------------------------------  ------------------------------
                                                       1999              1998             1997           1999             1998
                                                    ------------     -------------    -------------  -------------    -------------
                                                                                                               (Unaudited)
    Preferred dividends paid in common stock           $     --         $  91,732        $  35,274       $     --         $     --
    Accretion paid in common stock                      417,602                --               --             --           55,659
    Conversion of 8% convertible notes and
      accrued interest into common stock                     --                --               --      2,056,110               --

    Conversion of preferred stock into common
      shares                                          6,890,000           467,724           78,224             --        1,370,000
    Conversion of preferred stock series B
      principal and accrued dividends to a
      short-term note  payable                               --         9,720,241               --             --               --
    Modification of preferred stock series D terms
      into preferred stock series F                          --             7,950               --             --               --
    Modification of preferred stock series E terms
      into redeemable preferred stock series G               --         4,000,000               --             --               --
    Purchase of insurance with notes payable             94,627           210,147               --         20,586               --
    Issuance of treasury stock for expenses                  --                --          288,245             --               --
    Sale of common stock with promissory notes          604,500                --               --             --          300,000
    Equipment acquired through capital leases             4,809                --               --             --               --
    Contribution of intercompany balances as
      capital to Viragen (Europe) Ltd.                 (788,641)               --               --             --               --
    Capitalized cost of warrants issued for
      investment in unconsolidated company              329,000                --               --             --          270,000
      Cost of warrants issued to finders on 8%
        convertible notes                                24,078                --               --             --               --







           See notes to consolidated financial statements which are an integral part of these statements.

                         VIRAGEN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation and Basis of Presentation: Viragen, Inc. and its subsidiaries are engaged in the research, development and manufacture of immunological products for commercial application. The consolidated financial statements include the parent company and all subsidiaries, including those operating outside the U.S. All significant transactions among our businesses have been eliminated. We made certain reclassifications to the 1998 and 1997 financial statements to conform to the 1999 presentation.

     Viragen owns a 10% equity interest in Inflammatics, Inc., a biopharmaceutical company currently in the research and development stage. While we have the option to increase our ownership interest up to 80%, the financial accounts of Inflammatics are not consolidated with those of Viragen. We account for our investment under the equity method of accounting. The parties that own the remaining 90% equity in Inflammatics are not currently funding its research and development efforts. Accordingly, while Viragen only owns 10% of Inflammatics, it is recognizing 100% of the losses incurred by the unconsolidated company. Costs related to this transaction include finders fees and warrants issued. These costs are being amortized in proportion to the losses incurred by Inflammatics as compared to our initial cash contribution to Inflammatics.

     In preparing the financial statements, management must use some estimates and assumptions that may affect reported amounts and disclosures. Estimates are used when accounting for depreciation, amortization, and asset valuation allowances. We are also subject to risks and uncertainties that may cause actual results to differ from estimated results including changes in the health care environment, competition, foreign exchange and legislation.

     During fiscal 1999 Viragen incurred a loss of $10,650,832 and had negative operating cash flow of $8,955,434. As a result, our accumulated deficit increased to $50,521,028. These operating results were caused by a lack of regulatory approval for the sale of our products. Management has plans to increase working capital by its efforts related to obtaining additional capital funding. Viragen's ability to continue as a going concern is dependent on the availability of additional capital funding, regulatory approval of our pharmaceutical products, and adequate downsizing to operate at a reduced level of expense. Management plans to continue to pursue available funding and adjust operating expenses accordingly. The Company's financial statements have been prepared assuming it will continue as a going concern and do not reflect any costs or charges that could result from this uncertainty.

     Unaudited Interim Financial Data: The unaudited interim financial statements for the three months ended September 30, 1999 and 1998 include, in the opinion of our management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of the financial condition on September 30, 1999, the results of operations and cash flows for the three months ended September 30, 1999 and 1998, and the changes in stockholders' equity for the three months ended September 30, 1999.

     Operating results for the three months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 2000.

     Cash and Cash Equivalents: Cash equivalents include demand deposits, certificates of deposit and time deposits with maturity periods of three months or less when purchased.

                         VIRAGEN, INC. AND SUBSIDIARIES

     Marketable Securities, Available-for-Sale: Viragen invests in debt securities, rated A or better, issued by the U.S. Treasury, other U.S. government agencies and corporations. These investments are classified as current assets, in accordance with ARB No. 43, at their fair market value based upon published quotations. Amortized cost of the investment in marketable securities, available-for-sale totaled $6,108,503 at June 30, 1998. Realized gains and losses are computed based on the cost of securities sold using the specific identification method.

     Financial Instruments: The carrying amount of financial instruments including cash and cash equivalents, marketable securities, and accounts payable approximate fair value as of June 30, 1999. The Company's long-term unsecured note with the Scottish Regional Development Authority approximates fair value as it had been recently negotiated at June 30, 1997.

     Other Current Assets: Other current assets consisted of the following at June 30, 1999 and 1998:


                                                         JUNE 30,
                                         ---------------------------------------
                                              1999                   1998
                                         ----------------       ----------------

      Notes receivable                       $   171,123              $  55,222
      VAT tax refund receivable                  119,352                256,504
      Other current assets                        15,958                219,224
                                         ----------------       ----------------

                                                $306,433               $530,950
                                         ================       ================

     Property, Plant and Equipment: Property, plant and equipment is stated at the lower of cost or net realizable value. Depreciation was computed by using the straight-line method over the estimated useful life for financial reporting purposes and using accelerated methods for income tax purposes. The estimated useful lives used for financial reporting purposes are:


                  Building and improvements                    15-39 years
                  Equipment and furniture                       5-10 years

     Convertible Debt Issued with Stock Purchase Warrants: Viragen accounts for convertible debt issued with stock purchase warrants in accordance with APB 14 -- "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants." At June 30, 1999, the $2,000,000 principal in convertible notes is being off-set by $70,123 in unamortized discount from the issuance of detachable warrants.

     Accrued Expenses and Other Liabilities: Accrued expenses and other liabilities consisted of the following at June 30, 1999 and 1998:

                                                     JUNE 30,
                                      ---------------------------------------
                                           1999                   1998
                                      ----------------       ----------------

      Accrued salaries                     $   24,317             $  150,389
      Accrued rent expense                    122,213                 97,163
      Accrued accounting fees                 114,940                 80,000
      Accrued legal fees                       36,077                 77,243
      Other accrued expenses                  404,622                303,210
                                      ----------------       ----------------
                                           $  702,209             $  708,005
                                      ================       ================


     Deferred Income: Viragen had deferred the recognition of income from an option fee until the period in which it is was earned.

                         VIRAGEN, INC. AND SUBSIDIARIES

     Sale of Stock by Subsidiaries: Viragen accounts for sales of stock by its subsidiaries as capital transactions for financial reporting purposes.

     Foreign Currency Translation: For foreign operations, local currencies are considered their functional currencies. Viragen translates assets and liabilities to their U.S. dollar equivalents at rates in effect at the balance sheet date and record translation adjustments in stockholders' equity. Statement of operations accounts are translated at average rates for the period. Transaction adjustments, which are not material, are recorded in results of operations.

     Research and Development Costs: Viragen accounts for research and development costs in accordance with SFAS No. 2 -- "Accounting for Research and Development Costs." Accordingly, all research and development costs are expensed as incurred.

     Stock Based Compensation: Viragen accounts for stock-based compensation plans under the provisions of APB 25 -- "Accounting for Stock Issued to Employees" and, accordingly, recognizes no compensation expense for stock option grants where the exercise price equals or exceeds fair market value at date of grant.

     The Company provided supplemental disclosures as required by the provisions of SFAS 123 -- "Accounting for Stock-Based Compensation."

     Income Taxes: Deferred income taxes at the end of each period are determined by applying enacted tax rates applicable to future periods in which the taxes are expected to be paid or recovered to differences between financial accounting and tax basis of assets and liabilities.

     Loss Per Common Share: Loss per common share has been computed based on the weighted average number of shares outstanding during each period, in accordance with SFAS 128 -- "Earnings per Common Share." The effect of convertible debt and equity securities, warrants, and options are antidilutive. As a result, diluted loss per share data does not include the assumed conversion of these instruments and has been presented jointly with basic loss per share. Loss attributable to common stock reflects adjustments for cumulative preferred dividends, as well as embedded dividends arising from discounted conversion terms on convertible preferred stocks and related warrants.

     Embedded dividends included in loss attributable to common stock during each fiscal year presented are:


PREFERRED STOCK   1999          1998              1997
---------------   ----          ----              ----
Series A       $     --         $   --         $     --
Series B             --             --        3,683,731
Series C             --             --          844,960
Series D             --             --        3,292,683
Series E             --             --          882,353
Series F             --             --               --
Series G             --             --               --
Series H        510,731        586,830               --
Series I        245,884        193,140               --


     Comprehensive Loss: In June 1997, the Financial Accounting Standards Board issued SFAS No. 130 -- "Reporting Comprehensive Income." Viragen's SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. The adoption of SFAS No. 130 had no impact on Viragen's net loss or stockholders' equity. Viragen's comprehensive loss for fiscal years 1999, 1998, and 1997 totaled $10,889,070, $7,834,003 and
$4,555,445, respectively.

     Recent Pronouncements: In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 -- "Accounting for Derivative Instruments and Hedging Activities" which is effective for fiscal quarters of fiscal years

                         VIRAGEN, INC. AND SUBSIDIARIES
beginning after June 15, 1999. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. This statement amends SFAS No. 52 -- "Foreign Currency Translation", and supersedes SFAS No. 80 -- "Accounting for Future Contracts", No. 105 -- "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk", No. 107 -- "Disclosures about Fair Value of Financial Instruments". Viragen plans to adopt SFAS No. 133 in fiscal 2000.

     Management believes that the impact of SFAS No. 133 will not be significant to Viragen.

NOTE B -- REDEEMABLE PREFERRED STOCK

  Series G

     In September 1997, Viragen concluded an exchange agreement whereby 4,000 of the outstanding shares of the series E preferred stock were exchanged for a like number of series G preferred shares. The terms of the series G preferred stock provided that commencing in September 1997, the holder was limited to converting 667 preferred shares, or $667,000 in principal, per month over a 6 month period. The provisions further provided that we were required to redeem $667,000 per month less the number of series G preferred shares converted during the preceding calendar month. In addition, the holder was restricted from converting into common stock if the market price of our common stock was less than $2.50, subject to adjustment, at the date of the conversion notice. In consideration for the restrictions on conversion, management agreed to increase the dividend rate from 5% for the series E preferred stock to 10% for the series G preferred stock.

     The monthly redemption amount of the series G preferred stock was calculated by dividing the number of shares to be redeemed by the preferential conversion rate of 85%. As a result, the maximum aggregate redemption could have totaled $4,705,882, if all 4,000 shares of series G preferred stock were redeemed by the holder. This cash redemption amount would have been reduced to account for conversions of the preferred shares during the redemption period. All shares of series G preferred stock were redeemed for cash or converted into common stock by February 28, 1998.

  Series H and Series I

     During the third and fourth fiscal quarters of 1998, Viragen closed $7 million of financing replacing a portion of the funds used to redeem previous preferred stock issuances. In February 1998, we received net proceeds of approximately $4,625,000 from the sale of 500 shares of series H convertible preferred stock with an aggregate stated value of $5 million. In April 1998, Viragen received net proceeds of approximately $1,840,000 from the sale of 200 shares of series I convertible preferred stock. We incorporated certain restrictions as part of the series H and series I preferred stock designations which, in the opinion of management, would facilitate a more orderly market relative to the underlying shares of our common stock. The series H and series I preferred stock bear no dividends although, upon liquidation or conversion, an 8% accretion factor is included in the calculation for purposes of determining the liquidation and conversion amount.

     Neither the series H preferred stock nor the series I preferred stock issuances were convertible until August 19, 1998, the six month anniversary of the Series H closing. The conversion price is the lower of (1) $1.59 per share, and (2) the variable conversion price which is equal to 82% of the market price at the date of conversion. Management retained the right to redeem both issuances of preferred stock at various prices upon receipt of a notice of conversion.

     In addition, the right of conversion was further limited to a maximum of 15% of the aggregate principal amount of the series H and series I preferred stock issued to each holder for each one month period cumulatively to a maximum of not in excess of 25% for any month in the event the holder has converted less than 15% in any of the preceding months.

                         VIRAGEN, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The series H preferred stock and series I preferred stock have certain events of default which include bankruptcy or the failure of the Company to (1) remain qualified for trading; (2) convert preferred shares to common stock; and (3) maintain an effective registration statement. Upon the occurrence of an event of default, the holders of the series H preferred stock and series I preferred stock have the right to redeem all or any portion of the then outstanding amount. The amount outstanding is calculated as the greater of 1.3 times the value of the preferred stock for which demand is being made plus the accreted but unpaid amounts, calculated at 8%, earned on the preferred stock plus liquidated damages and other cash payments then due or the product of the highest price at which Viragen's common stock is traded on the date of an event of default divided by the conversion price as of that date and the amount being redeemed. Since the 8% accretion is due upon mandatory redemption, the Company has increased the carrying amount of the Series H Preferred Stock and Series I Preferred Stock by this amount.

     Pursuant to the terms of the subscription agreements, the holders of the series H and series I preferred stock also received Nine Month warrants, Twelve Month warrants and Fifteen Month warrants to purchase shares of common stock of Viragen. The number of warrants and exercise price were to be determine at future dates during fiscal 1999.

     During fiscal 1999, Viragen allocated the warrants reserved for the series H and I investors, as follows:

                                                                   H Investors        I Investors          Total
                                                                  --------------     --------------     -------------

    Investor warrants reserved at June 30, 1998                       1,948,052            779,221         2,727,273
    Less warrants allocated to investors during fiscal  1999:
         Nine Month warrants (exercise price = $0.80/share)             352,627            166,273           518,900
         Twelve Month warrants (exercise price = $0.59/share)           193,221            114,406           307,627
         Fifteen Month warrants (exercise price = $0.39/share)               --             56,410            56,410
                                                                  --------------     --------------     -------------
    Investor warrants cancelled during fiscal 1999                    1,402,204            442,132         1,844,336
                                                                  ==============     ==============     =============

     The Nine Month, Twelve Month, and Fifteen Month warrants are exercisable through February 17, 2003.

     The series H and series I placement agent received a commission of $490,000 for the placement of the series H preferred stock and H warrants and series I preferred stock and I warrants. In addition, the placement agent received placement agent warrants to purchase an aggregate of 402,052 shares of common stock, which were subsequently transferred to affiliates and employees of the placement agent. The placement agent warrants entitle the holders thereof to exercise those warrants at an exercise price of $1.684 per share at any time between the date of their respective issuances and February 19, 2003; provided that if the date of exercise occurs after February 19, 1999, the exercise price of the placement agent warrants will be the lesser $1.684 per share or the lowest reset price as calculated on each one year anniversary of the date of issuance during the warrant term.

NOTE C -- CAPITAL STOCK

PREFERRED STOCK

  Series A

     The series A preferred stock provides for a 10% cumulative dividend, payable at the option of Viragen, in either cash or common stock and is convertible into 4.26 shares of common stock. The holders of the series A preferred stock are not entitled to vote unless dividends are in arrears for five annual dividend periods. Management has the right to call the preferred stock for redemption, in whole or in part, if the closing bid for common stock is $6.00 per share or higher for a period of ten consecutive business days, at $11.00 per share for a period of five years from that date, and then at $10.00 per share.

                         VIRAGEN, INC. AND SUBSIDIARIES

 Series B

     On June 7, 1996, Viragen entered into a securities purchase agreement with GFL Performance Ltd., GFL Advantage Fund Ltd. and Proton Global Asset Management, LDC pursuant to which they acquired 15,000 shares of 5% cumulative convertible preferred stock, series B for $15 million.

     In connection with the sale and issuance of the series B preferred stock, we issued warrants to purchase 225,000 shares of common stock at $10.59 per share for a period of 3 years from date of issuance. Viragen also paid approximately $900,000 in cash fees to certain finders and an investor representative who participated in the transaction plus certain additional expenses. These costs were netted against the proceeds of the sale. All of the warrants expired on June 6, 1999.

     The series B preferred stock provided for a cash dividend equal to 5% of the stated value of the series B preferred stock, although management had the option to utilize shares of common stock, under certain conditions, to satisfy the dividend requirement. The investors had the right to convert the series B preferred stock into shares of common stock at a conversion price equal to the lesser of 76.8% of the average market price of Viragen's common stock, as described in the securities purchase agreement, prior to the conversion date, or $8.74. In July 1997, the unconverted series B preferred stock was exchanged for a promissory note in the amount of $9,720,241. The note provided for interest at 10% per annum with principal and interest payable over nine monthly installments commencing in October 1997.

     The note could be prepaid without penalty and was not convertible into common stock. The principal value of the note was comprised of the following components:


Principal balance                                            $7,445,000
Beneficial conversion feature ($7.445
  million/76.81% minus $7.445 million)                       $2,247,748
Preferred dividends earned (6/8/97 -- 7/1/97)                   $27,493

The note was paid-in-full in April 1998.

  Series C

     In December 1996, Viragen issued 5,000 shares of its series C convertible preferred stock in consideration for $4,740,923, net of issuance costs totaling $259,077. The purchases were made by Strome Hedgecap Limited, Strome Offshore Limited, Strome Partners, L.P. and Strome Susskind Hedgecap, L.P., pursuant to separate securities purchase agreements. In addition, warrants to purchase an aggregate of 214,593 shares of common stock, exercisable at $2.00 per share on or prior to December 9, 1999, were issued to the purchasers of the series C preferred stock.

     The terms of the series C preferred stock provided that up to 25% of the series C preferred stock could be converted into common stock on or after 10 days from the date the registration statement registering the underlying shares was deemed effective by the Securities and Exchange Commission. Thereafter 25% could be converted on or after the 30th, 60th and 90th day on a cumulative basis. The preferred stock was convertible into a number of common shares determined by dividing the stated value of the series C preferred stock, or $1,000 per share, by the closing price of Viragen's common stock over the five day period preceding notice of conversion. The conversion price could not be less than $3.46 nor more than $7.00. In the event the conversion price fell below $3.46, the difference between $3.46 and the conversion price would be paid to the holder in cash. Any shares of series C preferred stock which were outstanding on December 5, 1997 would be automatically converted into shares of common stock based on the conversion price at that time in accordance with the above procedures.

                         VIRAGEN, INC. AND SUBSIDIARIES

     In July 1997, the holders of the series C preferred stock agreed to modify their conversion price and limit conversions of their remaining 974 shares over a two month period. The modified conversion price was the lower of (1) $2.20 per share or (2) the average closing price of Viragen's common stock over the five day period ending the day prior to the notice of conversion. The terms addressing conversions below $3.46 contained in the original agreement were not modified. As a result, we were committed to refund a minimum of $354,694 to the series C purchasers, upon conversion of the remaining series C preferred stock. The refund amount would increase if conversions occurred below $2.20. All shares of series C preferred stock were converted into common stock by December 31, 1997. During fiscal 1998, we paid $1,391,198 in capital refunds to the series C purchasers. Of the total refunds, $553,041 were related to conversions, occurring under the modified terms, during fiscal 1998. The balance of $838,157 related to conversions, under the original terms, during the end of fiscal 1997.

  Series D and Series F

     In February 1997, Viragen issued 15,000 shares of its 6% series D convertible preferred stock to P.R.I.F., L.P. in consideration for $14,050,349, net of issuance costs totaling $949,651. The series D preferred sock was convertible into a number of shares of common stock determined by dividing the five day trading average price of our common stock prior to conversion, discounted by 18%, into the stated value of the preferred shares being converted. In connection with the issuance of the series D preferred stock, we also issued 375,000 common stock purchase warrants, exercisable at $6.00 per share. All of the warrants expired on June 30, 1998.

     In September 1997, we concluded an exchange agreement whereby the series D preferred stock were exchanged for series F preferred shares. The series F preferred stock provided for a restriction on the holder limiting conversion during any two week period to 800 preferred shares, or $800,000 in principal. The terms also provided management with a cash-out option at the face amount being converted plus 12%. In consideration for the holder of the series D preferred stock agreeing to a limitation on future conversions, we agreed to increase the dividend rate from 6% for the series D preferred stock to 10% for the series F preferred stock. All shares of series F preferred stock were redeemed for cash or converted into common stock by March 31, 1998. During fiscal 1998, Viragen paid $2,744,000 to the series F holder upon exercise of the cash-out option on conversions.

  Series E

     In February 1997, Viragen also issued 5,000 shares of its 5% series E convertible preferred stock in consideration for $4,681,744, net of issuance costs totaling $318,256. Dividends on the series E preferred stock accrued from the date of issuance and were payable quarterly commencing April 1, 1997. Dividends were payable in cash or, at management's option and subject to certain other conditions, in shares of common stock.

     The series E preferred stock was convertible into shares of common stock commencing May 11, 1997 at a conversion price of the lesser of (1) the average market price for the five trading days prior to the notice of conversion multiplied by 85%, subject to adjustment, or (2) $7.00, subject to adjustment.

COMMON STOCK

     During May 1999, Viragen completed a private placement for the sale of 2,750,000 shares of common stock. The common shares were sold to three accredited investors at $0.50 per share. Viragen received proceeds of $1,375,000 from the sale of these shares.

     At our 1998 annual stockholders' meeting, which was concluded on July 19, 1999, the stockholders approved the following proposals:

     (1) authorization for up to a 1-for-8 reverse stock split; and

                         VIRAGEN, INC. AND SUBSIDIARIES

     (2) an increase in the number of authorized common shares, if the board of directors did not effect the reverse split.

     On August 13, 1999, the board of directors elected to increase the authorized common shares up to 125,000,000 shares.

OPTIONS AND WARRANTS

     Under Viragen's 1995 stock option plan, 4,000,000 shares of common stock were reserved for issuance to officers, directors, employees and consultants of Viragen for stock options designated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Options granted under the 1995 stock option plan have various vest dates and all options granted have five-year terms from the vesting date.

     Viragen's 1997 incentive stock option plan, adopted during February 1997, authorized the grant of options to management personnel, directors and employees for up to 3,000,000 shares of common stock. In April 1998, the 1997 stock option plan was amended increasing the number of common shares authorized to 4,000,000 shares. Options granted under the plan have various vest dates and all options granted have 5 year terms from the vesting date.

     During fiscal 1997, we granted a total of 2,941,500 options to purchase Viragen common stock. Of these, 1,750,000 were granted to our officers and directors. The options vested immediately and are exercisable for a period of five years. The exercise price on these options is $3.22, which was market price at the date of grant.

     During fiscal 1997, Viragen also granted options to an officer and an employee, with exercise prices below market price. The total options granted were for 400,000 shares. The Company recognized an expense of $381,500 related to the granting of these options.

     During fiscal 1997, we granted 120,000 options that were not part of the above stock option plan to an employee. The options vested immediately and have a 5 year term from that date.

     Viragen issued 518,229 shares of common stock upon the conversion and exercise of stock options and warrants during fiscal 1997. Proceeds from these issuances totaled $371,337.

     During fiscal 1998, management granted a total of 367,500 options to employees. The options vest over various dates and are exercisable for five years from the vesting dates. The exercise prices of these options, which represent the market price at the date of grant, range from $1.50 to $2.50 per share. Viragen also granted 50,000 options to a director. The options vested immediately and are exercisable at $1.19 per share, which was the market price at the date of grant, for a period of five years.

     Viragen also issued 32,000 warrants during fiscal 1998 to a consultant as compensation for services provided. The warrants are exercisable at $1.00 per share for a period of five years.

     During fiscal 1998, we issued 230,565 shares of common stock upon the exercise of options and warrants. Viragen received $117,888 upon exercise of these options and warrants.

     During fiscal 1999, Viragen granted an aggregate of 85,000 options to one officer and two directors. The options have exercise prices ranging between $0.41 and $1.81, which represented market price on the date of grant. These options vest over various dates and are exercisable for five years from the vesting dates. Three employees were also granted a total of 9,000 options with exercise prices ranging between $1.75 and $1.87. The options, which vest over various dates, are exercisable for five years from the vesting dates.

                         VIRAGEN, INC. AND SUBSIDIARIES

     Viragen issued 1,245,000 common stock warrants to consultants during fiscal 1999. The warrants were issued as compensation for services provided to the company during the year. The warrants vest over various dates, subject to performance provisions, and have exercise prices ranging from $0.50 to $11.00.

     During fiscal 1999, Viragen issued 1,488,473 shares of commons stock from the exercise of options and warrants. We received $253,489 in cash and $602,000 was secured by promissory notes and related pledge and escrow agreements.

     At June 30, 1999, 35,000 shares and 926,000 shares remain available under the 1995 and the 1997 stock option plans, respectively.

STOCK BASED COMPENSATION

     Viragen has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 -- "Accounting for Stock-Based Compensation" requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, Viragen recognized compensation expense in the amount of $172,000, $-0- and $450,000 in 1999, 1998 and 1997, respectively, because the exercise price of a portion of the company's employee stock options was less than the market price of the underlying stock on the date of grant. During 1999, 1998 and 1997, we recognized approximately $199,000, $58,000 and $-0- in compensation expense on warrants granted to consultants pursuant to SFAS 123, respectively.

     Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if we had accounted for our employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: dividend yield of zero percent for all periods; expected life of the option of 3 years; risk-free interest rates within a range of 5.60% to 6.00%; and a volatility factor of the expected market price of Viragen's common stock of .77, .75 and
 .64 for 1999, 1998 and 1997, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Viragen's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options and warrants.

     Based on calculations using a Black-Scholes option pricing model, the weighted average grant date fair value of options was $0.57, $1.10 and $1.51 in fiscal 1999, 1998 and 1997, respectively. The pro forma impact on Viragen's net loss per share had compensation cost been recorded as determined under the fair value method is shown below.

                                                        1999                   1998                  1997
                                                  ------------------     -----------------     -----------------
Pro forma net loss                                   $ (11,122,679)          $(8,897,455)          $(8,267,089)
Pro forma loss attributable to common stock            (12,124,601)          (11,395,807)          (18,165,828)
Pro forma loss per common share                              (0.20)                (0.23)                (0.46)


                         VIRAGEN, INC. AND SUBSIDIARIES

     A summary of Viragen's stock option activity, and related information for the years ended June 30, follows:


                                                                                                                   WEIGHTED
                                                   NUMBER OF       WEIGHTED AVERAGE           OPTIONS               AVERAGE
                                                   OPTIONS         EXERCISE PRICE          EXERCISABLE          EXERCISE PRICE
                                                 -------------    -------------------    -----------------     -----------------
Outstanding at July 1, 1996                         5,135,000             $     0.74            4,313,333            $     0.63
Granted with exercise prices equal to market        2,559,500                   3.02
Granted with exercise prices less than market         400,000                   2.07
Exercised                                            (199,000)                  0.50
Cancelled                                                  --                     --
                                                 -------------    -------------------

Outstanding at June 30, 1997                        7,895,500                   1.59            6,443,167                  1.51
Granted                                               417,500                   2.08
Exercised                                            (100,000)                  0.50
Cancelled                                                  --                     --
                                                 -------------    -------------------

Outstanding at June 30, 1998                        8,213,000                   1.62            7,379,500                  1.54
Granted                                                94,000                   1.00
Exercised                                          (1,210,000)                  0.54
Cancelled                                             (33,500)                  2.21
                                                 -------------    -------------------

Outstanding at June 30, 1999                        7,063,500             $     1.79            6,896,500            $     1.79
                                                 =============    ===================


     The following table summarizes information about stock options outstanding at June 30, 1999:



STOCK OPTIONS OUTSTANDING                                                                         STOCK OPTIONS EXERCISABLE
-----------------------------------------------------------------------                      ------------------------------------
                                                   WEIGHTED AVERAGE
                                                       REMAINING                                               WEIGHTED AVERAGE
                                    NUMBER OF      CONTRACTUAL LIFE      WEIGHTED AVERAGE       NUMBER OF       EXERCISE PRICE
RANGE OF EXERCISE PRICES             OPTIONS            (YEARS)          EXERCISE PRICE          OPTIONS
---------------------------------- ------------- ---------------------- -------------------- ---------------- -------------------
$0.30 - $0.50                         1,985,000                   1.34          $      0.50        1,967,500         $      0.50
$0.75 - $1.00                         1,430,000                   2.10                 0.95        1,430,000                0.95
$1.50 - $2.50                         1,202,000                   4.30                 1.95        1,052,500                1.91
$2.75 - $4.13                         2,434,500                   2.61                 3.25        2,434,500                3.25
$7.13                                    12,000                   3.59                 7.13           12,000                7.13
                                   -------------                                             ----------------        -----------
$0.30 - $7.13                         7,063,500                   2.44          $      1.79        6,896,500         $      1.79
                                   =============                                             ================        ===========

                         VIRAGEN, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     A summary of Viragen's warrant activity, excluding warrants issued in conjunction with the series B, C, D, H and I preferred stock offerings and the convertible notes and related information for the years ended June 30, follows:

                                                             WEIGHTED AVERAGE                                  WEIGHTED AVERAGE
                                  NUMBER OF OPTIONS           EXERCISE PRICE          OPTIONS EXERCISABLE       EXERCISE PRICE
                                  --------------------     ----------------------     ---------------------  ---------------------
Outstanding at July 1, 1996                 1,083,550                 $     0.99                   970,217             $     0.86
Granted                                        12,000                       2.22
Exercised                                    (319,229)                      0.93
Cancelled                                     (30,000)                      5.12
                                  --------------------     ----------------------

Outstanding at June 30, 1997                  746,321                       0.87                   734,321                   0.84
Granted                                        32,000                       1.00
Exercised                                    (130,565)                      0.52
Cancelled                                     (12,500)                      0.80
                                  --------------------     ----------------------

Outstanding at June 30, 1998                  635,256                       1.06                   635,256                   1.06
Granted                                     1,500,000                       3.67
Exercised                                          --                         --
Cancelled                                    (305,000)                      1.26
                                  --------------------     ----------------------

Outstanding at June 30, 1999                1,830,256                 $     3.12                   405,256             $     1.26
                                  ====================     ======================


     The following table summarizes information about stock warrants outstanding at June 30, 1999:

STOCK OPTIONS OUTSTANDING                                                                          STOCK OPTIONS EXERCISABLE
----------------------------------- ------------- ----------------------                      ---------------- -------------------
                                                    WEIGHTED AVERAGE
                                                        REMAINING
                                     NUMBER OF      CONTRACTUAL LIFE      WEIGHTED AVERAGE       NUMBER OF      WEIGHTED AVERAGE
RANGE OF EXERCISE PRICES              OPTIONS            (YEARS)           EXERCISE PRICE         OPTIONS        EXERCISE PRICE
----------------------------------- ------------- ---------------------- -------------------- ---------------- -------------------
$0.50 - $0.80                            816,256                   1.42          $      0.51          291,256         $      0.53
$1.00                                    252,000                   4.13                 1.00           52,000                1.00
$1.78 - $2.22                            262,000                   4.09                 1.80           12,000                2.22
$5.50 - $7.50                            150,000                  14.13                 6.83           50,000                5.50
$9.00 - $11.00                           350,000                  14.13                10.14               --                  --
                                    -------------                                             ----------------

$0.50 - $11.00                         1,830,256                   5.65          $      3.12          405,256         $      1.26
                                    =============                                             ================


     The weighted-average fair value of each Viragen warrant granted in fiscal 1999, 1998 and 1997 was $1.00, $1.52 and $1.05, respectively.

     Viragen's majority owned subsidiary, Viragen (Europe) Ltd., has also granted stock options to one of its officers. The fair value of Viragen (Europe) options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: dividend yield of zero percent for all periods; risk-free interest rates of 6.09% for 1998; volatility factor of the expected market price of Viragen (Europe)'s common stock of .723 for 1998; and an expected life of the options of 3 years. The weighted average fair value of each Viragen (Europe) option granted in fiscal 1998 was $2.97.

                         VIRAGEN, INC. AND SUBSIDIARIES

     A summary of Viragen (Europe)'s stock option activity, and related information for the years ended June 30, follows:

                                                           WEIGHTED AVERAGE                                     WEIGHTED AVERAGE
                                   NUMBER OF OPTIONS        EXERCISE PRICE          OPTIONS EXERCISABLE          EXERCISE PRICE
                                  ------------------     ----------------------     ---------------------     ---------------------

Outstanding at July 1, 1996                  50,000                 $     7.00                        --                 $      --
Granted                                          --                         --
Exercised                                        --                         --
Cancelled                                        --                         --
                                  ------------------

Outstanding at June 30, 1997                 50,000                       7.00                    50,000                      7.00
Granted                                      75,000                       5.72
Exercised                                        --                         --
Cancelled                                        --                         --
                                  ------------------

Outstanding at June 30, 1998                125,000                       6.23                    50,000                      7.00
Granted                                          --                         --
Exercised                                        --                         --
Cancelled                                        --                         --
                                  ------------------

Outstanding at June 30, 1999                125,000                 $     6.23                     7,500                $     6.45
                                  ==================

     The weighted average remaining contractual life of Viragen (Europe) options outstanding as of June 30, 1999 is 4.11 years.

     Viragen's majority owned subsidiary, Viragen U.S.A., Inc., has also granted stock options to certain officers and employees. The fair value of Viragen U.S.A. options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for options granted: dividend yield of zero percent for all periods; risk-free interest rates of 5.75% and 6.00% for 1998 and 1997, respectively; volatility factors of
 .765 and .640 for 1998 and 1997, respectively; and an expected life of the option of 3 years and .01 year for 1998 and 1997, respectively.

     The weighted average fair value of each Viragen U.S.A. option granted in fiscal 1998 and 1997 was $0.05 and $0.22, respectively.

     A summary of Viragen U.S.A.'s stock option activity, and related information for the years ended June 30 follows:



                                                            WEIGHTED AVERAGE                                     WEIGHTED AVERAGE
                                  NUMBER OF OPTIONS          EXERCISE PRICE          OPTIONS EXERCISABLE          EXERCISE PRICE
                                 --------------------     ----------------------     ---------------------     ---------------------

Outstanding at July 1, 1996                       --                  $      --                        --                 $      --
Granted below market price                   320,000                       0.01
Exercised                                  (320,000)                       0.01
Cancelled                                         --                         --
                                 --------------------

Outstanding at June 30, 1997                      --                         --                        --                        --
Granted                                      125,000                       0.22
Exercised                                         --                         --
Cancelled                                         --                         --
                                 --------------------

Outstanding at June 30, 1998                 125,000                       0.22                        --                        --
Granted                                           --                         --
Exercised                                         --                         --
Cancelled                                         --                         --
                                 --------------------

Outstanding at June 30, 1999                 125,000                 $     0.22                    50,000                $     0.22
                                 ====================


                         VIRAGEN, INC. AND SUBSIDIARIES

     The weighted average remaining contractual life of options outstanding at June 30, 1999, is 5.42 years.

COMMON SHARES RESERVED

     Shares of our common stock reserved at June 30, 1999 for possible future issuance are as follows:

Convertible preferred stock, series A                                                                             11,289
Convertible preferred stock, series I                                                                            220,000
8% Convertible notes                                                                                           5,210,412
Warrants -- consultants (exercisable through August 2013)                                                      1,554,000
Employee option plans (exercisable through August 2005)                                                          646,500
Officers and directors options (exercisable through October 2004)                                              6,417,000
Warrants -- debt and equity offerings (exercisable through  March 2004)                                        2,584,743


NOTE D -- INVESTMENT IN UNCONSOLIDATED COMPANY

     In August 1998, Viragen entered into a strategic alliance concurrent with the purchase of a 10% equity interest in Inflammatics, Inc., a private drug development company headquartered in Philadelphia, PA. Inflammatics is focused on the development of therapeutic drugs for autoimmune disorders. Its lead product is LeukoVAX, an immunomodulating leukocyte preparation currently in Food and Drug Administration Phase I/II clinical trials for rheumatoid arthritis.

     Under the terms of the Inflammatics agreement, Viragen made an initial investment in the form of series A convertible preferred stock of Inflammatics for $1 million and warrants to purchase 250,000 shares of common stock at prices ranging between $1.00 and $1.78 per share. Viragen further obtained two options to acquire an additional 70% equity position in Inflammatics through two additional fundings to be made at our option. The first additional funding, subject to management's evaluation of the Phase I/II clinical trial results, provides for the issuance of 1,000,000 shares of common stock, the issuance of 300,000 commons stock purchase warrants exercisable at $1.00 through August 14, 2003, and the underwriting of Phase III clinical trials, in exchange for an additional 36.3% equity interest. Preliminary estimates for the funding of Phase III clinical trials of LeukoVAX range between $6.0 million and $10.0 million. The second additional funding, subject to management's further evaluation of clinical trial results, provides for the issuance of an additional 2,000,000 shares of commons stock in exchange for an additional 33.3% equity interest.

     The investment in Inflammatics was capitalized at $1,429,000, which consisted of the $1,000,000 paid to Inflammatics, a $100,000 finders fee paid to Sumitomo Bank, and $329,000 in costs associated with the warrants issued, which were valued using a Black-Scholes valuation model.

     Viragen recognized approximately $757,000 in losses related to its investment in Inflammatics, Inc. during the fiscal year ended June 30, 1999. This loss reflects 100% of the losses incurred by Inflammatics associated with the clinical testing of LeukoVAX. The loss also includes the amortization of the capitalized finders fee and warrant costs. These costs are being amortized in proportion to the losses incurred by Inflammatics as compared to our initial cash capital contribution to Inflammatics.

NOTE E -- CONVERTIBLE NOTES WITH DETACHABLE WARRANTS

     On March 17, 1999, we entered into a purchase agreement with the Isosceles Fund Limited and Cefeo Investments Limited, which was subsequently amended on June 16, 1999. Under the purchase agreement, we issued Isosceles and Cefeo 8% convertible promissory notes in the aggregate principal amount of $2,000,000 with detachable warrants to purchase 932,039 shares of our commons stock. Viragen received $1,861,820 from the issuance of the convertible notes and detachable warrants. The proceeds were net of $138,180 paid as finders' fees. As required by APB Opinion No. 14 -- "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", we valued the detachable warrants

                         VIRAGEN, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

using a Black-Scholes valuation model. The model valued the detachable warrants at $344,854, which was recorded as a discount on principal.

     Subsequent to June 30, 1999, one-half of the principal balance, which accrued interest at a rate of 8% annually, and accrued interest on the related principal converted automatically into 2,049,534 shares of our common stock on July 7, 1999. In addition, the remaining one-half of the principal balance and accrued interest on the notes converted automatically into 2,062,685 shares of our common stock on August 6, 1999. The conversion price was $0.50 per common share.

     In addition to the shares issued on conversion of the notes, the note holders were entitled to receive additional shares of our common stock 30 days after each one-half of the notes converted into shares of our common stock, as required by a re-set provision. The purpose of this arrangement was to make sure that the note holders had a return of at least 20% on the shares received on the conversion of the first half of the notes and at least a 22% return on the conversion on the remaining half of the notes. The number of additional shares to which the note holders were entitled was calculated by dividing $0.644 by the lowest closing bid price of our common stock during the ten consecutive trading days preceding each re-set date.

     On August 6, 1999, Isosceles and Cefeo received an aggregate amount of 546,990 additional common shares, based on the first re-set calculation. These shares were issued using a future price of $0.61 per share. On September 5, 1999, Isosceles and Cefeo received an aggregate amount of 551,203 additional common shares, based on the second re-set calculation. These shares were issued using a future price of $0.62 per share. Viragen will recognize approximately $700,000 in interest expense during the first quarter of fiscal 2000, as a result of issuing these additional shares.

     The warrants issued to Isosceles and Cefeo to purchase an aggregate of 932,039 shares of our common stock are exercisable until March 17, 2004 with an exercise price of $.50 per share. However, we must reduce the exercise price of the warrants if we sell shares of our common stock, grant options or adjust the exercise prices of options or issue other securities convertible into our common stock at prices less than $.50 per common share.

     We also issued warrants to purchase an aggregate of up to 155,339 shares of our common stock at $.773 per share to certain parties in consideration for introducing Viragen to Isosceles and Cefeo. The warrants issued are exercisable currently until March 17, 2004. As we did not pre-pay the notes issued to Isosceles and Cefeo before July 7, 1999, one-half of these warrants were returned to Viragen.

     Events of default, on our obligations to the investors, include: default under the promissory notes, failure to maintain effectiveness of our registration under the Securities Act of 1933, delisting our stock from NASDAQ (which has occurred), and failure to have our registration statement become effective by July 7, 1999 (which has occurred).

     The sum of the penalties depends on the period that we are in non-compliance. As of September 17, 1999, we have incurred approximately $140,000 in penalty fees. The penalty amount will continue to increase $40,000 per month, until the related registration statement becomes effective.

     The investors have the right to force redemption of their common shares, because the related registration statement is not yet effective and the stock has been delisted from NASDAQ. The redemption value, if elected by the investors, would exceed the initial investment of $2 million. The redemption value is the greater of: $2 million and related interest plus a premium of 15%; or market value of the shares to be redeemed, on the date the investors elect redemption.


     As discussed above, in June 1999, we amended the purchase agreement with Isosceles and Cefeo. This was done to provide a waiver of Isosceles' and Cefeo's first refusal rights for the interim financing during May 1999 in which Viragen received $1,375,000 from three investors through sale of our common stock. Since we had a pending registration statement on behalf of Isosceles and Cefeo at the time of the May 1999 interim financing and June 1999 modification, the Securities and Exchange Commission has informed us that we may have violated
Section 5 of the Securities Act of 1933. If this is so, we may have a contingent liability to Isosceles, Cefeo and the three investors in the interim financing since they may have a right to rescind their transactions. We have not classified any amount outside of permanent equity because management has concluded that the successful assertion of a claim for recission is remote.

                         VIRAGEN, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE F -- LONG-TERM DEBT

     Long-term debt at June 30, 1999 and 1998 is as follows:

                                                                                                  JUNE 30,
                                                                                    -------------------------------------
                                                                                          1999                 1998
                                                                                    ------------------    ---------------
Notes payable resulting from purchase of insurance. Notes
  range in term up to 36 months, with interest rates ranging
  from 7.00% to 10.75%                                                                    $   187,170         $  207,272
Unsecured loan from Scotland Regional Development Authority.
  Payable quarterly over 20 years, with an effective
  interest rate of 11.00%. Note matures on August 28, 2017                                    139,852            162,906

Capital lease obligations resulting from acquisition of equipment, with a cost
  totaling $217,939 capitalized from three to five years                                       46,194             81,193
                                                                                    ------------------    ---------------

                                                                                              373,216            451,371
Less current portion                                                                         (142,109)          (171,277)
                                                                                    ------------------    ---------------

                                                                                          $   231,107         $  280,094
                                                                                    ================== -- ===============


     Scheduled maturities of long-term debt at June 30, 1999 are: 2000 -- $142,109; 2001 -- $76,907; 2002 -- $37,985; 2003 -- $7,879; and 2004 and
thereafter -- $108,336.

NOTE G -- INCOME TAXES

     Viragen, Inc. and its majority-owned subsidiaries, as defined by the Internal Revenue Code, file consolidated federal and state income tax returns.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Viragen's deferred tax liabilities and assets as of June 30, 1999 and 1998 are as follows:

                                                                                                  JUNE 30,
                                                                                    -------------------------------------
                                                                                          1999                 1998
                                                                                    ------------------    ---------------

Deferred tax liabilities
     Tax over book depreciation                                                           $   137,000         $  118,000
     Other                                                                                     21,000             21,000
                                                                                    ------------------    ---------------
          Total deferred tax liabilities                                                      158,000            139,000
Deferred tax assets Net operating loss carry forwards                                      11,782,000          9,875,000
     Research and development credit                                                          622,000            478,000
     Deferred compensation                                                                    205,000                 --
     Other                                                                                    308,000            249,000
                                                                                    ------------------    ---------------
          Total deferred tax assets                                                        12,917,000         10,602,000
     Valuation allowance for deferred tax assets                                           12,759,000         10,463,000
                                                                                    ------------------    ---------------
                                                                                              158,000            139,000
                                                                                    ------------------    ---------------

           Net deferred taxes                                                               $      --           $     --
                                                                                    ==================    ===============

                         VIRAGEN, INC. AND SUBSIDIARIES

     The change in the valuation allowance was a net increase of $2,296,000 for the year ended June 30, 1999.

     Viragen has undergone two ownership changes, as defined by Internal Revenue Code Section 382, which will cause the utilization of the net operating losses and tax credits to be limited. The effects of these limitations have not been calculated at this time.

Viragen has net operating loss carry-forwards, with expiration dates, as follows:


           AMOUNT                                   EXPIRATION
      -----------------                            -------------

             $ 270,000                                      2000
             2,870,000                              2001 -- 2003
             3,120,000                              2004 -- 2006
            25,051,000                              2007 -- 2019
      -----------------

           $31,311,000
      =================


     In addition, tax credits of $622,000 and $478,000 for income tax purposes are being carried forward that expire in years 2001 through 2014, at June 30, 1999 and 1998, respectively. For financial reporting purposes, a valuation allowance has been recognized to offset the deferred tax assets related to these carry-forwards.

     The reconciliation of income tax computed at the U.S. federal statutory rate applied to Viragen's net loss is as follows:

                                                                         1999            1998             1997
                                                                      ------------    ------------     -----------

Tax at U.S. statutory rate                                               (34.00) %       (34.00) %       (34.00) %
State taxes, net of federal benefit                                       (3.63) %        (3.63) %        (3.63) %
Non-deductible items                                                        0.18 %        (2.89) %          4.46 %
Change in valuation allowance                                              34.21 %         40.00 %         30.68 %
Other                                                                       3.24 %          0.52 %          2.49 %
                                                                      ------------    ------------     -----------
                                                                              -- %            -- %            -- %
                                                                      ============    ============     ===========

     Viragen (Europe) Ltd. was included in Viragen's consolidated federal and state income tax returns for the period December 8, 1995 through March 15, 1996, when Viragen, Inc.'s percentage ownership of Viragen (Europe) Ltd. exceeded 80%. Even though Viragen's ownership percentage of Viragen (Europe) exceeds 80% again as of December 31, 1998, Viragen (Europe) may have to continue filing separate income tax returns. Viragen (Scotland) Ltd., a wholly-owned subsidiary of Viragen (Europe), files separate income tax returns in the United Kingdom. Viragen (Germany) GmbH, also a wholly-owned subsidiary of Viragen (Europe), files separate income tax returns in Germany.

     Deferred tax assets of Viragen (Europe)'s U.S. operations at June 30, 1999 and 1998 are as follows:

                                                                           JUNE 30,
                                                                -------------------------------
                                                                    1999              1998
                                                                --------------    -------------

Total deferred tax assets                                           $ 993,000      $ 1,164,700
Valuation allowance for deferred tax assets                           993,000        1,164,700
                                                                --------------    -------------
                                                                      $    --          $    --
                                                                ==============    =============


                         VIRAGEN, INC. AND SUBSIDIARIES

     At June 30, 1999, Viragen (Europe) has net operating losses totaling approximately $2,580,000, expiring between 2000 and 2019. Viragen (Scotland) has approximately $9,847,000 in net operating losses available to carry-forward at June 30, 1999.

     For financial reporting purposes, net loss before income taxes includes the following components:

                           YEAR ENDED JUNE 30,
                 ----------------------------------------
                       1999                   1998
                 ------------------     -----------------

U.S.                $  (6,048,656)         $ (3,615,140)
Foreign                (4,602,176)           (4,240,996)
                 ------------------     -----------------
                    $ (10,650,832)         $ (7,856,136)
                 ==================     =================

NOTE H -- TRANSACTIONS WITH RELATED PARTIES

     In June 1996, Viragen loaned $50,000 to a now-former employee. The promissory note is for a term of five years with an annual interest rate of 6.48%. Interest is to be paid semi-annually with the principal balance and unpaid interest payable on the fifth anniversary of the note. Management has reserved approximately $25,000 of the principal balance as uncollectable at June 30, 1999. Management intends to pursue collection of this promissory note.

     In November 1996, Viragen forgave a $12,500 balance due to the company by its chief executive officer.

     In April 1997, management loaned $100,000 to one of Viragen's directors. The secured promissory note is for a term of one year with the principal and interest payable upon maturity. The note bears interest at 8.50% per annum. In April 1998, the director defaulted on the note. Management is unable to ascertain the amounts, if any, which could ultimately be realized on the promissory note. Accordingly, the entire amount due under the note with related accrued interest of approximately $10,000 was been written-off as uncollectable on June 30, 1998. Management intends to pursue collection efforts relative to this transaction.

     On July 31, 1998, we held our 1997 annual shareholders meeting. Certain directors did not seek reelection to serve as directors of the company. In appreciation of their past service, Viragen waived the requirement to exercise outstanding stock options within 90 days of their last day as directors. All outstanding stock options will expire under their normal terms. We recognized approximately $199,000 in compensation expense upon waiving the 90-day expiration clause.

     During fiscal 1999, certain directors and former officer exercised 1,160,000 options to purchase common stock at prices ranging between $0.30 and $1.19 per share. The options were exercised through the issuance of promissory notes payable to Viragen with related pledge and escrow agreements. The promissory notes bear interest at rates ranging between 5.06% and 5.47%, payable semi-annually and are secured by the underlying common stock purchased. The shares are being held in escrow pending payment of the related notes pursuant to the provisions of the pledge and escrow agreements.

NOTE I -- COST REDUCTION PLAN

     During fiscal 1999, Viragen began implementing a cost-reduction plan targeted to reduce domestic and research costs. These changes in operations reflect our shift from developing our product in our domestic laboratories to scale-up development and clinical research in our European facility.

     SFAS No. 121 -- "Accounting for the Impairment of Long-Lived Assets" requires impairment losses to be recorded on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated

                         VIRAGEN, INC. AND SUBSIDIARIES
by those assets are less then the assets' carrying amount. EITF 94-3 -- "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity" requires restructuring costs to be accrued under specific guidelines.

     No losses or exit costs have been accrued by Viragen. We have not done so because the criteria for recognizing losses and exit costs, as specified in SFAS 121 and EITF 94-3, have not been met.

     Much of the savings to be realized from personnel reductions comes from the elimination of positions where employment agreements have expired. Accordingly, these individuals are not receiving severance pay. Of the remaining positions to be eliminated, management has not yet approved any severance packages to be offered.

     Viragen is not aware of any impairment of its equipment, and accordingly, we have not recognized any loss due to impairment on our long-lived laboratory equipment or facility. Upon termination of research activities in our domestic facility, equipment considered to be useful to our Scottish operations will be transferred to our Scottish facility, where it will be used in continuing research activity, as well as manufacturing and quality assurance operations. Equipment identified for disposal, if any, will be sold for the highest bid. Viragen has not yet identified any equipment for disposal, and accordingly, has not recognized any impairment. We are currently in the process of trying to sell the domestic research facility, but no impairment has been recorded because an independent appraisal performed has valued the land, building and related improvements above its net book value.

NOTE J -- LICENSE AND MANUFACTURING AGREEMENTS

     Through a fifteen-year license agreement granted by Viragen, Viragen (Europe) Ltd. and its wholly-owned subsidiary, Viragen (Scotland) Ltd., secured certain rights to engage in the research, development, and manufacture of certain proprietary products and technologies that relate to the therapeutic application of human leukocyte-derived interferon for various diseases that affect the human immune system. Pursuant to these rights, on July 20, 1995, Viragen (Scotland) entered into a license and manufacturing agreement with the Common Services Agency, an agency acting on behalf of the Scottish National Blood Transfusion Service. The Transfusion Service, on behalf of Viragen (Scotland), will manufacture and supply Viragen (Scotland)'s product to Viragen (Scotland) for distribution in the European Union in return for certain fees. It was considered critical to our operations and to planned clinical trials to secure a sufficient qualified source of human source leukocyte, a critical component in the manufacture of the product. Viragen (Scotland) commenced operations concurrent with the execution of its agreement with the Transfusion Service. The term of the Scottish agreement is five years with two additional five-year extension terms exercisable at the option of Viragen (Scotland).

     Pursuant to the terms of the license, Viragen (Scotland) was to prepay $2 million to Viragen, within six months of the effective date, July 12, 1995. Commencing one year from the effective date, Viragen (Scotland), is to pay to Viragen fees, as follows: the greater of $2 million annually or 10% of gross revenues until the sum of $18 million has been paid; 8% of gross revenues until the sum of $25 million has been paid; and 5% of gross revenues thereafter. The license will renew automatically for two consecutive fifteen-year terms.

     Both parties modified the license deferring the initial payment until the date when Viragen transferred the processes and technology, as defined by the license, to Viragen (Scotland). Viragen had substantially transferred the processes and technology to Viragen (Scotland) by the end of May 1997. At that time, Viragen required the initial royalty payment be made. Completion of the transfer occurred on November 1, 1997.

     In April 1998, Viragen entered into an option agreement with Southern Health SDN.DHD, a private Malaysian/Australian-based healthcare investment group. The option agreement initially provided Southern Health the right to acquire, through September 30, 1998, subsequently extended to March 31, 1999, an exclusive, private-label

                         VIRAGEN, INC. AND SUBSIDIARIES
manufacturing and distribution license covering Malaysia, Indonesia, the Philippines, Thailand, Taiwan, Korea, Singapore, Australia and New Zealand, for our proprietary natural interferon production process in exchange for an initial cash licensing fee of $20 million and a continuing royalty of 12% of Southern Health's related revenues. Southern Health paid a $200,000 option fee.

     On March 31, 1999, the option agreement expired, without being exercised. We recognized one-half of the fee, or $100,000, as revenue, and the balance was refunded to Southern Health during April 1999.

NOTE K -- RESEARCH AND DEVELOPMENT AGREEMENTS

     Viragen has a contract with Viragen Research Associated Limited Partnership, for Viragen to perform the research and development with respect to two therapeutic products for the topical treatment of herpes virus infections. Pursuant to the contract, we assigned all of our patent rights to the processes and topical products to Viragen Research Associated in exchange for an exclusive worldwide licensing agreement. Viragen Research Associated is to receive 5% of the gross revenues of topical products until it has received approximately $900,000 and, thereafter, it is to receive 2% of the gross revenues of topical products. Viragen is not presently pursuing the development or commercialization of a topically applied product.

NOTE L -- ROYALTY AGREEMENT

     Viragen has a royalty agreement with Medicore, Inc. that will pay Medicore a maximum of $2,400,000 in royalties. Royalties are to be paid as follows: 5% on the first $7 million of sales of interferon and related products; 4% of the next $10 million of sales; and 3% on the next $55 million of sales up to the maximum of $2,400,000 in royalty payments. Royalties incurred in prior years under the agreement, totaling approximately $108,000, are included in royalties payable. This amount will be paid as the final payment under the royalty agreement.

NOTE M -- COMMITMENTS

     In November 1996, Viragen (Scotland) Ltd. executed a five-year lease on property located in Edinburgh, Scotland that will serve as our laboratory and production facilities. Base monthly rental on the property is approximately $9,975. In addition, Viragen (Scotland) may extend the term of the lease at its option, for four five-year periods.

     In November 1996, Viragen entered into a ten-year lease on property in Plantation, Florida. This facility contains our executive and administrative offices. Monthly rental on the property is approximately $15,700. The lease contains provisions for two additional five-year periods at the Company's option.

     During the years ended June 30, 1999, 1998 and 1997, Viragen recognized rent expense and related charges of $298,000, $290,000 and $47,000 for its Plantation, Florida property lease and $195,000, $202,000 and $29,000 attributable to its Edinburgh, Scotland facility. Future minimum lease payments on the two facilities are: 2000 -- $300,912; 2001 -- $307,255; 2002 -- $224,019;
and 2003 -- $200,913; and 2004 and thereafter -- $817,339.

     Viragen has entered into employment agreements with its officers and key employees. These agreements represent a commitment to pay an aggregate amount of approximately $1,200,000, per year in salaries to these individuals.

NOTE N -- CONTINGENCIES

     In May 1997, Viragen in the name of Viragen (Europe) (formerly Sector Associates, Ltd.) was named as a defendant in an action brought in the United States Bankruptcy Court, Southern District of Florida by the bankruptcy trustee. The suit alleged that during the period from December 1993 to May 1994, prior to Viragen's reverse acquisition of Sector,

                         VIRAGEN, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Sector received preferential transfers of approximately $2.1 million. The suit was settled on July 8, 1998 for a total of $25,000. The loss arising from settlement of the suit was recognized during fiscal 1998.

     In October 1997, Viragen, the company's president, and Cytoferon Corp., a former affiliate of Viragen's president, were named as defendants in a civil action brought in the United States District Court for the Southern District of Florida (Case No: 97-3187-CIV-MARCUS) by a Viragen shareholder and investor in Cytoferon Corp. The suit alleged the defendants violated federal and state securities laws, federal and state RICO statutes, fraud, conspiracy, breach of fiduciary duties and breach of contract. The plaintiff was seeking an unspecified monetary judgement and the specific performance delivery of 441,368 shares of common stock. Viragen filed a motion to dismiss denying the allegations and requesting reimbursement of its costs.

     In November 1997, the plaintiff in this litigation filed a notice of voluntary dismissal with the federal court concurrently notifying Viragen of his intent to refile a complaint in circuit court in the state of Florida. The plaintiff subsequently filed a complaint in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida (Case No: 97-25587 CA30) naming the same defendants. The suit alleges breach of contract, fraud, violation of Florida's RICO statute and breach of fiduciary duties and seeks a judgement similar to that of the dismissed federal suit.

     In March 1998, the circuit court granted Viragen's motion to dismiss in this matter. Subsequently, the plaintiff filed an amended complaint alleging similar claims and seeking a judgement similar to that of the dismissed federal and initial state of Florida suits. In April 1998, Viragen filed a motion to dismiss the plaintiff's amended complaint which was denied by the court. Viragen denies the allegations of the complaint and intends to vigorously defend the claims with regard to this matter. The ultimate liability, if any, cannot be determined at this time and no accrual for loss has been recorded.

     In September 1999, the federal court recommended that Viragen receive reimbursement for attorney's fees and expenses incurred in the federal suit described above. Management has filed an objection claiming that the award does not adequately cover the fees and expenses incurred defending the suit. A final decision is pending.

NOTE O -- GEOGRAPHIC INFORMATION

     In 1997, Viragen completed a manufacturing facility in Edinburgh, Scotland. Identifiable assets in Scotland totaled $4,506,000 and $4,745,000 at June 30, 1999 and 1998, respectively. Identifiable assets represent those assets used in the operations of the geographic area.

NOTE P -- SUBSEQUENT EVENTS

     On August 10, 1999, Viragen mortgaged its Florida-based research facility for $600,000. Interest on the promissory note is payable in twelve monthly installments, commencing on August 10, 1999. Interest is calculated at the rate of 1% over the prime rate per annum, as quoted by the Wall Street Journal, and the rate is adjusted on a daily basis. The principal balance of $600,000 plus any unpaid interest is due on July 10, 2000.

     UNAUDITED SUBSEQUENT EVENT INFORMATION

     On November 3, 1999, Viragen secured a $400,000 short-term loan by pledging its domestic scientific equipment and a second mortgage on our Florida based research facility as collateral. Interest on the promissory note is payable in 6 monthly installments, commencing on December 3, 1999. Interest is calculated at the rate of 12% per annum. The principal balance of $400,000 plus any unpaid interest is due on May 3, 2000.

     On November 24, 1999, Viragen entered into a common stock and warrants purchase agreement with three institutional investors. The agreement was for gross proceeds of $2,500,000 in exchange for 4,600,000 shares of common stock and warrants to purchase 357,000 shares of common stock. The proceeds are payable in three tranches: $650,000 upon the execution of the agreement; $650,000 upon the filing of the related registration statement; and $1,200,000 upon the registration statement becoming effective. The warrants are exercisable at $1.15 per share through November 30, 2002.

                                  VIRAGEN, INC.




                                   PROSPECTUS




                               February ___, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the common stock being registered, other than underwriting discounts and commissions.

Securities and Exchange Commission
   registration fee                                   $       1,734
Legal fees and expenses                                      50,000*
Accounting fees and expenses                                 32,500*
Blue sky fees and expenses                                      500*
Printing expenses                                            10,000*
Registrar and transfer agent's fee                            1,500*
Miscellaneous                                                 1,766*
                                                      ---------------
Total                                                       $ 98,000
                                                      ===============

* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending, or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

         A corporation may indemnify against expenses, including attorney's fees, and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of this suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which this action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses, including attorney's fees, actually and reasonably incurred by him or her.

         Indemnification for liabilities arising under the Securities Act of 1933, as amended, is permitted as to directors, officers and controlling persons of Viragen, in the opinion of the Securities and Exchange Commission, indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by Viragen in the successful defense of any action, suit or proceeding, is asserted, Viragen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. Viragen will be governed by the final adjudication of this issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         In December 1996, Viragen issued 5,000 shares of its series C convertible preferred stock to three accredited investors for a cash consideration of $5,000,000. The issuance was effected pursuant to Rule 506 under Section 4(2) of the Securities Act of 1933. The issuance also included warrants to purchase an aggregate of 214,593 shares of common stock.

         In February 1997, Viragen issued 15,000 shares of its series D convertible preferred stock to a single accredited investor for an aggregate consideration of $20,000,000. The transaction was effected pursuant to Rule 506 under Section 4(2) of the Securities Act of 1933. In connection with this issuance, Viragen also issued 375,000 common stock purchase warrants. In September 1997, we exchanged an equal number of shares of our series F convertible preferred stock for the remaining series D convertible preferred stock outstanding pursuant to Section 3(9) of the Securities Act of 1933.

         In February 1997, Viragen issued 15,000 shares of its series E convertible preferred stock to a single accredited investor for an aggregate consideration of $5,000,000. The transaction was effected pursuant to Rule 506 under Section 4(2) of the Securities Act of 1933. In September 1997, we exchanged an equal number of shares of our series G convertible preferred stock for the remaining series E convertible preferred stock outstanding pursuant to
Section 3(9) of the Securities Act of 1933.

         During February 1998 and April 1998, Viragen issued 500 shares of its series H convertible preferred stock for an aggregate consideration of $5,000,000 and 200 shares of its series I preferred stock, respectively, to five accredited investors for an aggregate consideration of $2,000,000. The transaction was completed pursuant to Rule 506 under Section 4(2) of the Securities Act of 1933. In connection with the issuance of the securities, we issued to the holders of the series H and series I preferred stock, warrants to purchase a total of 1,844,336 shares of common stock of Viragen. In addition, warrants to purchase 402,052 shares of common stock of Viragen were issued to a finder for the transaction.

         In each of the above instances, the purchasers of the Series C, Series B, Series E and Series H convertible preferred stock were limited in number, were highly experienced in making investments of this type, were sophisticated investors based on our discussions and awareness of their backgrounds and provided representations as to this information as well as their investment intentions, these investors were accredited investors. In addition, no general solicitation or general advertising was used to sell these securities. A review of Rule 506 and those portions of Rule 501 and 502 relevant to Rule 506 show Viragen to be in compliance with Rule 506 in these transactions.

         In June 1997, Viragen issued 138,223 shares of common stock in order to settle threatened litigation with a former investor in Cytoferon and, an existing stockholder of Viragen. The shares had a cost of approximately $288,000. In view of the circumstance that the shares were issued to a single investor, who was an experienced, sophisticated and highly accredited investor, who had access to information concerning Viragen, both previously and at the time of the settlement, and agreed to hold for investment, the issuance was exempt under Section 4(2) of the Securities Act of 1933.

         In March 1999, Viragen issued convertible promissory notes in the aggregate principal amount of $2,000,000 to two accredited investors. In June 1999, Viragen modified the terms of conversion of the promissory notes. Viragen also issued to these investors warrants to purchase 932,039 shares of common stock of the Company. The transaction was undertaken pursuant to Rule 506 under
Section 4(2) of the Securities Act of 1933. Viragen also issued warrants to purchase 155,339 shares of its common stock to certain finders in the transaction.

         In May 1999, Viragen issued 2,750,000 shares of its common stock to three accredited investors for an aggregate consideration of $1,375,000. Each of the investors was highly sophisticated, had significant financial resources, had pre-existing relationships with Viragen and was provided with access to relevant information relating to Viragen. The transaction was undertaken in accordance with Section 4(2) of the Securities Act of 1933.

         We have been advised by the staff of the Securities and Exchange Commission that since we had a pending registration statement on behalf of the selling security holders at the time of the May 1999 interim financing and June 1999 modification of the agreement with the selling security holders in the March 1999 financing, Viragen may have violated Section 5 of the Securities Act of 1933. In the event the conduct of the interim financing in May 1999 and the modification in June 1999 represent a violation of Section 5 of the Securities Act of 1933, we may have a contingent liability to the selling security holders and the three investors in the interim financing since they may have a right to rescind their transactions.

         In April 1999, Viragen issued 25,000 shares of common stock to a marketing consultant as compensation for services performed by the consultant in locating potential strategic partners for foreign co-ventures. The shares had a value of $12,500. In view of the circumstances that the consultant was an experienced and sophisticated investor, who had access to information pertaining to Viragen, was provided copies of the Company's relevant public filings, and agreed to hold for investment, the transaction was exempt in accordance with
Section 4(2) of the Securities Act of 1933.

         No general solicitation or general advertising was used in connection with the sales of the securities issued in the June 1997, March 1999, April 1999 and May 1999 transactions described above.

         Between November 1999 and December 1999, Viragen issued 2,600,000 shares of common stock and warrants to purchase 130,000 shares for $1,300,000 to two non-U.S. investors under Regulation S. Viragen also paid a commission of 6% and a non-accountable expense allowance of 1% to a finder who is also based outside the United States. In addition, to the cash fee, the finder received warrants to purchase 65,000 common shares. This finder also received disclosures and documentation consistent with Regulation S, provided representations as to their non-U.S. status and agreed to restrictions as to resale of securities as requested by Regulation S. The offers and sales of these securities occured outside the United States. Accordingly, the transaction was exempt in accordance with Regulation S of the Securities Act of 1933.

ITEM 16. EXHIBITS AND REPORTS ON FORM 8-K

     (a) THE FOLLOWING IS A LIST OF DOCUMENTS FILED AS PART OF THIS ANNUAL
     REPORT.

          1. All financial statements See Index to Consolidated Financial Statements

          2. Exhibits

     (2) Plan of acquisition, reorganization, arrangement, liquidation or succession

          (i) Plan of Merger between Florida Immunological Institute, Inc. and Vira-Tech, Inc., dated September 30, 1986 (incorporated by reference to the Company's registration statement on Form S-2, dated October 24, 1986, as amended File No. 33-9714 ("1986 Form S-2"), Part II, Item 16, 2.1)

          (ii) Articles of Merger of Florida Immunological Institute into Vira-Tech, Inc., dated September 30, 1986 (incorporated by reference to 1986 Form S-2, Part II, Item 16, 2.2)

     (3) (i) Articles of Incorporation and By-Laws (incorporated by reference to the Company's

          (ii) Amended Certificate of Incorporation (incorporated by reference to 1986 Form S-2, Part II, Item 16, 4.2)

          (iii) Certificate of Amendment to Certificate of Incorporation of Viragen, Inc.

     (4) Instruments defining the rights of security holders, including indentures

          (i) Certificate of Designation for Series A Preferred Stock, as amended (incorporated by reference to 1986 Form S-2, Part II, Item 16, 4.4)

          (ii) Specimen Certificate for Unit (Series A Preferred Stock and Class A Warrant) (incorporated by reference to 1986 Form S-2, Part II, Item 15, 4.5)

          (iii) Omitted

          (iv) Omitted

          (v) Omitted

          (vi) Omitted

          (vii) Omitted

          (viii) Form of three years 8.5% Convertible Subordinated Debenture (incorporated by reference to the Company's Current Report on Form 8-K dated November 17, 1993)

          (ix) Form of Stock Option Agreement dated November 19, 1993, issued to Messrs. Dennis W. Healey and Peter D. Fischbein (incorporated by reference to the Company's Current Report on Form 8-K dated November 17, 1993)

          (x) 1995 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-8 filed June 9, 1995)

          (xi) Certificate of Designation of Series B Preferred Stock (incorporated by reference to the Company's Current Report on Form 8-K dated June 7, 1996)


     (5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. as to the validity of securities being registered (incorporated by reference to Viragen's Form S-1/A registration statement filed February 4, 2000, File No. 333-75749).


     (10) Material contracts

          (i) Research Agreement between the Registrant and Viragen Research Associates Limited Partnership dated December 29, 1983 (incorporated by reference to Medicore's S-1, File No. 2-89390, dated February 10, 1984 ("Medicore's S-1"), Part II, Item 16(a)(10)(xxxiii))

          (ii) License Agreement between the Registrant and Viragen Research Associates Limited Partnership dated December 29, 1983 (incorporated by reference to Medicore's S-1, Part II, Item 16(a)(10)(xxxiv))

         (iii) Omitted

          (iv) Royalty Agreement between the Company and Medicore, Inc. dated November 7, 1986 (incorporated by reference to the November 1986 Form 8-K,
     Item 7(c)(i))

          (v) Amendment to Royalty Agreement between the Company and Medicore, Inc. dated November 21, 1989 (incorporated by reference to the Company's Current Report on Form 8-K dated December 6, 1989, Item 7(c)(i))

          (vi) Promissory Note from the Company to Medicore, Inc. dated August 6, 1991 (incorporated by reference to the Company's 1991 Form 10-K, Part IV, Item 10(a) (10)(xx))

          (vii) Loan Agreement between the Company and Medicore, Inc. dated January 31, 1991 (incorporated by reference to the Company's Current Report of Form 8-K dated February 26, 1991, Item 79c)(ii))

          (viii) Amendment to Loan Agreement between the Company and Medicore, Inc. dated August 6, 1991 (incorporated by reference to the Company's 1991 Form 10-K, Part IV, Item 14(a)(10)(xxi))

          (ix) Florida Real Estate Mortgage and Security Agreement from the Company to Medicore, Inc. dated August 6, 1991 (incorporated by reference to the Company's 1991 Form 10-K, Part IV, Item 14(a)(10)(xxii))

          (x) Omitted

          (xi) Omitted

          (xii) Promissory Note to Equitable Bank dated August 2, 1991 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the second quarter ended June 30, 1991 ("June, 1991 Form 10-Q"), Part II, Item 6(a)(28)(i))

          (xiii) Mortgage and Security Agreement issued to the Equitable Bank dated August 2, 1991 (incorporated by reference to the Company's June, 1991 Form 10-Q, Part II, Item 6(a)(28)(ii))

          (xiv) Acquisition Agreement between the Company and Medicore, Inc. dated August 2, 1991 (incorporated by reference to the Company's 1991 Form 10-K, Part II, Item 14(a)(10)(xxiii))

          (xv) Lease between the Company and Medicore, Inc. dated December 8, 1992 (incorporated by reference to the Company's Current Report on Form 8-K, dated January 21, 1993 ("January 1993 Form 8-K"), Item 7(c)(10)(i))

          (xvi) Addendum to Lease between the Company and Medicore, Inc. dated January 15, 1993 (incorporated by reference to the Company's January 1993 Form 8-K, Item 7(c)(10)(ii))

          (xvii) Agreement for Sale of Stock between the Company and Cytoferon Corp. dated February 5, 1993 (incorporated by reference to the Company's Current Report on Form 8-K dated February 11, 1993 Item 7(c)(28))

          (xviii) Addendum to Agreement for Sale of Stock between the Company and Cytoferon Corp. dated May 4, 1993 (incorporated by reference to the Company's Current Report on Form 8-K dated May 5, 1993, Item 7(c)(28)(i))

          (xix) Amendment No. 2 to the Royalty Agreement between the Company and Medicore, Inc. dated May 11, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV, Item 14(a)(10)(xix))

          (xx) Note and Mortgage Modification Agreement between the Company and Medicore, Inc. dated August 18, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV, Item 14(a)(10)(xx))

         (xxi) Amendment No. 2 to the Loan Agreement between the Company and Medicore, Inc. dated August 18, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV, Item 14(a)(10)(xxi))

          (xxii) Amendment to Acquisition Agreement between the Company and Medicore, Inc. dated August 18, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV, Item 14(a)(10)(xxii))

          (xxiii) Marketing and Management Services Agreement between the Company and Cytoferon Corp. dated August 18, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV, Item 14(a)(10)(xxiii))

          (xxiv) Agreement for Sale of Stock between Cytoferon and the Company dated November 19, 1993 (incorporated by reference to the Company's June 30, 1994 Form 10-K, Part IV, Item 14(a)(10)(xxiv))

          (xxv) Employment Agreement between Gerald Smith and the Company dated November 19, 1993 (incorporated by reference to the Company's June 30, 1994 Form 10-K, Part IV, Item 14(a)(10)(xxv)) as amended by modified Employment Agreement dated December 15, 1994 (incorporated by reference to the Company's 1995 Form SB-2, Part II, Item 27(10)(xxv))

          (xxvi) Common Stock Purchase Warrant Agreement between Northlea Partners Ltd. and the Company dated January 6, 1994 (incorporated by reference to the Company's June 30, 1994 Form 10-K, Part IV, Item 14(a)(10)(xxvi))

          (xxvii) Management Consulting Agreement between the Company, Medvest, Inc. and Dr. John Abeles dated January 6, 1994 (incorporated by reference to the Company's Current Report on Form 8-K, dated November 17, 1993)

          (xxviii) Employment Agreement between Dennis W. Healey and the Company dated April 8, 1994 (incorporated by reference to the Company's June 30, 1994 Form 10-K, Part IV, Item 14(a)(10) (xxvii) as amended by Modified Employment Agreement dated December 15, 1994 (incorporated by reference to the Company's 1995 SB-2, Part II, Item 27(10)(xxvii))

          (xxix) Promissory Note between the Company and Gerald Smith dated April 18, 1994 (incorporated by reference to the Company's June 30, 1994 Form 10-K, Part IV, Item 14(a)(10)(xxviii))

          (xxx) Employment Agreement between Charles F. Fistel and the Company dated July 1, 1994 (incorporated by reference to the Company's June 30, 1994 Form 10-K, Part V, Item 14(a)(10) (xxix)) as amended by Modified Employment Agreement dated December 15, 1994 (incorporated by reference to the Company's 1995 Form SB-2, Part II, Item 27(10)(xxix))

          (xxxi) Placement Agent Agreement and Common Stock Purchase Warrant issued to Laidlaw Equities, Inc. and designees (incorporated by reference to the Company's 1995 Form SB-2, Part II, Item 27(10)(xxxi))

          (xxxii) Amendment No. 1 to Agreement for Sale of Stock with Cytoferon (incorporated by reference to the Company's 1995 Form SB-2, Part II, Item 27(10)(xxxii))

          (xxxiii) Modified Sale of Stock and Stock Option Agreement with Peter
     D. Fischbein incorporated by reference to the Company's 1995 Form SB-2,
     Part II, Item 27(10)(xxxiii))

          (xxxiv) Agreement with Moty Hermon (incorporated by reference to the Company's 1995 Form SB-2, Part II, Item 27(10)(xxxiv))

          (xxxv) Agreement with University of Nebraska-Medical Center (incorporated by reference to the Company's 1995 Form SB-2, Part II, Item 27(10)(xxxv))

          (xxxvi) License and Manufacturing Agreement with Common Services Agency (incorporated by reference to the Company's 1995 Form SB-2, Part II,
     Item 27(10)(xxxvi))

         (xxxvii) Agreed Motion for Consent Final Order and Settlement Agreement dated August 29, 1995 (incorporated by reference to the Company's June 30, 1995 Form 10-KSB)

          (xxxviii) Agreement and Plan of Reorganization dated November 8, 1995 and Amendment thereto (incorporated by reference to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form SB-2)

          (xxxix) Securities Purchase Agreement dated June 7, 1996 (incorporated by references to the Company's current report on Form 8-K dated June 7,
     1996).

          (xl) Employment Agreement between Charles F. Fistel and the Company dated July 1, 1996 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996)

          (xli) Stock Option Agreement between the Company and Fred D. Hirt dated August 2, 1996 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996)

          (xlii) Form of Private Securities Subscription Agreement dated November 27, 1996 and related Registration Rights Agreement and Common Stock Purchase Warrant (incorporated by reference to the Company's Current Report on Form 8-K dated February 14, 1997)

          (xliii) Private Securities Subscription Agreement dated February 3,1 997 and related Regulation Rights Agreement, Common Stock Purchase Warrant and related agreements (incorporated by reference to the Company's Current Report on Form 8-K dated February 14, 1997)

          (xliv) Securities Purchase Agreement dated as of December 31, 1996 and related Registration Rights Agreement (incorporated by reference to the Company's Current Report on Form 8-K dated March 6, 1997)

          (xlv) Employment Agreement between Gerald Smith and the Company dated March 1, 1997 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1997)

          (xlvi) Employment Agreement between Dennis W. Healey and the Company dated March 1, 1997 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1997)

          (xlvii) Employment Agreement between Robert C. Rech and the Company dated May 19, 1997 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1997)

          (xlviii) 11 month 10% Promissory Note dated July 1, 1997 (incorporated by reference to the Company's Current Report on Form 8-K dated August 28,
     1997)

          (xlix) Employment Agreement between Robert H. Zeiger and the Company dated August 1, 1997 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1997)

          (l) Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Shares (incorporated by reference to the Company's Current Report on Form 8-K dated August 28, 1997)

          (li) Certificate of Designations, Preferences and Rights of 10% Cumulative Convertible Preferred Stock, Series G (incorporated by reference to the Company's Current Report on Form 8-K dated August 28, 1997)

          (lii) Series F Convertible Preferred Stock Exchange Agreement, dated July 23, 1997 (incorporated by reference to the Company's Current Report on Form 8-K dated August 28, 1997)

          (liii) Series G Convertible Preferred Stock Exchange Agreement, dated August 27, 1997 (incorporated by reference to the Company's Current Report on Form 8-K dated August 28, 1997)

         (liv) 10% Promissory Note to Clearwater Fund IV, Ltd. (incorporated by reference to the Company's current Report on Form 8-K dated September 22, 1997, Item 7 (c)1)

          (lv) Omitted.

          (lvi) Series H Convertible Preferred Stock, Form of Subscription Agreement dated February 17, 1998 and related Registration Agreement and Common Stock Purchase Warrants (incorporated by reference to the Company's Registration Statement on Form S-3 dated April 17, 1998)

          (lvii) Series I Convertible Preferred Stock, Form of Subscription Agreement dated April 2, 1998 and related Registration Rights Agreement and Common Stock Purchase Warrants (incorporated by reference to the Company's Registration Statement on Form S-3 dated April 17, 1998)

           (lviii) Cooperation and Supply Agreement between the Company, Viragen Deutschland GmbH and German Red Cross dated March 19, 1998 (Certain portions of this exhibit have been redacted pursuant to a Confidentiality Request submitted to the Securities and Exchange Commission)

          (lix) Buffycoat Supply Agreement between America's Blood Centers and the Company dated July 15, 1998 (Certain portions of this exhibit have been redacted pursuant to a Confidentiality Request submitted to the Securities and Exchange Commission)

          (lx) Agreement between the Company and the American Red Cross dated August 18, 1998 (Certain portions of this exhibit have been redacted pursuant to a Confidentiality Request submitted to the Securities and Exchange Commission)

         (lxi) Strategic Alliance Agreement between the Company and Inflammatics, Inc. and Inflammatics Inc. Series A Convertible Preferred Stock Purchase Agreement (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1998)

          (lxii) Common Stock Private Equity Line Subscription Agreement, Registration Rights Agreement, Private Placement Agreement, Placement Agent Warrant and Investor Warrant dated September 22, 1998 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1998)

          (lxiii) Gerald Smith Pledge and Escrow Agreement for 200,000 shares dated September 1, 1998 (incorporated by reference to the Company's Annual Report on Form 10-K/A for the year ended June 30, 1998).

          (lxiv) Gerald Smith Pledge and Escrow Agreement for 50,000 shares dated September 1, 1998 (incorporated by reference to the Company's Annual Report on Form 10-K/A for the year ended June 30, 1998).

          (lxv) Dennis W. Healey Pledge and Escrow Agreement for 200,000 shares dated September 1, 1998 (incorporated by reference to the Company's Annual Report on Form 10-K/A for the year ended June 30, 1998).

          (lxvi) Dennis W. Healey Pledge and Escrow Agreement for 50,000 shares dated September 1, 1998 (incorporated by reference to the Company's Annual Report on Form 10-K/A for the year ended June 30, 1998).

          (lxvii) Southern Health SDN. BHD Option to Purchase Master License dated March 23, 1998.

          (lxviii) Placement Agreement, Placement Agent Warrant and Investor Warrant dated September 22, 1998 (incorporated by reference to Viragen's Annual Report on Form 10-K for the year ended June 30, 1998)

          (lxiv) Purchase Agreement between the Registrant, the Isosceles Fund and Cefeo Investments Limited dated March 17, 1999 (incorporated by reference to Viragen's Amendment No. 1 to Registration Statement on Form S-3 filed on June 21, 1999, File No. 333-75749).

          (lxv) 8% Redeemable Convertible Promissory Note to the Isosceles Fund dated March 17, 1999. (incorporated by reference to Viragen's Form S-3 registration statement filed April 6, 1999, File No. 333-75749).

          (lxvi) 8% Redeemable Convertible Promissory Note to Cefeo Investments Limited dated March 17, 1999. (incorporated by reference to Viragen's Form S-3 registration statement filed April 6, 1999, File No. 333-75749).

          (lxvii) Common Stock Purchase Warrant issued to the Isosceles Fund dated March 17, 1999. (incorporated by reference to Viragen's Form S-3 registration statement filed April 6, 1999, File No. 333-75749).

          (lxviii) Supply and Distribution Agreement between Viragen and the Adamjee Group of Companies dated November 16, 1998 (incorporated by reference to the Viragen (Europe) Ltd. Annual Report on Form 10-K for the year ended June 30, 1999).

          (lxix) Employment Agreement between Viragen and Gerald Smith dated March 1, 1999 (incorporated by reference to Viragen's Annual Report on Form 10-K for the year ended June 30, 1999).

          (lxx) Employment Agreement between Viragen and Dennis W. Healey dated March 1, 1999 (incorporated by reference to Viragen's Annual Report on Form 10-K for the year ended June 30, 1999).

          (lxxi) Memorandum of Agreement between the Isosceles Fund and the Company dated March 17, 1999 (incorporated by reference to Viragen's Annual Report on Form 10-K for the year ended June 30, 1999).

          (lxxii) Letter of Intent between the Company and Drogsan Healthcare dated July 2, 1999 (incorporated by reference to the Viragen (Europe) Ltd. Annual Report on Form 10-K for the year ended June 30, 1999).

          (lxxiii) Common stock and Warrants Agreement. Stock Purchase Warrant and Registration Rights Agreement dated November 24, 1999 (incorporated by reference to Viragen's Current Report on Form 8-K dated December 9, 1999.)

          (lxxiv) Carl N. Singer Promissory Note, Pledge and Escrow Agreement for 50,000 shares dated October 1, 1998. (incorporated by reference to Viragen's Form S-1/A registration statement filed December 22, 1999, File No. 333-75749).

          (lxxv) Peter Fischbein Promissory Note, Pledge and Escrow Agreement for 200,000 shares dated October 8, 1998. (incorporated by reference to Viragen's Form S-1/A registration statement filed December 22, 1999, File No. 333-75749).

          (lxxvi) Employment Agreement, Stock Option Agreement between Viragen and Melvin Rothberg dated July 1, 1999. (incorporated by reference to Viragen's Form S-1/A registration statement filed December 22, 1999,
     File No. 333-75749).

          (lxxvii) Employment Agreement, Stock Option Agreement between Viragen (Scotland) Ltd. and Dr. D. Magnus Nicolson dated July 1, 1999. (incorporated by reference to Viragen's Form S-1/A registration statement filed December 22, 1999, File No. 333-75749).

          (lxxviii) Promissory Note and Mortgage and Security Agreement dated August 10, 1999. (incorporated by reference to Viragen's Form S-1/A registration statement filed December 22, 1999, File No. 333-75749).

          (lxxix) Mortgage and Security Agreement dated November 3, 1999. (incorporated by reference to Viragen's Form S-1/A registration statement filed December 22, 1999, File No. 333-75749).

     (21) Subsidiaries of the registrant (incorporated by reference to Viragen's Annual Report on Form 10-K for the year ended June 30, 1999).

     (23) Consent of experts and counsel.

          (i) Consent of Independent Certified Public Accountants.*

          (ii) Consent of Atlas, Pearlman, Trop & Borkson P.A. (included as part of exhibit (5)).



     * Filed herewith



ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Viragen has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Viragen in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, Viragen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plantation, state of Florida on February 9, 2000.


                                  VIRAGEN, INC.

                                  BY: /s/ Gerald Smith
                                    -------------------------------------------

                                      Gerald Smith
                                      Chairman of the Board of Directors
                                      and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                                                      TITLE                                     DATE
----------                                                                    --------                                  -------
/s/  Gerald Smith                                    Chairman of the Board                                        February 9, 2000
-------------------------------------------------    Of Directors, President,
Gerald Smith                                         And Principal Executive Officer


/s/ Robert H. Zeiger                                 Vice Chairman of the Board                                   February 9, 2000
-------------------------------------------------
Robert H. Zeiger


/s/ Carl N. Singer                                   Director and Chairman of the Executive Committee              February 9, 2000
-------------------------------------------------
Carl N. Singer


/s/ Dennis W. Healey                                 Executive Vice President,  Treasurer, Principal Financial     February 9, 2000
-------------------------------------------------    Officer, Director and Secretary
Dennis W. Healey

/s/ Charles J. Simons                                Director                                                      February 9, 2000
-------------------------------------------------
Charles J. Simons

/s/ Peter D. Fischbein                               Director                                                      February 9, 2000
-------------------------------------------------
Peter D. Fischbein

                                                     Director                                                      February 9, 2000
-------------------------------------------------
Sidney Dworkin

                                                     Director                                                      February 9, 2000
-------------------------------------------------
Robert C. Salisbury


/s/ Jose I. Ortega                                   Controller and Principal Accounting Officer                   February 9, 2000
-------------------------------------------------
Jose I. Ortega





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